UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Adtalem Global Education Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

About Us

#WEAREADTALEM

Adtalem Global Education is a leading healthcare educator and provider of professional talent to vital healthcare, behavioral sciences, education and related sectors of the global economy. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine, and Walden University.

STUDENT FOCUSED

Empowering individuals is the meaning behind our name – Adtalem Global Education. Adtalem (pronunciation: ad TAL em) is Latin for “To Empower.”

MISSION	VISION	PURPOSE

We provide global access to knowledge that transforms lives and enables careers.	To create a dynamic global community of life-long learners who improve the world.	We empower students to achieve their goals, find success, and make inspiring contributions to our global community.

WE ARE 5 institutions	MORE THAN 10,000 colleagues

WITH A NETWORK OF NEARLY 275,000 alumni located in all 50 states – addressing nursing and physician shortages, particularly in underserved communities	WITH 27 operating campuses

As of October 1, 2022.

Message from our President and CEO, Steve Beard

October 14, 2022

To our Shareholders:

Fiscal year 2022 proved to be an important inflection point for the company as we repositioned ourselves as a leading healthcare educator. The acquisition of Walden University and the divestiture of our Financial Services segment brought clarity and simplicity to the portfolio and provided attractive opportunities to realize synergies across our operating model. In our current configuration, we believe we are well positioned to advance our mission of expanding access to high quality education. Our scale and focus are unique in the marketplace. As demand for healthcare professionals continues to intensify, and improving health equity remains a priority, our ability to deliver – at scale – a highly diverse cohort of practice-ready clinicians, has never been more valuable.

Our performance for the full year was in line with our revised expectations, despite lingering headwinds from the pandemic. In addition to the strategic repositioning of the company and integration of Walden University, we strengthened our financial position through the realization of cost synergies and margin expansion and executed a thoughtful capital allocation strategy inclusive of debt repayment, share repurchases and select investments in differentiating capabilities.

Our success was driven by our colleagues’ dedication to our mission. We enjoy a committed and motivated workforce and are pleased to have been able to attract significant new talent to the organization over the past year, including several key leadership appointments, despite a challenging labor market. Our colleagues’ openness to change and willingness to adopt new, more efficient ways of serving our customers was impressive, and wholly reflects the passion and expertise that is embedded throughout our organization.

STUDENT CENTRICITY IS OUR CORE FOCUS

Our students represent who we serve and how we serve — they are our most valuable contribution to society, and they are at the center of all that we do. Their success in realizing their academic and professional ambitions and making a positive impact on the world will always be our north star. In this spirit, expanding equitable access to education for more students remains foundational to our organization. We believe that education can be a powerful engine of economic mobility and social impact. And while we have tremendous respect and admiration for those institutions whose value proposition is based on historical prestige and selectivity, we are intentional in seeking to serve an overlooked community of learners – and do so with impressive outcomes. Over the past year we continued to focus on, and deliver against, this commitment to produce highly trained, practice-ready professionals who are a collective force for good in the communities and organizations they serve.

2022 Proxy Statement     1

Message from our President and CEO, Steve Beard

In fiscal year 2022, Adtalem’s nursing programs across Chamberlain University and Walden University proudly graduated more than 19,000 nurses with either a Bachelor of Science in Nursing (BSN), Master of Science in Nursing, Doctor of Nursing or certificate in Nursing. Across our two medical institutions — American University of the Caribbean School of Medicine and Ross University School of Medicine —we celebrated more than 750 physicians at our graduation ceremonies; with combined first-time residency match rates achieving 96% for first-time eligible 2021-2022 graduates.1 At Ross University School of Veterinary Medicine, our pass rate on the North American Veterinary Licensing Exam® (NAVLE) reached 83%, exceeding the American Veterinary Medical Association’s standard.2 As the number one conferrer of MD and PhD degrees to African Americans, and BSN degrees to underrepresented minority students in the U.S., Adtalem’s institutions are helping pave a path toward health equity.3 These outcomes, combined with more than 275,000 alumni across our institutions, underscore both the scale of our impact and our commitment to delivering strong academic and professional achievements.

ANSWERING THE CALL FOR HEALTHCARE TALENT

This next fiscal year represents an exciting opportunity to build upon the groundwork we laid in fiscal year 2022: continuation of our multi-pronged capital allocation strategy, enhancement of our competitive differentiating capabilities, expansion of new and existing partnerships with leading healthcare providers and consistent delivery of strong academic outcomes.

As we look ahead to fiscal year 2023 and beyond, our sharpened focus, financial strength and market-leading capacity to deliver against increasingly unmet demand for healthcare talent, uniquely positions us to realize our growth ambitions and deliver more value for our stakeholders. I, and the entire leadership team, remain energized by the opportunity to make an outsized impact on the communities in which we work, live and serve. We hope you share this excitement, and on behalf of the entire Adtalem Global Education team and board of directors, we thank you for your continued confidence in – and support of – our mission.

Steve Beard

President and CEO

[1]	Data Source: National Resident Matching Program®, Results and Data: 2022 Main Residency Match. Adtalem data has been normalized for consistency with US methodology for comparison purposes and contains residencies attained through the NRMP Main Match.
[2]	https://veterinary.rossu.edu/about/accreditation
[3]	MD degrees granted by the American University of the Caribbean School of Medicine and Ross University School of Medicine; PhD degrees by Walden University; BSN degrees by Chamberlain University, analysis is based on FY2020 IPEDS data downloaded on 10/18/2021. Under-represented minority includes students who identify as American Indian or Alaska Native, Black or African American, Hispanic or Latino, Native Hawaiian or other Pacific Islander, or two or more races.

2     Adtalem Global Education Inc.

Notice of Annual Meeting of Shareholders

DATE AND TIME	PLACE	RECORD DATE
November 9, 2022 8:00 a.m. Eastern Standard Time Online check-in will be available beginning at 7:45 a.m. Eastern Standard Time. Please allow ample time for the online check-in process.	The Annual Meeting will be held entirely online at: www.virtualshareholdermeeting.com/ATGE2022.	September 23, 2022

ITEMS OF BUSINESS
Board Voting Recommendation
Proposal No. 1: Elect the directors named in the attached Proxy Statement to serve until the 2023 Annual Meeting of Shareholders	FOR each director nominee
Proposal No. 2: Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm	FOR
Proposal No. 3: Say-on-pay: Advisory vote to approve the compensation of our named executive officers	FOR

Shareholders will also consider such other business as may come properly before the Annual Meeting or any adjournment thereof.

To participate in the 2022 Annual Meeting, you will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

This notice and Proxy Statement, voting instructions, and Adtalem Global Education Inc.’s 2022 Annual Report to Shareholders are being mailed to shareholders beginning on or about October 14, 2022.

Douglas G. Beck

Senior Vice President, General Counsel and Corporate Secretary

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	VIRTUALLY
Visit the web site listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/ ATGE2022.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 9, 2022. Our Proxy Statement and the Adtalem Global Education Inc. Annual Report for 2022 are available online at www.proxyvote.com or at our investor relations website, http://investors.adtalem.com.

2022 Proxy Statement     3

Proxy Summary

This summary highlights selected information about the items to be voted on at the annual meeting. It does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

OUR BOARD OF DIRECTORS

Director Nominees

Diverse mix of backgrounds, current and former CEOs, marketing and medical professionals, and a former finance executive at a leading global company.

		Director Since	Other Public Company Boards	Committee Memberships
Name and Principal Occupation	Age			ACA	AUD	COM	ER	NG
Stephen W. Beard President and CEO Adtalem Global Education Inc.	51	2021
William W. Burke LEAD INDEPENDENT DIRECTOR President and Founder, Austin Highlands Advisors, LLC	63	2017	2
Charles DeShazer INDEPENDENT Director, Clinicals Products Google Health	63	2021
Mayur Gupta INDEPENDENT Chief Marketing Officer Kraken, Inc.	45	2021
Donna J. Hrinak INDEPENDENT Senior Vice President, Corporate Affairs, Royal Caribbean Group	71	2018
Georgette Kiser INDEPENDENT Former Operating Executive, The Carlyle Group	54	2018	3
Liam Krehbiel[1] INDEPENDENT Chief Executive Officer and Founder, Topography Hospitality, LLC	46	2022
Michael W. Malafronte INDEPENDENT Senior Advisor, Derby Copeland Capital	48	2016
Sharon L. O’Keefe INDEPENDENT Retired President, University of Chicago Medical Center	70	2020	2
Kenneth J. Phelan INDEPENDENT Senior Advisor Oliver Wyman Inc.	63	2020	1
Lisa W. Wardell Chairman of the Board Adtalem Global Education Inc.	53	2008	2

Academic Quality Committee	Audit and Finance Committee	Compensation Committee	External Relations Committee	Nominating & Governance Committee	Audit Committee Financial Expert	Committee Chair
[1]	It is anticipated that Mr. Krehbiel will join the Audit and Finance and External Relations committees effective November 9, 2022.

4     Adtalem Global Education Inc.

Proxy Summary

Board Highlights

BOARD INDEPENDENCE

83%
of our current directors are independent, including our lead independent director (“Lead Independent Director”), each of our five committees are composed entirely of independent directors, and our CEO is the only member of management who serves as a director

TENURE

AGE

BOARD DIVERSITY

SKILLS AND EXPERIENCE

2022 Proxy Statement     5

Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

Shareholder Engagement

We conduct regular outreach and engagement with our shareholders and value their insight and feedback.

OUR OUTREACH

We reached out to our shareholders representing approximately 91% of shares owned.

Ongoing Enhancements

Our Board continually monitors best practices in corporate governance and, consistent with feedback from shareholders and other stakeholders, has taken the following actions in recent years:

2022

●  Amended our Director Nominating Process to consider expertise on climate change, climate-related risks, and cybersecurity

●  Amended the charters of our Audit and Finance, Compensation, and External Relations Committees to provide additional responsibility and oversight of environmental, social and governance (“ESG”) matters

●  Continued to refresh our Board by adding a new director who is committed to improving equity in education for underserved communities

2021

● Refreshed our Board by adding three new directors including our new CEO and directors with significant expertise in healthcare and digital marketing

2020

●  Refreshed our Board by adding two new directors with significant expertise in healthcare and financial services

●  Amended the charter of our External Relations Committee to clarify its responsibilities for oversight of our sustainability strategy, including environmental and social policies

2019

●  Appointed a Lead Independent Director when our CEO was appointed as our Chairman of the Board

●  Enhanced our proxy statement to focus on disclosures in key areas of investor interest

●  Increased stock ownership requirements for our executive officers

2018

● Broadened our shareholder outreach program and increased Board involvement

2017

●  Adopted proxy access (3%, 3 years, group up to 20 shareholders, greater of 2 directors or 20%)

●  Amended By-Laws to provide for majority voting with plurality carve out for contested elections

●  Approved Director resignation requirement upon change of principal job responsibilities

●  Added a Lead Independent Director requirement when our Chairman of the Board is not independent

●  Adopted outside Board service limits

6     Adtalem Global Education Inc.

Proxy Summary

Ongoing Best Practices

BOARD COMMITTEES

  We have five Board committees – Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance, each of which typically meets at least four times per year

  The Chair of each committee, in consultation with the committee members, determines the frequency and length of committee meetings

  Our Board and each of its committees are authorized to retain independent advisors at Adtalem’s expense

DIRECTOR STOCK OWNERSHIP

  60% of our non-employee directors’ annual compensation (excluding fees for other additional roles) is in the form of restricted stock units (“RSUs”)

  Our non-employee directors (other than those who are affiliated with our shareholders) are subject to a policy requiring their ownership of shares with a value equal to or in excess of three times their annual retainer

CONTINUOUS IMPROVEMENT

  New directors receive a tailored, two-day, live training program about Adtalem and its institutions from management

  Our directors are encouraged to participate in director-oriented training programs

  The Board annually undergoes a self-assessment process to critically evaluate its performance at a committee and Board level

COMMUNICATION

Our Board engages in open and frank discussions with senior management Our directors have access to all members of management

2022 Proxy Statement     7

Proxy Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

●	Strong linkage of pay to individual, institutional, and financial performance
●	Balanced compensation program aligning performance to interests of shareholders, students, and other stakeholders

Our Compensation Framework

2022 COMPENSATION SNAPSHOT

		Objective	Time Horizon	Performance Measures	Additional Explanation
Salary (cash)	Base Salary	Reflect experience, market competition and scope of responsibilities	Reviewed Annually	● Assessment of performance in prior year.	● Represents 12% and 35% of Total Direct Compensation for Mr. Beard and other NEOs (on average), respectively.

Annual Incentive (cash)	MIP	Reward achievement of short-term operational business priorities	1 year	● Adjusted Revenue* ● Adjusted Earnings Per Share* ● Individual Goals	● Represents 14% and 25% of Total Direct Compensation for Mr. Beard and other NEOs (on average), respectively.

Long Term Incentive (equity)	Stock Options	Reward stock price growth and retain key talent	4 year ratable	● Stock price growth	● Represents 30% of NEO LTI granted in FY22.**
	RSUs	Align interests of management and shareholders, and retain key talent			● Represents 20% of NEO LTI granted in FY22.**
	ROIC PSUs	Reward achievement of multi-year financial goals, align interests of management and shareholders, and retain key talent	3 year cliff	● ROIC	● Represents 50% of NEO LTI granted in FY22.**
	FCF PSUs			● FCF per share
*	A portion of the Management Incentive Plan (“MIP”) payout for executive leadership of business segments and business units is also based on the adjusted revenue and adjusted operating income at such executive’s business segment or business unit.
**	The long-term equity award for Mr. Beard in fiscal year 2022 included stock options which represented 14% of his grant, RSUs which represented 55% of his grant and PSUs which represented 31% of his grant. The fiscal year 2022 equity mix for Mr. Beard resulted from negotiations of his compensation package with Adtalem in connection with his appointment as President and Chief Executive Officer.

8     Adtalem Global Education Inc.

Proxy Summary

SUSTAINABILITY AND COMMUNITY RELATIONS

Adtalem is committed to a holistic approach to our communities, providing quality learning and working opportunities, caring for the places where we operate, and conducting our business in a transparent and responsible manner. We advanced our ESG strategy during fiscal year 2022 and remained steadfastly focused on our overarching philosophy of stewardship.

ADTALEM GLOBAL EDUCATION SUSTAINABILITY COMMITMENT

Adtalem Global Education operates in a sustainable, ethical and responsible manner as we increase access and equity in education and workforce training. Our solutions empower our students to help address workforce needs in the healthcare industry. Adtalem is committed to protecting the environment, increasing climate awareness and resilience, continuously enhancing our diverse and inclusive culture, and investing in the well-being of the communities where we teach, learn and work.

Environmental Stewardship

In fiscal year 2020 we launched multi-year environmental goals through 2024 that encompass our strategic approach to reducing our carbon footprint, embracing renewable energy and enhancing waste management practices. Through these goals, Adtalem is addressing environmental issues that help safeguard the environment and our communities.

Social Practices

Our TEACH values—Teamwork, Energy, Accountability, Community, and Heart—shape how we work together to fulfill our promise to students, members, and each other. Adtalem has created diversity and inclusion councils and task forces at its institutions. These taskforces are addressing racism as a public health crisis. We are committed to continuously reviewing the components of our educational programs, systems and processes to ensure we are addressing systemic bias within our institutions, as well as partnering with organizations that share our values to collectively address these challenges and have an intentional impact on the broader healthcare industry.

Governance Practices

Since 2016, under the leadership of Ms. Wardell, our Chairman and former CEO, we have notably increased female and multicultural representation on our Board. We continue to engage in active Board refreshment and added one new director in 2022, who through his work as a venture philanthropist has improved educational opportunities for low-income students.

Community Engagement and Philanthropy

We support charitable and civic organizations across the globe that share our values by way of the Adtalem Global Education Foundation and corporate philanthropy. Through corporate giving efforts, Adtalem provided $376,457 to global community and civic partners in fiscal year 2022. Independent from the corporate giving efforts, the Adtalem Global Education Foundation awarded grants totaling $1,081,680 to support charitable, educational and research purposes.

Expanding Educational Access

We have created sustainable strategies to engage and support students from historically underrepresented groups and our intentional approach continues to yield industry-leading results. In 2022, 83% of the total student population in our five degree-conferring institutions identified as female and 50% as ethnically diverse. Combined, Adtalem’s medical institutions graduate more than 100 Black/African American medical students annually, more than any U.S. medical school.

Empower Scholarship Fund

The Empower Scholarship Fund is another avenue through which we champion social responsibility efforts. Since 2016, the Empower Scholarship Fund has awarded 2,464 scholarships totaling more than $4.6 million to support students. In fiscal year 2022, total Empower scholarship funds awarded were $453,500.

2022 Proxy Statement     9

Proxy Summary

DIVERSITY AND INCLUSION

At Adtalem, we are committed to driving diversity at the top and creating an inclusive culture throughout the organization. To us, diversity and inclusion needs to be intentional to be impactful. We don’t just welcome differences, we celebrate them. In fact, we believe bringing together diverse teams and innovative ideas is the best way to serve our diverse students and we work collaboratively, committed to the idea that inclusion leads to innovation and high performance. The Adtalem senior leadership team is over 44% diverse when considering gender and ethnicity.

BOARD DATA

The composition of our Board reflects our commitment to diversity.

EMPLOYEE DATA	STUDENT DATA

Our global employee base is predominantly female and includes a strong minority representation.	The student population at our institutions is similarly diverse in gender and ethnicity.

Please note: Board data is as of October 1, 2022; leadership and employee data is as of October 1, 2022 and represents those who chose to report. Student data is for fiscal year 2022 enrollment at Adtalem’s institutions.

10     Adtalem Global Education Inc.

1	MESSAGE FROM OUR PRESIDENT AND CEO, STEVE BEARD
3	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
4	PROXY SUMMARY
4	Our Board of Directors
5	Board Highlights
6	Corporate Governance Highlights
8	Executive Compensation Highlights
9	Sustainability and Community Relations
10	Diversity and Inclusion
12	PROPOSAL NO. 1 ELECTION OF DIRECTORS
13	Board Composition
24	Director Nominating Process
24	Board Succession Planning
26	Board Structure and Operations
31	Key Board Responsibilities
35	Board Practices and Policies
36	Director Compensation
38	PROPOSAL NO. 2 RATIFY SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
38	Selection and Engagement of Independent Registered Public Accounting Firm
38	Pre-Approval Policies
39	Audit Fees and Other Fees
40	Audit and Finance Committee Report
42	PROPOSAL NO. 3 SAY-ON-PAY: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“NEOS”)
42	Compensation Discussion & Analysis
63	Compensation Committee Report
64	EXECUTIVE COMPENSATION TABLES
64	2022 Summary Compensation Table
66	2022 Grants of Plan-Based Awards
68	2022 Outstanding Equity Awards at Fiscal Year-End
70	2022 Options Exercises and Stock Vested
70	2022 Nonqualified Deferred Compensation
71	Nonqualified Deferred Compensation Plan
71	2022 Potential Payments Upon Termination or Change-In-Control
75	CEO Pay Ratio
76	VOTING SECURITIES AND PRINCIPAL HOLDERS
76	Equity Compensation Plan Information
76	Security Ownership of Certain Beneficial Owners
77	Security Ownership by Directors and Executive Officers
79	ADDITIONAL INFORMATION
79	Voting Instructions
80	Voting Information
81	Proxy Solicitation
81	Shareholder Proposals for 2023 Annual Meeting
82	Availability of Form 10-K
82	Householding
82	Delinquent Section 16(a) Reports
82	Other Business
A-1	APPENDIX A – SUMMARY OF SPECIAL ITEMS EXCLUDED FOR PERFORMANCE ASSESSMENT

2022 Proxy Statement     11

PROPOSAL NO. 1
Election of Directors

The Board has nominated eleven of Adtalem’s twelve sitting directors and recommends their re-election, each for a term to expire at the 2023 Annual Meeting. All of the nominees have consented to serve as directors if elected at the Annual Meeting. Mr. Lyle Logan has informed the Board that he is not standing for re-election and will retire from the Board at the Annual Meeting. Mr. Logan has served on the Adtalem Board since 2007 and the Board is extremely grateful for Mr. Logan’s service and commitment to Adtalem over the past fifteen years. Mr. Logan’s decision to not stand for re-election is not the result of any disagreement with the Company.

It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of each of Stephen W. Beard, William W. Burke, Charles DeShazer, Mayur Gupta, Donna J. Hrinak, Georgette Kiser, Liam Krehbiel, Michael W. Malafronte, Sharon L. O’Keefe, Kenneth J. Phelan, and Lisa W. Wardell as directors unless otherwise specified in such proxy. A proxy cannot be voted for more than eleven persons. In the event that a nominee becomes unable to serve as a director, the proxy committee (appointed by the Board) will vote for the substitute nominee that the Board designates. The Board has no reason to believe that any of the nominees will become unavailable for election.

Each nominee for election as a director is listed below, along with a brief statement of his or her current principal occupation, business experience and other information, including directorships in other public companies held as of the date of this Proxy Statement or within the previous five years. Under the heading “Relevant Experience,” we describe briefly the particular experience, qualifications, attributes, or skills that led to the conclusion that these nominees should serve on the Board. As explained below under the caption “Director Nominating Process,” the Nominating & Governance Committee looks at the Board as a whole, attempting to ensure that it possesses the characteristics that the Board believes are important to effective governance.

Approval by Shareholders

The election of each of the eleven nominees for director listed below requires the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Adtalem maintains a majority voting standard for uncontested elections (where the number of nominees is the same as the number of directors to be elected), so for a nominee to be elected as a member of the Board, the nominee must receive the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Shareholders may not cumulate their votes in the election of directors. If a nominee for re-election fails to receive the requisite majority vote where the election is uncontested, such director must promptly tender his or her resignation to Adtalem’s Chairman or Adtalem’s General Counsel and Corporate Secretary, subject to acceptance by the Board.

Unless otherwise indicated on the proxy, the shares will be voted FOR each of the nominees identified below.

The Board of Directors recommends a vote FOR each of the nominees identified below.

12     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

BOARD COMPOSITION

Director Nominees

Career Highlights	Stephen W. Beard, Chief Executive Officer President and CEO, Adtalem Global Education Age: 51 Director since: 2021

Mr. Beard was appointed Adtalem’s President and CEO and a director on our Board in September 2021. Previously, Mr. Beard served as Adtalem’s Chief Operating Officer (COO), responsible for the vision, leadership, and financial performance of Adtalem’s Financial Services vertical. In addition, Mr. Beard led the company’s strategy, corporate development, government and regulatory affairs, investor relations, communications and civic engagement activities and mobilized a variety of operational and corporate initiatives to accelerate Adtalem’s global performance.

Prior to taking on the responsibility of COO in 2019 and responsibility for the Financial Services vertical in 2020, Mr. Beard served as Senior Vice President, General Counsel and Corporate Secretary in 2018.

Prior to Adtalem, Mr. Beard was executive vice president, chief administrative officer and general counsel of Heidrick & Struggles International, Inc. (NASDAQ:HSII), where he directed global legal operations for the company and oversaw a variety of enterprise-level functions including strategy and corporate development.

Prior to joining Heidrick & Struggles, Mr. Beard was in private practice with Schiff Hardin, LLP in Chicago, where he was a member of the firm’s corporate and securities group, advising public and private companies in mergers and acquisitions, corporate finance and corporate governance matters.

Mr. Beard began his legal career as a law clerk for the Honorable Frank Sullivan, Jr. (ret.), associate justice of the Indiana Supreme Court.

Mr. Beard has been active in a variety of community and civic matters and currently serves on the board of the venture philanthropy fund, A Better Chicago.

Mr. Beard received his bachelor’s degree from the University of Illinois at Urbana-Champaign and his juris doctor degree from the Maurer School of Law at Indiana University.

Relevant Experience

Mr. Beard’s experience as our CEO and his prior service as Adtalem’s COO and General Counsel give him deep knowledge of Adtalem’s operations and strategy. Mr. Beard’s experience in refining Adtalem’s portfolio strategy, executing the DeVry University, Carrington College and Adtalem Brazil divestitures, and spearheading the acquisition of Walden University-coupled with his success in leading the Financial Services segment prior to its divestiture-have played an integral role in positioning Adtalem for long-term growth.

2022 Proxy Statement     13

Proposal No. 1 Election of Directors

Career Highlights	William W. Burke, Lead Independent Director President and Founder, Austin Highlands Advisors, LLC Age: 63 Director since: 2017 Committees: Audit and Finance (Chair) Compensation

Mr. Burke has been a director of Adtalem since January 2017. He has served as our Lead Independent Director since July 2019. Since November 2015, Mr. Burke has served as President of Austin Highlands Advisors, LLC, a provider of corporate advisory services. He served as Executive Vice President & Chief Financial Officer of IDEV Technologies, a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013. From August 2004 to December 2007, he served as Executive Vice President & Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company which was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in November 2007. Mr. Burke remained with ReAble Therapeutics until June 2008. From 2001 to 2004, he served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company.

Mr. Burke received his bachelor’s degree in Finance from The University of Texas at Austin and an MBA from The Wharton School of the University of Pennsylvania.

Board Service

Mr. Burke has served on numerous public and private company boards including serving as a board chairman and a lead independent director. Since June 2022, he has served on the board of directors of Ceribell Inc., a privately-held medical technology company. He has served on the board of Tactile Systems Technology, Inc. (Nasdaq: TCMD) since 2015 and currently serves as Chairman of the Board. Since 2021, he has served on the board of directors and as chair of the audit committee of EQ Health Acquisition Corp. (NYSE:EQHA). He previously served on the board of Invuity, Inc. (acquired by Stryker Corp. in 2018), LDR Holding Corporation (acquired by Zimmer Biomet in July 2016), and Medical Action Industries (acquired by Owens & Minor in October 2014).

Relevant Experience

Mr. Burke’s experience as a senior executive and board member of multiple public companies, and his extensive understanding of financing, acquisition and operating strategy, enhances the Board’s capabilities from both a strategic and governance perspective.

14     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Career Highlights	Dr. Charles DeShazer, Independent Director, Clinical Products, Google Health Age: 63 Director since: 2021 Committees: Academic Quality External Relations

Dr. DeShazer is the Director, Clinical Products for Google Health where he helps lead the design and implementation of an intelligent suite of tools that help healthcare providers deliver better patient care. He previously was the Senior Vice President and Chief Medical Officer of Highmark, Inc., one of the largest insurance organizations in the U.S. from 2017 to 2021. In this role he oversaw the company’s clinical strategy, overall medical leadership and provided oversight of Highmark Inc.’s strategic direction and processes related to healthcare quality, efficiency and cost improvement. Additionally, as the Chief Medical Officer for the primary division of Highmark Health, Dr. DeShazer also interacted regularly with the smaller health division, Allegheny Health Network, as well as Penn State Health, a large academic health system governed jointly by Penn State University and Highmark Health through a significant minority ownership investment. Prior to joining Highmark, Dr. DeShazer served as the Chief Quality Officer for BayCare Health System from 2012 to 2016. From 2010 to 2012 he served as Vice President, Medical Information, Quality and Transformation for Dean Health System.

Relevant Experience

Dr. DeShazer’s leadership experience across the healthcare services ecosystem, coupled with his background as a board-certified M.D. in internal medicine, assists Adtalem and its Board in executing on the strategy of becoming a leading healthcare educator and workforce solutions innovator to the rapidly evolving healthcare industry.

2022 Proxy Statement     15

Proposal No. 1 Election of Directors

Career Highlights	Mayur Gupta, Independent Chief Marketing Officer, Kraken, Inc. Age: 45 Director since: 2021 Committees: Academic Quality External Relations

Since April 2022, Mr. Gupta has been the Chief Marketing Officer for Kraken, Inc., a U.S.-based cryptocurrency exchange and bank. Previously, he was the Chief Marketing & Strategy Officer for Gannett Co., Inc., a subscription-led and digitally focused media and marketing solutions company (“Gannett”). Mr. Gupta was responsible for leading the transformation and growth of Gannett from the largest news media company to a content subscription platform. Mr. Gupta joined Gannett in September 2020. Mr. Gupta served on the board of Gannett from October 2019 until September 2020 when he stepped down from the board to become the Chief Marketing & Strategy Officer.

Prior to joining Gannett, Mr. Gupta served as the Chief Marketing Officer for Freshly, a growing food-technology company, from January 2019 until September 2020, where he oversaw all consumer-faced marketing, including driving growth, building the brand, and enhancing the company’s consumer insights. Before joining Freshly, Mr. Gupta led digital initiatives at several companies, including from October 2016 to January 2019 as Vice President, Growth and Marketing at Spotify, the media services provider, and from August 2015 to September 2016 as Executive Vice President, Chief Marketing Officer and earlier as Senior Vice President, Omni-Channel Consumer Marketing and Head of Digital Platforms at Healthgrades, a healthcare scheduling company. From August 2012 to July 2015, Mr. Gupta was the first Chief Marketing Technologist at Kimberly-Clark, one of the largest consumer goods companies. For the preceding 12-years, from 2001 to 2012, he was a Technology Leader at SapientNitro (now part of Publicis).

Mr. Gupta was named to Forbes World’s Most Influential Chief Marketing Officers list for 2021.

Relevant Experience

Mr. Gupta’s expertise across the digital marketing space, in combination with his background in technology, will help the Board drive the Company’s next phase of growth and impact. Mr. Gupta’s ability to implement data-driven strategies to drive business growth and increase shareholder value will assist the Company in developing its own growth plans.

16     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Career Highlights	Donna J. Hrinak, Independent Senior Vice President, Corporate Affairs, Royal Caribbean Group Age: 71 Director since: 2018 Committees: Nominating & Governance (Chair) Audit and Finance

Ms. Hrinak has been a director of Adtalem since October 2018. Ms. Hrinak has served as Senior Vice President, Corporate Affairs, Royal Caribbean Group since August 2020. Previously she served as President of Boeing Latin America (2011-2020) where she opened Boeing’s first three offices in the region and oversaw all aspects of operations, from commercial and defense product sales to research and technology. She came to Boeing from her role as Vice President Global Public Policy and Governmental Affairs/Vice President for Public Policy at PepsiCo (2008-2011) and also held a role at Kraft Foods (2006-2008), where she managed the Latin American and European Corporate Affairs teams. Prior to that, she served as a Senior Counselor for Trade and Competition at the law firm of Steel Hector & Davis and held a role with the strategic advisory firm of Kissinger McLarty Associates.

Before entering the private sector, Ms. Hrinak was a career officer in the U.S. Foreign Service, and served as U.S. Ambassador to Brazil, Venezuela, Bolivia, and the Dominican Republic, as well as Deputy Assistant Secretary in the State Department.

She holds a bachelor’s degree in Multidisciplinary Social Science from Michigan State University and also attended The George Washington University and the University of Notre Dame School of Law.

Relevant Experience

Ms. Hrinak’s extensive experience at a senior level in both the public and private sectors overseeing complex multi-cultural organizations brings insight to the Board directly applicable to the organization’s international scope.

2022 Proxy Statement     17

Proposal No. 1 Election of Directors

Career Highlights	Georgette Kiser, Independent Former Operating Executive, The Carlyle Group Age: 54 Director since: 2018 Committees: External Relations (Chair) Nominating & Governance

Ms. Kiser has been a director of Adtalem since May 2018. Ms. Kiser is an operating executive/independent advisor who helps lead due diligence and technical strategies across various private equity and venture capital firms. Previously, she was managing director and chief information officer (CIO) at The Carlyle Group, responsible for leading the firm’s global technology and solutions organization and driving IT strategies. Prior to her role at The Carlyle Group, she was in various executive roles at T. Rowe Price from 1996 to 2015, including Vice President and Head of Enterprise Solutions and Capabilities. She was a consultant and Software Engineer at Martin Marietta Management Data Systems from 1993 to 1995, and a Software Design Engineer in the Aerospace Division of the General Electric Company from 1989 to 1993.

Ms. Kiser received a bachelor’s degree in Mathematics with a concentration in Computer Science from the University of Maryland, a M.S. in Mathematics from Villanova University, and an MBA from the University of Baltimore.

Board Service

Since 2019, Ms. Kiser has served on the boards of Aflac (NYSE: AFL), a leading supplemental insurer, Jacobs (NYSE: JEC), a leading, global professional services company, and NCR Corporation (NYSE: NCR), an American software, professional services, consulting and tech company. She serves on the audit and risk and compensation committees for Aflac, the compensation committee and nominating and corporate governance committee for Jacobs, and on the governance committee and chair of the risk committee at NCR.

Relevant Experience

Ms. Kiser’s experience in information technology at the senior leadership level in organizations with an international reach brings expertise to Adtalem which will enhance both the Board’s oversight of its business as well as Adtalem’s internal technology matters.

18     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Career Highlights

Liam Krehbiel, Independent
Chief Executive Officer and Founder, Topography Hospitality, LLC

Age: 46
Director since: 2022

Committees:
Audit and Finance (expected November 2022)
External Relations (expected November 2022)

Mr. Krehbiel has been a director of Adtalem since June 2022. In 2021, Mr. Krehbiel founded Topography Hospitality, LLC, and has served as its Chief Executive Officer since then. He is also the Co-managing partner of Ballyfin Demesne, a luxury hotel in Ireland, which opened in 2011. In 2010, Mr. Krehbiel founded A Better Chicago, a not-for-profit corporation and venture philanthropy fund, and currently serves as Chair of its Board. A Better Chicago’s mission is to build a more equitable city for Chicago’s young people and future generations. Mr. Krehbiel served as the Chief Executive Officer of A Better Chicago from 2010 until May 2019. From 2007 to 2010, Mr. Krehbiel was a management consultant at Bain and Company. Prior to joining Bain, Mr. Krehbiel worked with the Edna McConnell Clark Foundation in New York.

Mr. Krehbiel received a Master of Business Administration degree with a major in business administration and a double concentration in finance and marketing from Northwestern University’s Kellogg School of Management. He received his Bachelor of Arts degree from Dartmouth College.

Board Service

In addition to serving as the Chair of A Better Chicago, Mr. Krehbiel is a director of the Civic Consulting Alliance and a trustee of The Civic Federation.

Relevant Experience

Mr. Krehbiel’s commitment to improving equity in education for underserved communities closely aligns with Adtalem’s mission of expanding access to education and improving health equity. Mr. Krehbiel has spent most of his career as a venture philanthropist dramatically improving educational opportunities for low-income students by funding and scaling the most effective schools and programs in the Chicago area. This experience adds depth and insight as Adtalem continues to focus on serving its students and employers in the growing healthcare education industry.

2022 Proxy Statement     19

Proposal No. 1 Election of Directors

Career Highlights

Michael W. Malafronte, Independent
Senior Advisor, Derby Copeland Capital
Former Managing Partner, International Value Advisers and President of IVA Funds

Age: 48
Director since: 2016

Committees:
Compensation (Chair)
Audit and Finance

Mr. Malafronte has been a director of Adtalem since June 2016. Mr. Malafronte has served as a Senior Advisor to Derby Copeland Capital since September 2022. Derby Copeland is a private equity firm that specializes in opportunistic real estate related debt financing and equity investment. Mr. Malafronte is a Founding Partner of International Value Advisers, LLC (“IVA”) and served as Managing Partner for 13 years until December 2020. He was responsible for overseeing all aspects of IVA, including company strategy and managing resources. He also served as President of IVA Funds. Prior to founding IVA in 2007, Mr. Malafronte was a Senior Vice President at Arnhold and S. Bleichroeder Advisers, LLC where he worked for two years as a senior analyst for the First Eagle Funds, owned by Arnhold & S. Bleichroeder Advisers, LLC. There he worked under Charles de Vaulx and Jean-Marie Eveillard within the Global Value Group for the value funds, including the First Eagle Overseas, Global, U.S. Value Funds as well as the offshore funds, inclusive of the Sofire Fund Ltd. Similarly, he was responsible for covering the oil and gas, media, real estate, financial services, and retail industries on a global basis, as well as companies within the United Kingdom, Germany, and Japan. Moreover, Mr. Malafronte was responsible for covering the larger names within the portfolio such as Pargesa Holdings, ConocoPhillips, Petroleo Brasileiro, SK Corp., News Corp., Dow Jones, and Comcast.

Prior to the First Eagle Funds, Mr. Malafronte worked for nine years as a Portfolio Manager at Oppenheimer & Close, a dually-registered broker dealer and investment adviser; an adviser on three domestic hedge funds, one offshore partnership and a registered investment adviser and broker dealer. While at Oppenheimer & Close, Mr. Malafronte assisted in the launch of a domestic hedge fund in 1996 and an offshore partnership in 1998. Mr. Malafronte was responsible for all facets of portfolio management for the investment partnerships, including idea generation, in-depth research, and stock selection. In addition, he was also responsible for hiring and training both operations staff and research analysts.

Mr. Malafronte earned his bachelor’s degree in Finance from Babson College.

Board Service

Mr. Malafronte has previously served on the boards of two publicly traded companies: Bresler & Reiner Inc. (2002-2008) and Century Realty Trust (2005-2006).

Relevant Experience

Mr. Malafronte’s experience as a financial analyst covering institutions globally, and as a founder of a global investment firm, provides the Board with a firm understanding of Adtalem’s shareholders’ perspective and deeply informs Adtalem’s financial planning.

20     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Career Highlights	Sharon L. O’Keefe, Independent Retired President, University of Chicago Medical Center Age: 70 Director since: 2020 Committees: Academic Quality Nominating & Governance

Ms. O’Keefe served as the President of the University of Chicago Medical Center from February 2011 through July 2020. From April 2009 through February 2011, Ms. O’Keefe served as President of Loyola University Medical Center. Prior to her role at Loyola, she served from July 2002 to April 2009 as Chief Operating Officer for Barnes Jewish Hospital, a member of BJC Healthcare, St. Louis. In addition, Ms. O’Keefe has served in a variety of senior management roles at The Johns Hopkins Hospital, Montefiore Medical Center, University of Maryland Medical System, and Beth Israel Deaconess Medical Center in Boston, a teaching affiliate of Harvard Medical School. She has also served as a healthcare consultant with Ernst & Young. In addition, Ms. O’Keefe has served on the National Institutes of Health Advisory Board for Clinical Research, the Finance Committee of the National Institutes of Health Advisory Board, the Board of Trustees of the Illinois Hospital Association, and an Examiner for the Malcolm Baldrige National Quality Award.

Ms. O’Keefe holds a M.S. degree in Nursing from Loyola University of Chicago and a B.S. degree in Nursing from Northern Illinois University.

Board Service

Since March 2022, Ms. O’Keefe has served on the board of directors of Conva Tec Group PLC, a global medical products and technologies company focused on therapies for the management of chronic conditions. Since July 2022, she has also served on the board of directors of Apollo Endosurgery, a medical technology company focused on development of minimally invasive devices for advanced endoscopy therapies. From 2012 until February 2022, Ms. O’Keefe served on the board of directors of Vocera Communications Inc., a provider of communication and clinical workforce solutions, where she was a member of the compensation committee. Ms. O’Keefe previously served on the board of Aviv Reit Inc. from 2013 to 2015.

Relevant Experience

Ms. O’Keefe’s prior leadership roles at numerous medical centers including the University of Chicago Medical Center and Loyola University of Chicago Medical Center provide the Board with insights into how Adtalem can best serve the needs of our employer partners and drive superior student outcomes for our healthcare and medical students and graduates.

2022 Proxy Statement     21

Proposal No. 1 Election of Directors

Career Highlights	Kenneth J. Phelan, Independent Senior Advisor, Oliver Wyman Inc. Age: 63 Director since: 2020 Committees: Compensation External Relations

Mr. Phelan has been a Senior Advisor at Oliver Wyman Inc., a global management consulting firm, since 2019. Prior to that he served as the first Chief Risk Officer for the U.S. Department of the Treasury (“Treasury”) from 2014 to 2019. As Chief Risk Officer of the Treasury, he was responsible for establishing and building the Treasury’s Office of Risk Management to provide senior Treasury and other administration officials with analysis of key risks including credit, market, liquidity, operational, governance, and reputational risk. From 2018 to 2019, Mr. Phelan also served as Acting Director for the Office of Financial Research, an independent bureau within the Treasury charged with supporting the Financial Stability Oversight Council and conducting research about systemic risk. Prior to joining the Treasury, Mr. Phelan served as the chief risk officer for RBS America from 2011 to 2014, as chief risk officer for Fannie Mae from 2009 to 2011, and as chief risk officer for Wachovia Corporation from 2008 to 2009. Earlier in his career, Mr. Phelan held a variety of senior risk roles at JPMorgan Chase, UBS, and Credit Suisse.

Mr. Phelan holds a bachelor’s degree in Business Administration and Finance from Old Dominion University, a M.S. in Economics from Trinity College, and a J.D. from Villanova University.

Board Service

Since 2019 Mr. Phelan has served as a director of Huntington Bancshares, Inc. (NASDAQ. HBAN), a regional bank holding company whose primary subsidiary is The Huntington National Bank. Mr. Phelan is the Chair of Huntington’s risk committee and serves on its human resources and compensation committee.

Relevant Experience

Mr. Phelan possesses broad risk oversight expertise and risk management experience. His knowledge and experience strengthens the Board’s governance and risk oversight.

22     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Career Highlights	Lisa W. Wardell, Chairman Chairman of the Board, Adtalem Global Education Age: 53 Director since: 2008

Ms. Wardell has been a director of Adtalem since November 2008. She is a business executive with more than 25 years of experience managing business strategy, operations, finance, and mergers and acquisitions, while driving shareholder value, stakeholder engagement and company mission. After a successful five-year run as Adtalem’s president and CEO (2016-2019) and then CEO and Chairman (2019-2021) and Executive Chairman (2021-2022), Ms. Wardell currently serves as the Chairman. During her tenure as CEO, Ms. Wardell oversaw the strategic repositioning of Adtalem’s portfolio, successfully acquiring and integrating companies in Adtalem’s financial services vertical, and leading turnarounds and divestitures of Adtalem’s non-core assets. Through her commitment to high performance and positive social impact, Ms. Wardell’s leadership has resulted in superior outcomes for Adtalem’s students and significant value creation for shareholders and has positioned the company for long-term growth. Under her leadership, gender and ethnic diversity has increased at the Adtalem Board to 67%. Ms. Wardell has also led the higher education sector in implementing new standards in transparency and financial literacy, and in cultivating quality partnerships to fill critical global workforce needs.

Prior to Adtalem, Ms. Wardell was executive vice president and chief operating officer for The RLJ Companies. During her tenure at RLJ, Ms. Wardell managed acquisitions and executed the formation of RML Automotive, a dealership network spanning seven states with over $1 billion in annual revenues. She also worked extensively in the media, entertainment, sports, gaming, and hotel industries which included assisting with the founding and managing of Our Stories Films Studio and managing the now Charlotte Hornets (previously Charlotte Bobcats). Ms. Wardell also served on the board of the NBAPA, Inc., the for-profit portion of the NBA Players Association from 2018 to 2021. Prior to joining The RLJ Companies, Ms. Wardell was a principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies, and a senior consultant for Accenture in the organization’s communication and technology strategic services practice.

Ms. Wardell earned her bachelor’s degree from Vassar College and her law degree from Stanford Law School. She earned her MBA in finance and entrepreneurial management from the Wharton School of Business at the University of Pennsylvania.

Ms. Wardell has been featured on CNBC and Cheddar as well as in The Wall Street Journal, Washington Post, Business Insider, Black Enterprise, and other publications.

Board Service

Ms. Wardell serves on the boards of American Express (NYSE:AXP) and GIII Apparel Group, Ltd. (NasdaqGS:GIII). She serves as a vice chair on the executive committee of The Business Council, and as a vice chair of the Kennedy Center Corporate Fund. A fierce advocate for diversity and inclusion and access to education at scale across diverse communities, Ms. Wardell also is a member of the board of the Economic Club of Chicago, the Executive Leadership Council, CEO Action for Diversity and Inclusion and the Fortune CEO Initiative.

Relevant Experience

Ms. Wardell’s prior roles as CEO and Executive Chairman give her deep and current knowledge of Adtalem’s academic and business operations and strategy and make her an essential member of the Board. Additionally, her experience as a senior business executive in private equity, operations, and strategy and financial analysis, including mergers and acquisitions, give her important perspectives on the issues that come before the Board, which includes business, strategic, financial, and regulatory matters.

2022 Proxy Statement     23

Proposal No. 1 Election of Directors

DIRECTOR NOMINATING PROCESS

The Nominating & Governance Committee is responsible for making recommendations of nominees for directors to the Board. The Nominating & Governance Committee’s goal is to put before our shareholders candidates who, with the incumbent directors, will constitute a board that has the characteristics necessary to provide effective oversight for the growing, complex, global educational operations of Adtalem and reflect the broad spectrum of students and members that Adtalem serves. The Nominating & Governance Committee seeks a diversity of thought, background, experience, and other characteristics in its candidates. To this end, Adtalem’s Governance Principles provide that nominees are to be selected on the basis of, among other things, knowledge, experience, skills, expertise, diversity, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest, and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the interests of Adtalem, its Board and its shareholders.

BOARD SUCCESSION PLANNING

We are committed to ensuring that our Board represents the right balance of experience, tenure, independence, age, and diversity. Additionally, our Governance Principles provide that a director is required to retire from our Board when he or she reaches the age of 75, although on the recommendation of the Nominating & Governance Committee, our Board may waive this requirement if a waiver is in the best interests of Adtalem. Our Nominating & Governance Committee has led the gradual transformation of our Board, with five of our ten independent directors joining the Board since 2020.

When considering nominees, the Nominating & Governance Committee intends that the Board as a whole possesses, and individual members possess at least two of, the following characteristics or expertise in the following areas:

●	Leadership
●	Strategic vision
●	Business judgment
●	Management experience
●	Experience as a CEO or similar function
●	Experience as a CFO or accounting and finance expertise
●	Industry knowledge
●	Healthcare, medical, and related education and services
●	Education sector and accreditation
●	Cybersecurity
●	Mergers, acquisitions, joint ventures, and strategic alliances
●	Public policy experience, particularly in higher education
●	Regulatory experience
●	Human capital management and/or compensation expertise
●	Global markets and international experience
●	Corporate governance
●	Climate change and climate risk experience

BOARD REFRESHMENT

6 New Directors
2 Retirements

ANNUAL PROCESS FOR NOMINATION

1	Identify Candidates
● Directors ● Management ● Shareholders ● Independent Search Firm
2	Nominating & Governance Committee Review
● Review qualifications ● Consider diversity ● Examine Board composition and balance ● Review independence and potential conflicts ● Meet with potential nominees
3	Recommend Slate

4	Full Board Review and Nomination

5	Shareholder Review and Election

24    Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

The Nominating & Governance Committee has implemented this policy by evaluating each prospective director nominee as well as each incumbent director on the criteria described above, and in the context of the composition of the full Board, to determine whether he or she should be nominated to stand for election or re-election. In screening director nominees, the Nominating & Governance Committee also reviews potential conflicts of interest, including interlocking directorships and substantial business, civic, and social relationships with other members of the Board that could impair the prospective nominee’s ability to act independently.

IDENTIFICATION AND CONSIDERATION OF NEW NOMINEES

In identifying potential nominees and determining which nominees to recommend to the Board, the Nominating & Governance Committee has retained the advisory services of Russell Reynolds Associates, an international executive search firm. In connection with each vacancy, the Nominating & Governance Committee develops a specific set of ideal characteristics for the vacant director position. The Nominating & Governance Committee looks at director candidates that it has identified and any identified by shareholders on an equal basis using these characteristics and the general considerations identified above.

SHAREHOLDER NOMINATIONS

The Nominating & Governance Committee will not only consider nominees that it identifies, but will consider nominees submitted by shareholders in accordance with the advance notice process for shareholder nominations identified in the By-Laws. Under this process, all shareholder nominees must be submitted in writing to the attention of Adtalem’s General Counsel and Corporate Secretary, 500 West Monroe Street, Suite 1300, Chicago, IL 60661, not less than 90 days prior to the anniversary of the immediately preceding annual meeting of shareholders. As a result, a shareholder nomination must be submitted by 5:00 pm Central Daylight Time on August 11, 2023. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy) and shall also include, among other things, the following information:

●	the name and address, as they appear on Adtalem’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;
●	the number of shares of Adtalem’s Common Stock which are beneficially owned by such shareholder or beneficial owner or owners;
●	a representation that such shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;
●	the name and residence address of the person or persons to be nominated;
●	a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder;
●	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would otherwise be required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board; and
●	the written consent of each nominee to be named in a proxy statement and to serve as a director if so elected.

In addition to candidates submitted through this advance notice By-Law process for shareholder nominations, shareholders may also request that a director nominee be included in Adtalem’s proxy materials in accordance with the proxy access provision in the By-Laws. Any shareholder or group of up to 20 shareholders holding both investment and voting rights to at least 3% of Adtalem’s outstanding Common Stock continuously for at least three years may nominate the greater of (i) two or (ii) 20% of the Adtalem directors to be elected at an annual meeting of shareholders. Such requests must be received not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the By-Laws (and not pursuant to Rule 14a-18 of the Exchange Act) must be received no earlier than June 12, 2023 and no later than July 12, 2023. However, if we hold our 2023 Annual Meeting of Shareholders more than 30 days from the first anniversary of this year’s Annual Meeting, then in order for notice by the shareholder to be timely, such notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

2022 Proxy Statement     25

Proposal No. 1 Election of Directors

In addition to candidates submitted through the By-Laws process for shareholder nominations, shareholders may also recommend candidates by following the procedures set forth below under the caption “Communications with Directors.”

Director Independence

The Board annually reviews the continuing independence of Adtalem’s non-employee directors under applicable laws and rules of the New York Stock Exchange (“NYSE”). The Board, excluding any director who is the subject of an evaluation, reviews and evaluates director transactions or relationships with Adtalem, including the results of any investigation, and makes a determination with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired.

The Board has considered whether each director has any material relationship with Adtalem (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Adtalem) and has otherwise complied with the requirements for independence under the applicable listing standards of the NYSE.

As a result of this review, the Board affirmatively determined that, with the exception of Ms. Wardell and Mr. Beard, all of Adtalem’s current directors, and all of Adtalem’s former directors who served as a director during fiscal year 2022, are “independent” of Adtalem and its management within the meaning of the applicable NYSE rules. Mr. Beard is considered an inside director because of his employment as President and CEO of Adtalem. Ms. Wardell is considered an inside director because of her previous employment as President and CEO of Adtalem.

The Board also considered the relationship between Adtalem and The Northern Trust Company, discussed below in Certain Relationships and Related Person Transactions. Mr. Logan, one of our current directors, is Executive Vice President and Managing Director, Global Financial Institutions Group, with Northern Trust Global Investments, a business unit of The Northern Trust Company. In fiscal year 2022, Adtalem incurred approximately $212,000 in fees to The Northern Trust Company, which were partially offset against compensating balance credits earned on an average monthly outstanding balance of approximately $43 million. The Board concluded that the relationship is not a material one for purposes of the NYSE listing standards and would not influence Mr. Logan’s actions or decisions as a director of Adtalem.

BOARD STRUCTURE AND OPERATIONS

Summary of Board and Committee Structure

Adtalem’s Board held eight meetings during fiscal year 2022, consisting of four regular meetings and four special meetings. Currently, the Board has five standing committees: Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance. The following table identifies each standing committee, its members and chairs, its key responsibilities and the number of meetings held during fiscal year 2022. Current copies of the charters of each of these committees, a current copy of Adtalem’s Governance Principles, and a current copy of Adtalem’s Code of Conduct and Ethics can be found on Adtalem’s website, www.adtalem.com, and are also available in print to any shareholder upon request from Adtalem’s General Counsel and Corporate Secretary, 500 West Monroe Street, Suite 1300, Chicago, IL 60661. The Board has determined that each of the members of the Audit and Finance, Compensation, and Nominating & Governance committees is independent within the meaning of applicable laws and NYSE listing standards in effect at the time of determination. The standing Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the SEC, and the listing standards of the NYSE.

26     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Academic Quality Committee

Members	Meetings in fiscal year 2022

Lyle Logan (Chair)	4
Charles DeShazer
Mayur Gupta
Sharon L. O’Keefe

Key Responsibilities

●	Supports improvement in academic quality and assures that the academic perspective is heard and represented at the highest policy-setting level and incorporated in all of Adtalem’s activities and operations
●	Reviews the academic programs, policies, and practices of Adtalem’s institutions
●	Evaluates the academic quality and assessment process and evaluates curriculum and programs

Audit and Finance Committee

Members	Meetings in fiscal year 2022	Report

William W. Burke (Chair)	9	Page 40
Donna J. Hrinak
Michael W. Malafronte

Key Responsibilities

●	Monitors Adtalem’s financial reporting processes, including its internal control systems and the scope, approach, and results of audits
●	Selects and evaluates Adtalem’s independent registered public accounting firm, subject to ratification by the shareholders
●	Reviews and recommends to the Board Adtalem’s financing policies and actions related to investment, capital structure, and financing strategies
●	Provides oversight of Adtalem’s policies and processes established by management to identify, assess, monitor, manage and control technology, cyber, information, ESG, and other risks
●	Provides oversight of Adtalem’s frameworks and standards for climate-related disclosures and reporting
●	Reviews and approves any potential related party transactions

The Board has determined that Mr. Burke and Mr. Malafronte are qualified as audit committee financial experts.

2022 Proxy Statement     27

Proposal No. 1 Election of Directors

Compensation Committee

Members	Meetings in fiscal year 2022	Report

Michael W. Malafronte (Chair)	6	Page 63
William W. Burke
Lyle Logan
Kenneth J. Phelan

Key Responsibilities

●	Oversees all compensation practices and reviews eligibility criteria and award guidelines for Adtalem’s compensation program
●	Reviews and approves, following discussions with the other independent members of the Board, CEO annual goals and objectives
●	Evaluates the CEO’s performance against established annual goals and objectives
●	Recommends CEO compensation to the other independent members of the Board for approval
●	Reviews recommendations made by the CEO and approves compensation for executive officers, including base salary, annual incentive, and equity compensation
●	Reviews and approves the total pay-out of short and long term incentive pools, including annual grants of equity awards
●	Reviews and recommends to the Board compensation paid to non-employee directors

External Relations Committee

Members	Meetings in fiscal year 2022

Georgette Kiser (Chair)	4
Charles DeShazer
Mayur Gupta
Kenneth J. Phelan

Key Responsibilities

●	Provides awareness and oversight of Adtalem’s external relations strategy, policy, and practice
●	Monitors, analyzes, and effectively manages legislative and regulatory policy trends, issues, and risks
●	Develops recommendations to the Board regarding formulating and adopting policies, programs, and communications strategy related to legislative, regulatory, and reputational risk
●	Oversees risks and exposures related to higher education public policy, as well as compliance with laws and regulations applicable to Adtalem
●	Provides oversight regarding significant public policy issues including environmental, social, health and safety, and public and community affairs
●	Reviews Adtalem’s sustainability strategy, including initiatives and policies relating to environmental stewardship, corporate social responsibility, and corporate culture

28     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Nominating & Governance Committee

Members	Meetings in fiscal year 2022

Donna J. Hrinak (Chair)	4
Georgette Kiser
Lyle Logan
Sharon O’Keefe

Key Responsibilities

●	Reviews Board and committee structures and leads the Board self-evaluation process
●	Assesses Board needs and periodically conducts director searches and recruiting to ensure appropriate Board composition
●	Recommends candidates for nomination as directors to the Board
●	Oversees and conducts planning for CEO and director succession and potential related risks
●	Recommends governance policies and procedures

Board Leadership Structure

Pursuant to our Governance Principles, the Board believes that it should be free to make its selection of the Chairman of the Board and the CEO in the way that it deems best for Adtalem and its shareholders at any given time. To ensure continued Board independence, the Board has adopted a policy that, in the event the Chairman of the Board and CEO roles are combined, or the Chairman of the Board is not otherwise independent, the Board shall appoint a Lead Independent Director. In July 2019, the Board elected Ms. Wardell, who had served on our Board since November 2008 and as our President and CEO since May 2016, as Chairman of the Board. In accordance with our Governance Principles, the Board concurrently appointed Mr. Burke to serve as our Lead Independent Director. In evaluating the Board’s leadership structure, the Board considered the relevant merits of combining the roles of Chairman of the Board and CEO and appointing a Lead Independent Director, compared with keeping the roles of Chairman of the Board and CEO separate. With the appointment of Mr. Beard as our President and CEO in September 2021, the Board concluded that Ms. Wardell was the person best suited to serve as Executive Chairman of the Board during fiscal year 2022, providing consistent leadership, alignment between the Board and management, and a unified voice for Adtalem as it continued its transformation to a leading healthcare-focused educator. In addition, the Board reaffirmed its commitment to independent board leadership by appointing Mr. Burke as our Lead Independent Director.

The Board reviews its leadership structure periodically and as circumstances warrant. As noted above, on September 8, 2021, Mr. Beard was appointed President and CEO and Ms. Wardell was appointed Executive Chairman of the Board. The Board separated the roles of Chairman and CEO at this time to allow our CEO to focus on strategic imperatives, including the integration of Walden University and continuing to drive our business transformation efforts. Meanwhile, in her role as Executive Chairman, Ms. Wardell continued to focus on leading the Board, the strategic review of Adtalem’s Financial Services business, and furthering Adtalem’s Global Legislative Agenda. Mr. Burke continued to serve as our Lead Independent Director.

If Mr. Malafronte is reelected by the shareholders at the Annual Meeting, the Board intends to appoint him as Chairman of the Board immediately after the Annual Meeting on November 9, 2022. Mr. Malafronte has been an independent director since he joined the Board in 2016. The Board has considered the merits of separating the roles of Chairman of the Board and the CEO and believes the separation is best for Adtalem and its shareholders at this time. With the appointment of an independent Chairman, the Board will no longer have a Lead Independent Director.

During fiscal year 2022, the Board met in executive session without employee directors or other employees present at each regular Board meeting. Mr. Burke, as Adtalem’s Lead Independent Director, presided over these sessions.

2022 Proxy Statement     29

Proposal No. 1 Election of Directors

In furtherance of our Board’s role in overall strategy and succession planning, during 2022 our Lead Independent Director actively engaged with our Executive Chairman and CEO on such matters. In addition, our Governance Principles provide that the Lead Independent Director:

●	sets the agenda for, calls meeting of and leads executive sessions of the independent directors and reports to the Executive Chairman of the Board, as appropriate, concerning such meetings;
●	acts as a liaison between the Executive Chairman of the Board and the independent directors;
●	advises the Executive Chairman of the Board as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties;
●	when appropriate, makes recommendations to the Executive Chairman of the Board about calling full meetings of the Board;
●	serves as a resource to consult with the Executive Chairman of the Board and other Board members on corporate governance practices and policies and assumes the primary leadership role in addressing issues of this nature if, under the circumstances, it is inappropriate for the Executive Chairman of the Board to assume such leadership; and
●	performs such other duties as requested by the Board or Nominating & Governance Committee and as set forth in the Governance Principles.

OUR LEAD INDEPENDENT DIRECTOR

During his career, Mr. Burke has served in executive leadership roles at several companies and, during his service on multiple public company boards, has served as a lead independent director, board chairman, audit committee chairman and compensation committee chairman. If Mr. Burke is reelected by the shareholders at the Annual Meeting, he will continue to serve as Chair of our Audit and Finance Committee and as a member of our Compensation Committee.

Committee Chairs and Membership after the 2022 Annual Meeting

If all of the directors standing for election at the 2022 Annual Meeting are elected by the shareholders, the Board anticipates reconstituting the membership and Chairs of each of its five standing committees immediately after the Annual Meeting as follows:

Committee	Proposed	Committee	Proposed
Academic Quality Committee	Georgette Kiser (Chair)	External Relations Committee	Donna Hrinak (Chair)
	Charles DeShazer		Mayur Gupta
	Mayur Gupta		Liam Krehbiel
	Lisa Wardell		Ken Phelan
Lisa Wardell
Audit and Finance Committee	William Burke (Chair)	Nominating & Governance Committee	Sharon O’Keefe (Chair)
	Donna Hrinak		Donna Hrinak
	Liam Krehbiel		Georgette Kiser
Compensation Committee	Ken Phelan (Chair)
William Burke
Charles DeShazer
Sharon O’Keefe

30     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Director Attendance

During fiscal year 2022, our Board met eight times. Each of Adtalem’s directors attended at least 94% of the meetings of the Board and Board committees on which they served that occurred during their respective time of service on the Board in fiscal year 2022.

All of our directors who were directors at the time were in attendance at the 2021 Annual Meeting of Shareholders, held virtually in November 2021. Our Board encourages all of its members to attend the Annual Meeting but understands there may be situations that prevent such attendance.

Director Continuing Education

Members of the Board are encouraged to participate in continuing education and enrichment classes and seminars. Mr. Burke is National Association of Corporate Directors (“NACD”) Directorship Certified. NACD Directorship Certified directors establish themselves as committed to continuing education on emerging issues and helping to elevate the profession of directorship. Mr. Burke also participates in the PwC Corporate Directors Exchange which aims to give Fortune 1000 directors the tools to lead for long-term success, and the NACD Advanced Director Professionalism course; Ms. Kiser is a NACD Board Leadership Fellow. She demonstrates her commitment to the highest standards of exemplary board leadership by earning NACD Fellowship – The Gold Standard Director Credential – each year. During fiscal year 2022, the following directors attended the following classes and seminars: (i) Ms. O’Keefe attended NACD seminars on Top Compensation Committee Concerns, and The Future of Healthcare, and a Diligent Institute conference on Board ESG Oversight & Strategy; (ii) Mr. Phelan attended a Harvard Executive Education Course on “Making Corporate Boards More Effective”; and (iii) Ms. Wardell attended the Stanford Directors College.

Board Self-Evaluation

Each year our Board undertakes a self-evaluation process to critically evaluate its performance and effectiveness. Additionally, each committee conducts a self-evaluation to monitor its performance and effectiveness. The process is coordinated by the Chairman and the chair of the Nominating & Governance Committee, and in fiscal year 2022 the Board used an independent third-party to conduct the evaluation process. Board and committee members are asked to provide commentary about a variety of topics, including the following: overall Board performance, including strategy, challenges and opportunities; Board and committee meeting logistics and materials; Board and committee culture; and human capital and succession planning. The results of the evaluations were aggregated and summarized by the independent third-party and discussed at Board and committee meetings.

KEY BOARD RESPONSIBILITIES

Strategic Oversight

The Board has an active role in our overall strategies. The Board actively reviews and provides guidance on Adtalem’s long-term strategies and annual operating plan. Management reports its progress in executing on Adtalem’s strategies and operating plan throughout the year. In addition, throughout the year, segment leadership will report to the Board regarding individual segment strategies and operating plans. The full Board has primary responsibility to review and provide oversight to management on our ESG strategy, supported by the work of our Audit and Finance, Compensation, External Relations, and Nominating & Governance Committees, each of whom provides oversight on various components of our ESG strategy. For example, our Audit and Finance Committee provides oversight of Adtalem’s policies and procedures to identify, assess, monitor, manage and control ESG risks. The Audit and Finance Committee also provides oversight of Adtalem’s frameworks and standards for climate-related disclosures and reports. The Compensation Committee has responsibility for reviewing strategy and initiatives related to recruiting and retention to include ESG goals and milestones, if any.

2022 Proxy Statement     31

Proposal No. 1 Election of Directors

Risk Oversight

Adtalem’s full Board is responsible for assessing major risks facing Adtalem and overseeing management’s plans and actions directed toward the mitigation and/or elimination of such risk. The Board has assigned specific elements of the oversight of risk management of Adtalem to committees of the Board, as summarized below. Each committee meets periodically with members of management and, in some cases, with outside advisors regarding the matters described below and, in turn, reports to the full Board at least after each regular meeting regarding any findings.

Managing current and emerging business risks, from regulatory and market risks to global risks like a pandemic, is an important component of our governance and oversight system. Management undertakes a regular review of a broad set of risks across Adtalem’s business and operations to identify, assess, manage and monitor existing and emerging threats and opportunities. Adtalem’s Enterprise Risk Management (“ERM”) team is responsible for leading our risk management program at the enterprise level. The ERM team places particular focus on key risks that have the potential for the highest impact to Adtalem and its operations, and the highest likelihood of risk occurrence based on Adtalem’s preparedness and potential impact to Adtalem’s strategy. As part of management’s proactive risk identification and mitigation efforts, the ERM team has initiated the development of Risk Appetite Statements for each critical enterprise risk. These Risk Appetite Statements are expected to deepen our understanding of risks, enable effective action to mitigate risks and strengthen our risk culture.

Board/Committee	Primary Areas of Risk Oversight
Full Board	● Reputation ● Legal and regulatory risk and compliance and ethical business practices ● Strategic planning ● Major organizational actions ● Education public policy
Academic Quality Committee	● Academic quality ● Accreditation ● Curriculum development and delivery ● Student persistence ● Student outcomes
Audit and Finance Committee

●   Accounting and disclosure practices

●   Information technology

●   Cybersecurity

●   Financial controls

●   Risk management policies and procedures

●   Legal and regulatory risk and compliance, including compliance and ethics program

●   Related party transactions

●   Capital structure

●   Investments

●   Climate-related disclosures and reporting

●   Foreign exchange

Compensation Committee	● Compensation practices ● Talent development ● Retention ● Management succession planning
External Relations Committee

●   Accreditation

●   Higher education public policy

●   Compliance with laws and regulations applicable to Adtalem

●   Sustainability, environmental, corporate social responsibility, and public and community affairs

Nominating & Governance Committee	● Corporate and institutional governance structures and processes ● Board composition and function ● Board and Chairman of the Board succession

32     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Succession Planning and Human Capital Management

The Board recognizes that one of its most important duties is to ensure continuity in Adtalem’s senior leadership by overseeing the retention and development of executive talent and planning for the effective succession of our CEO, including the succession of Mr. Beard as CEO in September 2021, and the executive leadership team. In order to ensure that the succession planning and leadership development process supports and enhances our long-term strategic objectives, the Board periodically consults with our CEO and Chief Human Resources Officer on Adtalem’s business goals, the skills and experience necessary to help Adtalem achieve those goals, our organizational needs, our leadership pipeline, the succession plans for critical leadership positions, and our talent development and leadership initiatives. Talent and leadership development, including succession planning, is a top priority of our CEO and the senior executive team. Our CEO seeks input from members of our Board regarding candidates for executive positions and other key roles.

Our Sustainability Commitment

SAFEGUARDING GLOBAL HEALTH AND THE ENVIRONMENT

We recognize that ESG practices and goals are important to our shareholders because our approach to these areas can provide insight into our corporate behavior, long-term performance, and sustainability. Our ESG practices support our purpose – to empower students to achieve their goals, find success, and make inspiring contributions to our global community. We aim to empower and enhance the communities in which we teach, learn, and work by operating sustainably, maintaining responsible governance standards, and supporting our global community. We continue to measure our performance and set new goals in areas including academic and policy standards; diversity and inclusion of Adtalem suppliers; and energy and waste reduction programs.

Adtalem is committed to confronting the challenges of climate change by reducing the impact of our operations. In fiscal year 2020, we launched a multi-year environmental initiative with the following three strategic goals to define our Energy Conservation Measures (“ECMs”) and Green House Gas (“GHG”) reduction activities through 2024:

1.	Achieve a ten percent (10%) reduction (when compared to 2019 calendar year levels) of controllable energy use and GHG emission levels across Adtalem’s U.S. properties by 2024;
2.	Aim to initiate an average of one renewable energy project per year at an owned location from 2021 through 2024; and
3.	Implement an enhanced waste and recycling initiative across Adtalem’s controllable waste portfolio by the end of 2024.

These goals address a set of environmental issues that are important to us, including our impact on climate change and our effect on natural resources. The goals lay the foundation for our environmental vision and solidify our commitment to safeguard the environment. Throughout fiscal year 2022, we continued implementing energy conservation measures, such as phasing in the use of more efficient LED lighting fixtures. To date, we have replaced 60% of the lighting within our leased spaces and owned facilities with LED fixtures. This initiative, in addition to other conservation measures we have implemented since 2019, has allowed us to reduce energy and emissions by 30.9% and 37.8%, respectively, from our 2019 baseline. In accordance with Goal 2, during fiscal year 2022, we began upgrading an existing solar array in St. Maarten that will enhance energy efficiency and equip one of our locations with 184 additional hurricane-resistant solar panels. Once we complete this project in fiscal year 2023, the additional solar panels will provide approximately 125,421 kilowatt hours of clean energy per year. Throughout fiscal year 2022, we also made headway toward Goal 3 by instituting a competitive bid process that has enabled us to partner with local organizations to advance our recycling efforts more efficiently and cost effectively while supporting local businesses. Through various waste mitigation efforts we implemented in partnership with Rubicon, we diverted 23% of waste from landfills during fiscal year 2022. All of these results are through June 2022 and we recognize that energy and emissions data can differ year-to-year due to operational circumstances, attendance at institutions and external factors, such as COVID-19.

2022 Proxy Statement     33

Proposal No. 1 Election of Directors

EMPOWERING INDIVIDUALS, IMPACTING GLOBAL COMMUNITIES

The principles of access and equity underpin our efforts to empower diverse, vibrant communities across the globe. Guided by our social mission to address critical workforce shortages through the education of diverse students, we seek to create sustainable workforces that represent the communities they serve. With projected nursing and physician shortages projected for the next decade, we are actively working to address these critical workforce shortages by providing training, expanding access to education and establishing robust employer partnerships. In 2022, 83% of the total population in our five institutions identified as female and 50% as ethnically diverse. Combined, our institutions graduate more than 100 Black/African American physicians annually, more than any U.S. medical school. Many of our graduates go on to serve communities that are medically underserved or low-income. In 2021, 44% of our medical school graduates practice in medically underserved or health professional shortage areas and 88% of our medical school graduates practice in low-income communities. This rate is higher than other U.S. medical school graduates.

The initiatives described above along with a detailed discussion of our Sustainability Commitment and its core pillars – Operating with Purpose and Responsibility; Safeguarding Global Health and the Environment; and Empowering Individuals, Impacting Global Communities can be found in Adtalem’s 2022 Sustainability Report https://www.adtalem.com/media/5396/sustainability-report.pdf.

Information Security and Cybersecurity

Adtalem takes seriously the custody of student, employee, and stakeholder information, and therefore employs strong governance practices regarding information security. For example, Adtalem’s Enterprise Information Security Framework policy and Information Governance and Security procedures are modeled on the National Institute of Standards and Technology (NIST) 800-53 policy framework. We continually evaluate the effectiveness of our security measures.

Some key safeguards include regularly scheduled penetration tests and vulnerability assessments and mandatory security awareness training for all users of our systems. Representative training topics include: protection of sensitive information, phishing, and mobile device security.

We utilize advanced security tools and software to protect our systems and information, to detect unauthorized activity, and to take expeditious corrective action, as required.

The Adtalem Audit and Finance Committee, comprised entirely of independent directors, assists the Board in its responsibilities of overseeing that the Company has established, documented, maintained, and periodically reevaluates its cybersecurity processes. Management reports on the state of the cybersecurity program to the Audit and Finance Committee on a quarterly basis. Additionally, Adtalem’s IT general controls are audited annually by both the Company’s internal function and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Adtalem maintains a cybersecurity insurance policy, which would potentially defray certain costs associated with a breach. In the last three years, to its knowledge, Adtalem has not experienced a significant information security breach.

Outreach and Engagement

We value the opinions of our shareholders and believe regular, proactive communications with our shareholders to be in the long-term best interests of Adtalem. Our investor communications and outreach include investor day meetings, investor conferences, and quarterly conference calls. These calls are open to the public and are available live and as archived webcasts on our website. Additionally, we reach out at least annually to our largest shareholders to invite feedback. We hold individual calls with shareholders who accept our invitation to allow for open, meaningful discussions. As part of our shareholder outreach, we have met with shareholders holding approximately 59% of our shares. These included discussions of compensation matters, as well as ESG issues. We share any feedback received from our shareholders with our Board.

34     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

COMMUNICATIONS WITH DIRECTORS

Shareholders and other interested parties wishing to communicate with the Board, our Lead Independent Director, or any member or committee of the Board are encouraged to send any communication to our General Counsel and Corporate Secretary, Adtalem Global Education Inc., 500 West Monroe Street, Suite 1300, Chicago, IL 60661 and should prominently indicate on the outside of the envelope that it is intended for the Board, our Lead Independent Director, the independent directors as a group, or a committee or an individual member of the Board. Any such communication must be in writing, must set forth the name and address of the shareholder (and the name and address of the beneficial owner, if different), and must state the form of stock ownership and the number of shares beneficially owned by the shareholder making the communication. Adtalem’s General Counsel and Corporate Secretary will compile and promptly forward all communications to the Board except for spam, junk mail, mass mailings, resumes, or other forms of job inquiries, surveys, business solicitations, or advertisements.

Communicating Accounting Complaints

Shareholders, Adtalem employees and other interested persons are encouraged to communicate or report any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters, or violations of Adtalem’s Code of Conduct and Ethics (collectively, “Accounting Complaints”) to the General Counsel and Corporate Secretary of Adtalem at the following address:

General Counsel and Corporate Secretary

Adtalem Global Education

500 West Monroe Street, Suite 1300

Chicago, IL 60661

Accounting Complaints also may be submitted in a sealed envelope addressed to the Chair of the Audit and Finance Committee, in care of the General Counsel, at the address indicated above, and labeled with a legend such as: “To Be Opened Only by the Audit and Finance Committee.” Any person making such a submission who would like to discuss an Accounting Complaint with the Audit and Finance Committee should indicate this in the submission and should include a telephone number at which he or she may be contacted if the Audit and Finance Committee deems it appropriate.

Adtalem employees and students may also report Accounting Complaints using any of the reporting procedures specified in Adtalem’s Code of Conduct and Ethics. All reports by employees shall be treated confidentially and may be made anonymously. Adtalem will not discharge, demote, suspend, threaten, harass, or in any manner discriminate against any employee in the terms and conditions of his or her employment based upon any lawful actions taken by such employee with respect to the good faith submission of Accounting Complaints.

BOARD PRACTICES AND POLICIES

Certain Relationships and Related Person Transactions

It is Adtalem’s policy that the Audit and Finance Committee review, approve, or ratify all related party transactions in which Adtalem participates and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering information from the directors and executive officers, including annual questionnaires completed by all our directors, director nominees, and executive officers. The Audit and Finance Committee will review the relevant facts and circumstances of all related party transactions, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction. No member of the Audit and Finance Committee may participate in any approval of a related party transaction to which he or she is a related party.

Various Adtalem policies and procedures, including the Code of Conduct and Ethics, which applies to Adtalem’s directors, officers, and all other employees, and annual questionnaires completed by all Adtalem directors, director nominees, and executive officers, require disclosure of related person transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable Securities and Exchange Commission (“SEC”) rules.

2022 Proxy Statement     35

Proposal No. 1 Election of Directors

The Board reviewed the relationship between Adtalem and The Northern Trust Company, a wholly-owned subsidiary of Northern Trust Corporation. Adtalem maintains depository accounts with The Northern Trust Company and conducts a significant portion of its disbursement activity through these accounts. Mr. Logan, one of our current directors, is Executive Vice President and Managing Director, Global Financial Institutions Group, with Northern Trust Global Investments, a business unit of The Northern Trust Company. In fiscal year 2022, Adtalem incurred approximately $212,000 in fees to The Northern Trust Company, which were partially offset against compensating balance credits earned on an average monthly outstanding balance of approximately $43 million. The Board concluded, after considering (i) that the relationship with The Northern Trust Company predates Mr. Logan joining the Board, (ii) that Mr. Logan has had no involvement in the Adtalem banking transactions, (iii) the lack of materiality of the transactions to Adtalem and to The Northern Trust Company, and (iv) the fact that the terms of the transactions are not preferential either to Adtalem or to The Northern Trust Company, that the relationship is not a material one for purposes of the NYSE listing standards and would not influence Mr. Logan’s actions or decisions as a director of Adtalem.

There were no other related party transactions in fiscal year 2022 that required approval under our policies and procedures or the rules and regulations of the SEC.

Governance Principles/Code of Conduct and Ethics

Our Board has adopted Governance Principles that set forth expectations for directors, director qualifications, director retirement, director independence standards, board committee structure, and functions and other policies for Adtalem’s governance. We have adopted a Code of Conduct and Ethics applicable to all employees including directors, officers, and full- and part-time employees and faculty of Adtalem Global Education Inc. and its subsidiaries. These documents are available on Adtalem’s website at https://www.adtalem.com/media/166/governance-principles and https://www.adtalem.com/media/156/code_of_conduct.pdf. Any amendments or waivers of the Code of Conduct and Ethics will be disclosed at these website addresses.

We encourage individuals to speak up with questions, concerns or potential violations of our Code of Conduct, and we have a 24-hour reporting hotline administered through a third-party to offer anonymity to anyone reporting such issues. Information about our whistleblower policy and practices are included in the Code of Conduct. All reports, which are reviewed by the Audit and Finance Committee each quarter, are investigated promptly, thoroughly and fairly, and appropriate action is taken whenever necessary.

Compensation Committee Independence and Insider Participation

During fiscal year 2022, Michael W. Malafronte, William W. Burke, Lyle Logan, and Kenneth J. Phelan served on the Compensation Committee. No member of the Compensation Committee was, during 2022, an officer or employee of Adtalem, was formerly an officer of Adtalem, and other than the related person transaction between Adtalem and The Northern Trust Company, where Mr. Logan serves as an Executive Vice President and Managing Director, discussed above in Certain Relationships and Related Person Transactions, had any relationship requiring disclosure by Adtalem as a related person transaction under Item 404 of Regulation S-K. During 2022, none of the Company’s executive officers served on the board of directors or a compensation committee of any other entity, any officers of which served on Adtalem’s Board or our Compensation Committee.

DIRECTOR COMPENSATION

The competitiveness of the director compensation program is reviewed annually by the Compensation Committee with the assistance and input of Meridian Compensation Partners (“Meridian”), the Compensation Committee’s independent compensation consultant. In fiscal year 2022, the director compensation program was benchmarked by Meridian and reviewed against Adtalem’s peer group. As a result of that review, in the second half of fiscal year 2022, the Board increased by $2,500 the additional retainer paid to the Committee Chairs, other than the Compensation Committee Chair. No other changes were made for the year. In fiscal year 2022, non-employee directors continued to receive an annual retainer of $85,000, paid quarterly. After the increase in May 2022, the Chair of the Audit and Finance Committee received an additional annual retainer of $25,000, the Chair of the Compensation Committee continued to receive an additional retainer of $17,500, and the chairs of each of the other committees received an additional annual retainer of $12,500 for their roles as committee chairs. During fiscal year 2022, Ms. Wardell, our Executive Chairman of the Board, and former CEO and President, did not receive any additional compensation for her service as Chairman of the Board and Mr. Burke received an additional annual retainer of $35,000 for his service as Lead Independent Director. For fiscal year 2023, Ms. Wardell will receive the same compensation as our independent directors. Directors were reimbursed for any reasonable and appropriate expenditures attendant to Board membership.

36     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Under the Adtalem Nonqualified Deferred Compensation Plan, a director could elect to defer all or a portion of the cash retainer. Any amount so deferred is, at the director’s election, valued as if invested in various investment choices made available by the Compensation Committee for this purpose, and is payable in cash installments, or as a lump-sum on or after termination of service as a director, or at a later date specified by the director. No non-employee directors deferred any portion of their compensation in fiscal year 2022.

As long-term incentive compensation for directors, each non-employee director received RSUs with an approximate value of $125,000 directly following the 2022 Annual Meeting of Shareholders. Each RSU represents the right to receive one share of Common Stock following the satisfaction of the vesting period. All RSUs granted in November 2021 vest upon the one-year anniversary of the grant date.

This table discloses all non-employee director compensation provided in fiscal year 2022 to the directors of Adtalem for their service as directors.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Total ($)
William W. Burke	142,500		124,870	267,370
Charles DeShazer	85,000		124,870	209,870
Mayur Gupta	90,082		124,870	214,952
Donna J. Hrinak	95,000		124,870	219,870
Georgette Kiser	95,000		124,870	219,870
Liam Krehbiel(3)	—		—	—
Lyle Logan	113,000	(4)	124,870	237,870
Michael W. Malafronte	102,500		124,870	227,370
Sharon L. O’Keefe	85,000		124,870	209,870
Kenneth J. Phelan	85,000		124,870	209,870
(1)	Includes all retainer fees paid or deferred pursuant to the Adtalem Global Education Inc. Nonqualified Deferred Compensation Plan.
(2)	The amounts reported in the Stock Awards column represent the grant date fair value of 3,690 RSUs granted on November 10, 2021 to each of the directors named above, computed in accordance with FASB ASC Topic 718. The assumptions made in determining the valuations of these awards can be found at Note 17: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2022. The number of RSUs granted to each of the directors named above was determined by dividing $125,000 by $33.84, which represents the fair market value of a share of Common Stock on the November 10, 2021 award date, and rounding to the nearest 10 shares.
(3)	Mr. Krehbiel was appointed to the Board effective June 6, 2022.
(4)	This amount includes $18,000 in cash Mr. Logan received as compensation for his services as a member of the board of trustees of an Adtalem institution.
The table below discloses the aggregate number of RSUs outstanding at June 30, 2022 for each non-employee director listed above.

Name	RSUs Outstanding (#)
William W. Burke	3,690
Charles DeShazer	3,690
Mayur Gupta	3,690
Donna J. Hrinak	3,690
Georgette Kiser	3,690
Liam Krehbiel(1)	—
Lyle Logan	3,690
Michael W. Malafronte	3,690
Sharon L. O’Keefe	3,690
Kenneth J. Phelan	3,690
(1)	Mr. Krehbiel was appointed to the Board effective June 6, 2022.

2022 Proxy Statement     37

PROPOSAL NO. 2

Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Subject to shareholder ratification, the Audit and Finance Committee of the Board has reappointed PricewaterhouseCoopers LLP (“PwC”), as independent registered public accounting firm for Adtalem and its subsidiaries for fiscal year 2023. The Board recommends to the shareholders that the selection of PwC as independent registered public accounting firm for Adtalem and its subsidiaries be ratified. If the shareholders do not ratify the selection of PwC, the selection of independent registered public accounting firm will be reconsidered by the Audit and Finance Committee. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from shareholders.

APPROVAL BY SHAREHOLDERS

Proposal No. 2 to ratify the selection of PwC as independent registered public accounting firm for Adtalem for fiscal year 2023 will require the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Unless otherwise indicated on the proxy, the shares will be voted FOR ratification of the selection of PwC as independent registered public accounting firm for Adtalem for fiscal year 2023.

The Board of Directors recommends a vote FOR the ratification of the appointment of PwC as Adtalem’s independent registered public accounting firm for fiscal year 2023.

SELECTION AND ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PwC for audit and all other services. Prior to the Audit and Finance Committee’s consideration for approval, management provides the Audit and Finance Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified, or denied as appropriate. A record of all such approvals is maintained in the files of the Audit and Finance Committee for future reference. All services provided by PwC during the past two years were approved by the Audit and Finance Committee prior to their undertaking.

PRE-APPROVAL POLICIES

The Audit and Finance Committee has adopted a policy for approving all permitted audit, audit-related, tax, and non-audit services to be provided by PwC in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit and Finance Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy. For fiscal years 2021 and 2022, none of the services provided by PwC were provided pursuant to the de minimis exception to the pre-approval requirements contained in the applicable rules of the SEC. Audit and Finance Committee consideration and approval generally occurs at a regularly scheduled Audit and Finance Committee meeting. For projects that require an expedited decision because the independent registered public accounting firm should begin prior to the next regularly scheduled meeting, requests for approval may be circulated to the Audit and Finance Committee by mail, telephonically or by other means for its consideration and approval. When deemed necessary, the Audit and Finance Committee has delegated pre-approval authority to its Chair. Any engagement of the independent registered public accounting firm under this delegation will be presented for informational purposes to the full Audit and Finance Committee at their next meeting.

38     Adtalem Global Education Inc.

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

AUDIT FEES AND OTHER FEES

The Audit and Finance Committee appointed PwC as Adtalem’s independent registered public accounting firm for the fiscal year ended June 30, 2022. Adtalem’s shareholders ratified the engagement at the Annual Meeting of Shareholders on November 10, 2021. In addition to engaging PwC to audit the consolidated financial statements for Adtalem and its subsidiaries for the year and review the interim financial statements included in Adtalem’s Quarterly Reports on Form 10-Q filed with the SEC, the Audit and Finance Committee also engaged PwC to provide various other audit and audit-related services — e.g., auditing of Adtalem’s compliance with student financial aid program regulations.

The Sarbanes-Oxley Act of 2002 prohibits an independent public accountant from providing certain non-audit services for an audit client. Adtalem engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include, from time to time, business and asset valuation studies, and services in the fields of law, human resources, information technology, employee benefits and tax structure, and compliance.

The aggregate amounts included in Adtalem’s financial statements for fiscal year 2022 and 2021 for fees billed or to be billed by PwC for audit and other professional services, respectively, were as follows:

	Fiscal Year 2022	Fiscal Year 2021
Audit Fees	$4,584,000	$2,628,000
Audit-Related Fees	$2,500,000	$850,000
Tax Fees	$965,324	$405,881
All Other Fees	$4,150	$18,000
Total	$8,053,474	$3,901,881

AUDIT FEES — Includes all services performed to comply with generally accepted accounting principles in conjunction with the annual audit of Adtalem’s financial statements and the audit of internal controls over financial reporting. In addition, this category includes fees for services in connection with Adtalem’s statutory and regulatory filings, consents, and review of filings with the SEC such as the annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Also included are services rendered in connection with the required annual audits of Adtalem’s compliance with the rules and procedures promulgated for the administration of federal and state student financial aid programs. The increase in audit fees for fiscal year 2022 is primarily due to work related to the acquisition of Walden University and the disposition of our Financial Services segment.

AUDIT-RELATED FEES — Audit-related fees of $2,500,000 were billed to us by PwC for fiscal year 2022, which included services performed related to carve-out financial statement audits prepared related to the sale of our Financial Services segment. Audit-related fees of $850,000 were billed to us by PwC for fiscal year 2021, which included services performed related to Adtalem’s debt offerings and comfort letters.

TAX FEES — Includes all services related to tax compliance, tax planning, tax advice, assistance with tax audits, and responding to requests from Adtalem’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. Adtalem’s Audit and Finance Committee has considered the nature of these services and concluded that these services may be provided by the independent registered public accounting firm without impairing its independence. The increase in tax fees for fiscal year 2022 is primarily due to work related to the acquisition of Walden University and the disposition of our Financial Services segment.

ALL OTHER FEES — Includes subscriptions for online accounting research services, fees for access to disclosure checklist, and fees to prepare a human resource benchmarking study.

2022 Proxy Statement     39

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

AUDIT AND FINANCE COMMITTEE REPORT

To Our Shareholders:

The Audit and Finance Committee of Adtalem consists of three independent directors. The members of the Audit and Finance Committee meet the independence and financial literacy requirements of the NYSE and additional heightened independence criteria applicable to members of the Audit and Finance Committee under SEC and NYSE rules. In fiscal year 2022, the Audit and Finance Committee held nine meetings. The Audit and Finance Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter conforms to the SEC’s implementing regulations and to the NYSE listing standards.

Management is responsible for Adtalem’s internal controls and the financial reporting process by which it prepares the financial statements. Adtalem’s independent registered public accounting firm is responsible for performing an independent audit of the annual financial statements of Adtalem and expressing an opinion on those statements. The principal duties of the Audit and Finance Committee include:

●	Monitoring Adtalem’s financial reporting processes, including its internal control systems;
●	Selecting Adtalem’s independent registered public accounting firm, subject to ratification by the shareholders;
●	Evaluating the independent registered public accounting firm’s independence;
●	Monitoring the scope, approach, and results of the annual audits and quarterly reviews of financial statements, and discussing the results of those audits and reviews with management and the independent registered public accounting firm;
●	Overseeing the effectiveness of Adtalem’s internal audit function and overall risk management processes;
●	Discussing with management and the independent registered public accounting firm the nature and effectiveness of Adtalem’s internal control systems; and
●	Reviewing and recommending to the Board Adtalem’s financing policies and actions related to investment, capital structure, and financing strategies.

During fiscal year 2022, at each of its regularly scheduled meetings, the Audit and Finance Committee met with the senior members of the Adtalem’s financial management team. Additionally, the Audit and Finance Committee had separate private sessions, on a quarterly basis, with Adtalem’s independent registered public accounting firm, Adtalem’s General Counsel and Corporate Secretary, Adtalem’s Chief Financial Officer, and Adtalem’s Vice President, Internal Audit.

The Audit and Finance Committee is updated periodically on the process management uses to assess the adequacy of Adtalem’s internal control systems over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of Adtalem’s internal controls over financial reporting. The Audit and Finance Committee also discusses with Adtalem’s independent registered public accounting firm Adtalem’s internal control assessment process, management’s assessment with respect thereto and the evaluation by Adtalem’s independent registered public accounting firm of its system of internal controls over financial reporting.

The Audit and Finance Committee annually evaluates the performance of Adtalem’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current independent registered public accounting firm. As a threshold matter, the Audit and Finance Committee satisfies itself that the most recent Public Company Accounting Oversight Board (“PCAOB”) inspection report pertaining to the current firm does not contain any information that would render inappropriate its continued service as Adtalem’s independent public accountants, including consideration of the public portion of the report and discussion in general terms of the types of matters covered in the non-public portion of the report. The Audit and Finance Committee also considers the quality and efficiency of the previous services rendered by the current auditors and the auditors’ technical expertise and knowledge of Adtalem’s global operations and industry. Based on this evaluation, the Audit and Finance Committee decided to reengage, and recommend ratification of, PwC as Adtalem’s independent registered public accounting firm for fiscal year 2023. The Audit and Finance Committee reviewed with members of Adtalem’s senior management team and PwC the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and PwC of Adtalem’s internal controls over financial reporting, and the quality of Adtalem’s financial reporting. Although the Audit and Finance

40     Adtalem Global Education Inc.

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Committee has the sole authority to appoint Adtalem’s independent registered public accounting firm, the Audit and Finance Committee recommends that the Board ask the shareholders, at their annual meeting, to ratify the appointment of Adtalem’s independent registered public accounting firm. With respect to Adtalem’s audited financial statements for fiscal year 2022, the Audit and Finance Committee has:

●	Reviewed and discussed the audited financial statements with management;
●	Met with PwC, Adtalem’s independent registered public accounting firm, and discussed the matters required to be discussed by the PCAOB and the SEC; and
●	Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence and has discussed its independence with PwC.

In reliance upon the Audit and Finance Committee’s reviews and discussions with both management and PwC, management’s representations and the report of PwC on Adtalem’s audited financial statements, the Audit and Finance Committee recommended to the Board that the audited financial statements for the fiscal year ended June 30, 2022 be included in Adtalem’s Annual Report on Form 10-K filed with the SEC.

In addition, the Audit and Finance Committee has re-appointed, subject to shareholder ratification, PwC as Adtalem’s independent registered public accounting firm for fiscal year 2023.

This Audit and Finance Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Adtalem specifically incorporates this Audit and Finance Committee Report by reference, and is not otherwise to be deemed filed under such acts.

William W. Burke, Chair

Donna J. Hrinak

Michael W. Malafronte

2022 Proxy Statement     41

PROPOSAL NO. 3

Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

COMPENSATION DISCUSSION & ANALYSIS

The following pages summarize our executive compensation program for our NEOs. Our 2022 NEOs are:

Stephen W. Beard President and Chief Executive Officer	Robert J. Phelan Senior Vice President, Chief Financial Officer	Douglas G. Beck Senior Vice President, General Counsel and Corporate Secretary	John W. Danaher President, Medical and Veterinary	Maurice Herrera Senior Vice President, Chief Marketing Officer	Lisa W. Wardell Former Executive Chairman and Chief Executive Officer

Executive Summary

Adtalem’s executive compensation program is designed to reward leaders for delivering strong financial results and building shareholder value. We firmly believe that academic quality and a strong student-centric focus lead to growth and, therefore, we have incorporated measures into our executive compensation program to recognize leadership for their roles in improving student academic performance and outcomes.

This executive compensation program structure enables us to provide a competitive total compensation package while aligning our leaders’ interests with those of our shareholders and other stakeholders. The following chart highlights key objectives behind the development, review and approval of our NEOs’ compensation.

Effective September 8, 2021, Mr. Beard was appointed President and CEO and Ms. Wardell was appointed Executive Chairman. Adtalem entered into Executive Employment Agreements with Ms. Wardell and Mr. Beard for their new roles as Executive Chairman and President and CEO, respectively. Ms. Wardell’s appointment as Executive Chairman terminated effective September 7, 2022.

42     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

COMPENSATION OBJECTIVES

Our executive compensation program is designed to:

ALIGN INCENTIVES	COMPETE FOR TALENT	REWARD PERFORMANCE

Our purpose is to empower students to achieve their goals, find success and make inspiring contributions to our global community. Success in realizing our purpose drives growth, which leads to the creation of sustainable, long-term value for our shareholders. Our compensation program is distinguished by its alignment not only with our shareholders, but also with our students, whose success is critical to our organization’s success.	Our compensation program is designed to attract, retain and motivate high-performing employees, particularly our key executives who are critical to our operations. Our compensation decisions take into account the competitive landscape for talent.

We reward outstanding performance through:

●
A short-term incentive program focusing our executives on achieving strong financial results and superior academic and student outcomes, through individual performance objectives, and
●
A long-term incentive program providing a mix of equity vehicles designed to reward long-term financial performance and shareholder value creation.

Our executive compensation program is founded on aligning the attainment of our business transformation and growth objectives with commensurate rewards based on results achieved over both short- and long-term performance periods. The Compensation Committee believes this approach appropriately focuses executives on achieving our strategic priorities and provides appropriate upside and downside potential based on actual performance and results achieved over time.

Our program, particularly how we measure performance through both annual incentives and our long-term performance share plan, employs measures that support our fundamental shift in strategic focus for management and our organization at large.

Fiscal year 2022 highlights underscored by commitment to business transformation and growth

Key Achievements	How this positions us for growth
Completing the purchase of Walden University
●
Reinvests capital (following the divestiture of Adtalem Brazil) via inorganic growth to expand market share of healthcare focused assets while harnessing synergies to accelerate returns and position us for short- and long-term growth; and
●
Complements existing portfolio while adding substantial scale and capabilities as a healthcare-focused education provider to capture the long-term durable demand for skilled healthcare professionals

Focus on integration readiness as a segue to realizing value capture
●
Delivered our first-year target of $30 million in run-rate synergies and leveraged the integration as a catalyst to transform Adtalem, starting with the introduction of a more dynamic, efficient and better integrated operating model

Strengthening our bench and focus on excellence in talent
●
Strengthened bench and supported long-term growth by investing in several key leadership hires with emphasis on general management, strategic marketing and growth-oriented roles, improving the succession pipeline in key functional and operational areas

Maintained Focus on Business Continuity - Normalized and prepared to expand business during pandemic
●
Demonstrated agility with limited time and resources and despite the uncertainty during unprecedented times;
●
Delivered solid financial performance despite significant challenges to the business;
●
Managed through times of extreme uncertainty for Chamberlain University and the medical schools where clinical experience is key for student success; and
●
Consolidated brick and mortar administrative offices and managed a hybrid workforce

2022 Proxy Statement     43

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

CONTINUED SHAREHOLDER OUTREACH

Adtalem employs a proactive investor relations approach, involving management and the Board, with ongoing outreach and interactive dialogue with investors to seek input on topics including corporate governance, executive compensation, diversity, equity and inclusion, and strategy. Our goal is to provide transparency to ensure there is a clear understanding of our business and our operating and financial performance – as set forth in our public filings, through one-on-one discussions, non-deal road shows, and investor conferences.

While we are very pleased by the positive response to the executive compensation program substantiated by our 92% ‘say on pay’ approval rating at the 2021 annual meeting, our ongoing commitment included proactive outreach to our top shareholders in 2022. Those shareholders that did provide feedback (which collectively hold approximately 59% of our shares) responded favorably to our executive compensation program, did not express any particular areas of concern and reiterated their support for the positive changes implemented last year.

Adtalem and the Compensation Committee will continue to engage our shareholder base in the future to understand shareholder concerns, particularly in connection with potential changes to its compensation or governance practices.

PAY-FOR-PERFORMANCE FOCUS

We use both short- and long-term incentives to reward NEOs for delivering strong business results, increasing shareholder value and improving student outcomes. With our pay-for-performance philosophy, an executive can earn in excess of target levels when performance exceeds established objectives. And, if performance falls below established objectives, our incentive plans pay below target levels, which in some cases could be nothing at all.

MR. BEARD’S 2022 TARGET COMPENSATION MIX	OTHER NEO 2022 TARGET COMPENSATION MIX(1)(2)

(1)	Excludes perquisites.
(2)	Illustration represents fiscal year 2022 target compensation mix for Mr. Beard and the other NEOs with the exception of Ms. Wardell who was not eligible for an annual incentive award in fiscal year 2022. Mr. Beard’s actual long-term incentive award for fiscal year 2022 was greater than his target long-term incentive award resulting from the negotiation with Adtalem of his compensation package in connection with his appointment as President and Chief Executive Officer.

Program Design:

●	The actual value realized from the annual MIP award can range from zero, if threshold performance targets are not met, to up to 200% of targeted amounts for exceptional organizational performance.
●	Our regular long-term incentive program consists of equity-based awards whose value ultimately depends on our stock price performance. A significant portion of the annual long-term incentive program (half of the executive officers’ annual awards) is granted in the form of PSUs, the number of which are earned based on our three-year performance versus return on invested capital (“ROIC”) and free cash flow (“FCF”) per share goals. If the minimum levels of performance are not met, no PSUs are earned; if the minimum levels of performance are met, payout can range from 50% to 200% of the target number of PSUs. In the case of Mr. Beard, his fiscal year 2022 long-term incentive award consisted of stock options which represented 14% of his grant, RSUs which represented 55% of his grant, and PSUs which represented 31% of his grant. The fiscal year 2022 equity mix for Mr. Beard resulted from negotiations with Adtalem of his compensation package in connection with his appointment as President and Chief Executive Officer. Beginning in fiscal year 2023, we are eliminating stock options and shifting our equity mix for executive officers to 60% PSUs and 40% RSUs to strengthen pay-for-performance alignment.

44     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Performance Assessment: Our Compensation Committee uses a comprehensive, well-defined and rigorous process to assess organizational and individual performance. We believe the performance measures for our incentive plans focus management on the appropriate objectives for the creation of short- and long-term shareholder value as well as academic quality and organizational growth.

2022 COMPENSATION DECISIONS AND ACTIONS

Key Fiscal Year 2022 Compensation Decisions

BASE SALARY Page 49

Adtalem is committed to offering market competitive compensation to our key executives, including competitive base salaries. In fiscal year 2022, the Board and/or the Compensation Committee approved base salaries for Mr. Beard and each of our other NEOs in connection with certain organizational changes that occurred in early fiscal year 2022. The base salary of Mr. Beard was increased from $600,020 to $900,000, effective September 8, 2021, in connection with his appointment as President and Chief Executive Officer. The base salary of Mr. Phelan was increased from $350,000 to $480,000 in connection with his appointment as Chief Financial Officer. The base salary of Mr. Beck was increased from $500,000 to $515,000 through a merit increase of 3% as part of our normal compensation review process. The base salaries of Dr. Danaher and Mr. Herrera were set at $585,000 and $435,000 respectively, at the time each was hired by Adtalem in fiscal 2022. The base salary of Ms. Wardell remained unchanged at $1,100,000 in connection with her appointment as Executive Chairman, effective September 8, 2021. This reflected Ms. Wardell’s focus on Board operations, governance matters, assisting with the transition to our new CEO, the divestiture of the Financial Services business and Adtalem’s Global Legislative agenda.

ANNUAL INCENTIVES Page 50

For Mr. Beard, while serving as Chief Operating Officer, 70% of his fiscal year 2022 MIP award was based on Adtalem’s financial performance, specifically adjusted earnings per share and adjusted revenue, and following his appointment as President and Chief Executive Officer, the financial performance component increased to 85% reflecting Mr. Beard’s key responsibility in leading Adtalem’s financial growth. The remaining 30%, which subsequently decreased to 15% in connection with his appointment as President and Chief Executive Officer, was based on individual performance. For the other NEOs (other than Ms. Wardell), 70% of the fiscal year 2022 MIP award was based on financial performance at Adtalem (adjusted earnings per share and adjusted revenue) or at the institutions for which the NEO is responsible (adjusted operating income and revenue), and the remaining 30% was based on individual performance. As provided in her Employment Agreement, Ms. Wardell was not eligible for a MIP award for fiscal year 2022 in her capacity as Executive Chairman.

Awards under the fiscal year 2022 MIP were earned at 29% of target for Mr. Beard and between 30% and 36% of target for the other NEOs. The MIP awards for Mr. Beard and the other NEOs reflect a payout for the individual performance component of MIP but no payout for the financial performance component of MIP, reflecting performance that was below threshold for fiscal year 2022.

LONG-TERM INCENTIVES Page 55

In fiscal year 2022, Mr. Beard and the other NEOs received long-term incentive awards consisting of performance-vesting PSUs, service-vesting stock options, and service-vesting RSUs.

PSU awards granted in August 2019 to NEOs[1], consisting of financial-based PSUs, vested in August 2022 including ROIC and FCF per share targets that were assessed over a three-year period. Based on our financial performance, the ROIC and FCF per share PSUs vested with an overall payout of 50.6% and 90.9% of target, respectively.

[1]
Excluding Mr. Phelan, Mr. Beck, Dr. Danaher, and Mr. Herrera who were not employed by Adtalem at the time of grant.

2022 Proxy Statement    45

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Factors Guiding our Decisions

●	Executive compensation program objectives, philosophy and principles;
●	Shareholder input, including say-on-pay vote;
●	Adtalem’s mission, vision, purpose and “TEACH” values;
●	The competitive landscape, trends and best pay practices;
●	Financial performance of Adtalem and its individual institutions; and
●	Advice of our independent outside compensation consultant.

The following provides a more in-depth discussion of our performance in these areas that helped drive the Compensation Committee’s evaluation of performance, and ultimately, compensation decisions for fiscal year 2022.

2022 Financial and Operational Highlights

Adtalem’s fiscal year 2022 financial results reflect continued improvement of our operational performance and strengthening of our balance sheet, in the face of lingering macro challenges for the industry. Total enrollments at the end of fiscal year 2022 were over 77,000 students, resulting in revenue of $1.4 billion. During the year, we expanded operating margins through the rollout of our new operating model and the realization of synergies from the Walden University acquisition. For the full year, we grew operating margins by 230 basis points year over year and reported adjusted earnings per share of $3.05, which was 32% higher than the prior year. See Appendix A for a reconciliation to reported results.

Significant progress was made on our key strategic priorities in fiscal year 2022 with the acquisition and ongoing integration of Walden University, a strategy designed to drive superior student outcomes, meet the critical workforce needs of our employer partners and drive value for our shareholders. We successfully completed the acquisition of Walden University in August 2021.

Despite improved operational performance, fiscal year 2022 adjusted revenue and adjusted earnings per share were below our operating plan, which served as the basis for our fiscal year 2022 MIP financial performance targets. As a result, there was no payout for the Adtalem adjusted revenue and adjusted earnings per share portion of the executive officers’ MIP award.

FY22 ADJUSTED REVENUE	FY22 ADJUSTED EARNINGS PER SHARE

*	Adjusted results exclude impact of special items. See Appendix A for a reconciliation to reported results.

46     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

EXECUTIVE COMPENSATION GOVERNANCE AND PRACTICES

WHAT WE DO	WHAT WE DON’T DO

Pay for economic and academic performance
Solicit and value shareholder opinions about our compensation practices
Deliver total direct compensation primarily through variable pay
Set challenging short- and long-term incentive award goals
Provide strong oversight that ensures adherence to incentive grant regulations and limits
Maintain robust stock ownership requirements
Adhere to an incentive compensation recoupment (clawback) policy
Offer market-competitive benefits
Consult with an independent advisor on executive pay practices, plan designs and competitive pay levels

Provide guaranteed salary increases
Provide tax gross-ups
Provide single-trigger change-in-control severance
Re-price stock options or exchange underwater options for other awards or cash
Pay dividends on unvested performance-based awards
Provide excessive perquisites
Offer a defined benefit pension or supplemental executive retirement plan
Permit hedging or pledging of Adtalem Common Stock
Reward executives without a link to performance

Executive Compensation

PRINCIPLES OF EXECUTIVE COMPENSATION

The Compensation Committee uses the following Principles of Executive Compensation to assess Adtalem’s executive compensation program and to provide guidance to management on the Compensation Committee’s expectations for the overall executive compensation structure:

Principle	Purpose
Stewardship/Sustainability
●
Reinforce Adtalem’s purpose and long-term vision
●
Motivate and reward sustained long-term growth in shareholder value
●
Uphold long-term interests of all stakeholders (including students, employees, employers, shareholders and taxpayers)
●
Focus on sustaining and enhancing the quality and outcomes of education programs
●
Promote continued differentiation and expansion of Adtalem’s programs

Accountability
●
Ensure financial interests and rewards are tied to executive’s area of impact and responsibility (division, geography and function)
●
Require timing of performance periods to match timing of employee’s impact and responsibility (short-, medium- and long-term)
●
Emphasize quality, service and academic and career results
●
Articulate well defined metrics, goals, ranges, limits and results
●
Motivate and reward achievement of strategic goals, with appropriate consequences for failure
●
Comply with legislation and regulations

Alignment
●
Promote commonality of interest with all stakeholders (including students, employees, employers, shareholders and taxpayers)
●
Reflect and reinforce Adtalem’s values and culture
●
Promote commonality of interests across business units, geography and up, down and across the chain of command
●
Provide a balance between short- and long-term performance

2022 Proxy Statement    47

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Principle	Purpose
Engagement
●
Attract and retain high quality talent and provide for organizational succession
●
Provide market competitive total compensation and benefits packages at all levels
●
Promote consistent employee development at all levels
●
Motivate urgency, creativity and dedication to Adtalem’s purpose
●
Clearly communicate the link between pay and performance

Transparency
●
Clearly communicate compensation structure, rationale and outcomes to all employees and shareholders
●
Provide simple and understandable structure that is easy for internal and external parties to understand
●
Maintain a reasonable and logical relationship between pay at different levels
●
Base plan on systematic goals that are objective and clear, with appropriate level of discretion

2022 EXECUTIVE COMPENSATION FRAMEWORK

Adtalem’s fiscal year 2022 incentive compensation program for executives was designed to link compensation performance with the full spectrum of our business goals, some of which are short-term, while others take several years or more to achieve:

COMPENSATION SNAPSHOT

		Objective	Time Horizon	Performance Measures	Additional Explanation
Salary (cash)	Base Salary	Reflect experience, market competition and scope of responsibilities	Reviewed Annually	● Assessment of performance in prior year.	● Represents 12% and 35% of Total Direct Compensation for Mr. Beard and other NEOs (on average), respectively.

Annual Incentive (cash)	MIP	Reward achievement of short-term operational business priorities	1 year	● Adjusted Revenue* ● Adjusted Earnings Per Share* ● Individual Goals	● Represents 14% and 25% of Total Direct Compensation for Mr. Beard and other NEOs (on average), respectively.

Long Term Incentive (equity)	Stock Options	Reward stock price growth and retain key talent	4 year ratable	● Stock price growth	● Represents 30% of NEO LTI granted in FY22.**
	RSUs	Align interests of management and shareholders, and retain key talent			● Represents 20% of NEO LTI granted in FY22.**
	ROIC PSUs	Reward achievement of multi-year financial goals, align interests of management and shareholders, and retain key talent	3 year cliff	● ROIC	● Represents 50% of NEO LTI granted in FY22.**
	FCF PSUs			● FCF per share

*	A portion of the MIP payout for executive leadership of business segments and business units is also based on the revenue and operating income at such executive’s business segment or business unit.
**	The long-term equity award for Mr. Beard in fiscal year 2022 included stock options which represented 14% of his grant, RSUs which represented 55% of his grant and PSUs which represented 31% of his grant. The fiscal year 2022 equity mix for Mr. Beard resulted from negotiations with Adtalem of his compensation package in connection with his appointment as President and Chief Executive Officer.

48     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

ANALYSIS OF 2022 EXECUTIVE COMPENSATION

Annual Base Salary Review

Annual base salaries for NEOs are intended to reflect the scope of their responsibilities, the experience they bring to their roles, and current market compensation for similar roles of other executives of companies that are peers of Adtalem. Once established, and under normal business conditions, base salaries are reviewed annually for adjustment to reflect the executive’s prior performance and respond to changes in market conditions. The table below lists the seven criteria the Compensation Committee uses to determine changes to salary from one year to the next.

Base salary adjustments are made based on seven criteria:
1.	Adtalem’s overall financial performance compared to operating plan
2.	Executive’s performance against established individual goals and objectives
3.	Executive’s effectiveness in instilling a culture of academic quality, teamwork, student service and integrity
4.	Executive’s expected future contributions
5.	Comparison to peer group and other available market data
6.	Merit increase parameters set for all colleagues in the organization
7.	Discretion based on interaction and observation through the year

Fiscal Year 2022 Base Salary Decisions

In August 2021, the Board, based on the Compensation Committee’s recommendation in consultation with Meridian, increased Mr. Beard’s base salary from $600,020 to $900,000, effective September 8, 2021, in connection with his appointment as President and Chief Executive Officer and further determined to make no change to Ms. Wardell’s base salary in connection with her appointment as Executive Chairman. Mr. Phelan’s base salary was increased from $350,000 to $480,000 in connection with his appointment as Chief Financial Officer. Mr. Beck’s base salary was increased from $500,000 to $515,000 through a merit increase of 3% as part of our normal compensation review process. The base salaries of Dr. Danaher and Mr. Herrera were set at the time they each were hired in fiscal year 2022.

ANNUAL BASE SALARY

	FY2021	FY2022	Percent Change
Stephen W. Beard	$600,020	$900,000	50.0%
Robert J. Phelan	$350,000	$480,000	37.1%
Douglas G. Beck	$500,000	$515,000	3.0%
John W. Danaher(1)	$—	$585,000	—
Maurice Herrera(2)	$—	$435,000	—
Lisa W. Wardell	$1,100,000	$1,100,000	0.0%
(1)	Dr. Danaher was hired on August 23, 2021 and therefore did not have a salary for fiscal year 2021.
(2)	Mr. Herrera was hired on October 18, 2021 and therefore did not have a salary for fiscal year 2021.

2022 Proxy Statement    49

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Annual Cash Incentive Compensation

The annual cash incentive, delivered through the MIP, provides NEOs with the opportunity to earn rewards based on the achievement of organizational and institutional performance, as well as individual performance.

How the MIP Works

MIP target award opportunities for each NEO are set by the Compensation Committee based on factors including external surveys of peer company practices for positions with similar levels of responsibility. These targets, which are expressed as a percentage of base salary, are then reviewed at the beginning of each fiscal year based on updated market compensation data.

For fiscal year 2022, the MIP provided Adtalem’s NEOs (other than Mr. Beard and Ms. Wardell) with a target award opportunity ranging from 60% to 80% of base salary. The target award opportunity for Mr. Beard was set at 110% of base salary, an increase from 80% in his role as COO. In her role as Executive Chairman, Ms. Wardell was not eligible for a fiscal year 2022 MIP award. No other changes were made to the MIP target award opportunity as a percentage of base salary for the other NEOs.

Creating a Strong Link to Pay-for-Performance

We believe the MIP payouts made to our NEOs for fiscal year 2022 support our executive compensation objective of pay-for-performance by rewarding our NEOs to the extent they met or exceeded pre-established individual performance goals and financial performance goals related to the institutions they oversee.

Actual awards can be higher or lower than the target opportunity based on the results for each performance measure. Performance below the threshold for the goal will result in no payment for that performance goal. Performance at or above threshold can earn an award ranging from 50% to 200% of the target amount. The maximum amount of 200% of target rewards exceptional performance compared to expectations, over-delivery of strategic initiatives, and/or achievement of initiatives not contemplated at the time goals were set.

Actual earned awards are determined after the fiscal year has ended and audited financial results have been completed (i.e., in the first quarter of the next fiscal year). Thus, MIP awards for fiscal year 2022 were determined and paid in the early part of fiscal year 2023, after the results for the fiscal year ended June 30, 2022 were confirmed. The payout is based on Adtalem adjusted earnings per share and Adtalem adjusted revenue, and as applicable, institution adjusted operating income and institution revenue measures. MIP measures and goals are typically set by the Compensation Committee in the first quarter of the year in which the performance is measured, in addition to individual performance.

MIP Performance Measures

The Compensation Committee determined that Adtalem adjusted earnings per share and adjusted revenue, along with institution adjusted operating income and revenue, effectively balance top line revenue growth and bottom-line profitability and results and are the most appropriate short-term metrics to support our business objectives.

In measuring performance, the Compensation Committee may adjust results for certain unusual, non-recurring or other items to ensure the MIP rewards true operational performance as it is perceived by investors and as consistently measured. Appendix A details the adjustments made in the last three fiscal years.

In instances where an institution has not demonstrated performance commensurate with the potential award, the Compensation Committee may exercise negative discretion and reduce MIP payouts for individuals with oversight over the applicable institution. In the case of acquisitions and dispositions, the Compensation Committee generally does not include revenue, and corresponding earnings per share or operating income, in its evaluation of achievement against targets unless such expected revenue, and corresponding earnings per share or operating income, had been factored into the performance target. Similarly, revenue, and corresponding earnings per-share or operating income performance is adjusted for dispositions during the year.

In addition to the actual results achieved, the Compensation Committee also considers individual performance over the course of that fiscal year for each NEO. Individual performance goals reflect functional results and/or institution performance appropriate for the executive, as well as academic outcomes, organizational strength and the advancement of Adtalem’s core values. Individual performance goals are designed to drive initiatives that support Adtalem’s strategy and further align leadership with Adtalem’s student-focused purpose.

50     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

The relative percentages assigned to the measures for each NEO(1) for fiscal year 2022 are as follows:

	Organizational, Institution and Individual Performance Measure Allocation
	Adtalem Adj. Earnings Per Share	Adtalem Adj. Revenue	Institution Adj. Operating Income	Institution Revenue	Individual Performance
Stephen W. Beard - CEO	45%	40%			15%
Stephen W. Beard - COO	40%	30%			30%
Robert J. Phelan	40%	30%			30%
Douglas G. Beck	40%	30%			30%
John W. Danaher	20%	10%	25%	15%	30%
Maurice Herrera	40%	30%			30%
(1)	Ms. Wardell did not receive an incentive payment for fiscal year 2022 and is therefore excluded from the table above.

2022 Performance Goals

Financial goals set for our MIP participants are derived from Adtalem’s fiscal year operating plans, which are recommended by Adtalem’s executive management team and approved by the Board at the beginning of each fiscal year. For fiscal year 2022, these plans translated to financial performance goals of $1,532.7 million of adjusted revenue and $3.63 of adjusted earnings per share.

The table below shows the threshold, target, and maximum goals for adjusted revenue and adjusted earnings per share under the fiscal year 2022 MIP, the performance achieved, and the resulting payout.

	Plan			Actual Results (excluding	Performance
Metric	Threshold	Target	Maximum	special items)(1)	Relative to Plan	Payout %
Adtalem Adj. Revenue	$1,456.1	$1,532.7	$1,609.3	$1,395.7	91.1%	0.0%
Adtalem Adj. Earnings Per Share	$3.27	$3.63	$3.99	$3.05	83.7%	0.0%
(1)	See Appendix A for a reconciliation to reported results.

The fiscal year 2022 adjusted revenue target under the MIP was 69.0% higher than fiscal year 2021 actual results of $906.9 million, which reflected expected growth from the Walden University acquisition, as well as expected growth in the Chamberlain and Medical and Veterinary segments. The fiscal year 2022 adjusted earnings per share target goal under MIP was 57.1% higher than fiscal year 2021 actual results of $2.31, which, again reflected expected growth from the Walden University acquisition, as well as expected growth in the Chamberlain and Medical and Veterinary segments and cost control measures across all segments and home office.

Adtalem does not disclose the institution or segment performance goals utilized in its MIP due to the confidential nature of such information and the competitive harm that could result from its disclosure. The Compensation Committee considers the organization’s performance goals to represent the best estimate of what the organization could deliver if management, individually and collectively, were to materially satisfy its goals and objectives for the year. All goals are designed to be aggressive yet achievable, with the expectation that it would take extraordinary performance on the part of management to exceed them to the extent necessary to yield maximum incentive payouts under the MIP.

The Compensation Committee approves individual performance goals and objectives for the CEO at the beginning of each fiscal year. The CEO also works collaboratively with the other NEOs in developing their respective individual performance goals and in assigning weightings to such goals to place additional emphasis on tactical priorities. Individual performance goals are factors in determining base salary adjustments, annual cash incentive compensation and future awards of long-term incentive compensation. Individual performance goals intentionally include elements that can be rated objectively as well as, to a lesser extent, elements that are of a subjective nature. Individual performance goals are used to drive stretch performance across a broad range of areas considered critical to our strategy and purpose. This mix of objective and subjective criteria allows the evaluator — the independent members of the Board in the case of the CEO, and the CEO with input and approval from the Compensation Committee in the case of the other NEOs — to assess the individual’s performance against objective

2022 Proxy Statement    51

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

criteria, while utilizing his or her discretion to make adjustments based on the individual’s perceived contributions and other subjective criteria.

A summary of the primary individual performance goals and objectives established for each of our NEOs follows:

Stephen W. Beard (President and Chief Executive Officer)
●
Create shareholder value through Walden University integration, new operating model and value capture
●
Divest Financial Services segment within fiscal year
●
Execute workforce solutions strategy to position portfolio for long-term sustainable growth
●
Sustain superior academic outcomes and student success

Robert J. Phelan (Senior Vice President, Chief Financial Officer)
●
Develop program level P&Ls down to pre-home office EBITDA
●
Identify a repeatable measure of internal customer experience
●
Drive adoption of EBITDA and ROIC as primary measures of profitability and prudent capital allocation
●
Deliver the revised FY22 Operating Plan
●
Improve monthly operating review process for greater focus on leading indicators of revenue and dynamic resource allocation
●
Drive adoption of enterprise operating model
●
Redesign annual operating plan process to better align with enterprise strategy and support dynamic capital allocation
●
Develop and deploy a dynamic resource model for in-period shifting of resource to maximize return
●
Develop and reposition team as a strategic finance business partner, increase breadth of experiences across team, build a deeper bench and hire CAO and FP&A Lead
●
Meet or exceed value capture goal for finance group

Douglas G. Beck (Senior Vice President, General Counsel and Corporate Secretary)
●
Deliver the revised FY22 Operating Plan
●
Improve talent, staffing and organizational structure of the Legal Department
●
Establish Legal Department’s baseline Net Promoter Score for FY22, to be measured for improvement in future years
●
Reduce use of outside counsel
●
Successfully integrate Walden University into Adtalem’s Legal Department
●
Successfully integrate Walden University into Adtalem’s Regulatory Affairs Department
●
Meet or exceed value capture goal for Legal & Regulatory

John W. Danaher (President, Medical and Veterinary)
●
Achieve and exceed academic targets for 3 institutions of Med/Vet
●
Achieve and exceed financial targets for the 3 institutions of Med/Vet
●
Develop growth strategies for the 3 institutions of Med/Vet
●
Achieve meaningful efficiencies in the operations of the 3 institutions of Med/Vet

52     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Maurice Herrera (Senior Vice President, Chief Marketing Officer)
●
Build effective high performing team
●
Identify a repeatable measure of internal customer experience
●
Increase dotcom conversion rate to deliver enrollments
●
Grow dotcom traffic share (combination of paid and unpaid) at higher rate than competitive set
●
Deliver the revised FY22 Operating Plan
●
Drive adoption of enterprise operating model
●
Raise earned media profile and reputation of priority institutions
●
Validate distinct and relevant brand propositions and visual identities for all brands
●
Meet or exceed value capture goal for marketing

Lisa W. Wardell (Former Executive Chairman and Chief Executive Officer)
●
Launch a successful integration of Walden University including achieving year one run rate cost synergies of at least $30 million
●
Navigate Biden administration to effectively build awareness of Adtalem’s (1) social mission; and (2) ability to help solve problems in healthcare and financial services industries
●
Continue building high performance team including a successful chief financial officer addition
●
Sustain current levels of performance on academic outcomes and student success

Fiscal Year 2022 MIP Decisions

Based on an evaluation of organizational performance relative to MIP measures set at the beginning of fiscal year 2022, the final MIP awards were partially based on the following financial results, as adjusted for special items described in Appendix A:

●	Adtalem achieved 0% payout for the fiscal year 2022 adjusted revenue component; and
●	Adtalem achieved 0% payout for the fiscal year 2022 adjusted earnings per share component.

In addition, a portion of the MIP award for Dr. Danaher was based on results from the performance of the institutions he oversees. Final MIP award calculations also took into consideration evaluations of individual performance for each NEO during the fiscal year. Based on all of these applicable factors, the Compensation Committee approved the following MIP awards to the NEOs(1):

	Annual Target as a Percentage of Base Salary	FY2022 Target Award Opportunity	FY2022 Actual Award	Percent of Target Paid Based on FY2022 Performance
Stephen W. Beard(2)	80% and 110%	$893,592	$258,388	29%
Robert J. Phelan	80%	$355,451	$106,635	30%
Douglas G. Beck	70%	$360,500	$129,780	36%
John W. Danaher(3)	70%	$350,038	$115,513	33%
Maurice Herrera(4)	60%	$183,058	$60,409	33%

(1)	Ms. Wardell did not receive an incentive payment for fiscal year 2022 and is therefore excluded from the table above.
(2)	Mr. Beard’s target was increased from 80% to 110% in September 2021 when he was appointed President and Chief Executive Officer and his fiscal year 2022 MIP award was pro-rated accordingly.
(3)	Dr. Danaher’s fiscal year 2022 incentive payment was pro-rated based on his hire date of August 23, 2021.
(4)	Mr. Herrera’s fiscal year 2022 incentive payment was pro-rated based on his hire date of October 18, 2021.

2022 Proxy Statement    53

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Set forth below, as an example of the MIP calculation for NEOs, is a summary of the calculation of the fiscal year 2022 award for Mr. Beard:

	Target Award Opportunity (Weighting)	Target	Performance Achieved (Excluding Special Items)	Performance Relative to Target	Payout as a % of Target Award Opportunity based on Performance Relative to Target	Target Award Opportunity ($ Amount)	Actual Award
Adtalem Adj. Earnings Per Share	45%	$3.63	$3.05	83.7%	0.0%	$361,282	$—
Adtalem Adj. Revenue	40%	$1,532.7	$1,395.7	91.1%	0.0%	$321,140	$—
Individual Performance	15%				175.0%	$120,427	$210,748
Total CEO					26.3%	$802,849	$210,748
Adtalem Adj. Earnings Per Share	40%	$3.63	$3.05	83.7%	0.0%	$36,297	$—
Adtalem Adj. Revenue	30%	$1,532.7	$1,395.7	91.1%	0.0%	$27,223	$—
Individual Performance	30%				175.0%	$27,223	$47,640
Total COO					52.5%	$90,743	$47,640
Total					28.9%	$893,592	$258,388

In reviewing Mr. Beard’s performance, the Compensation Committee evaluated his performance against each of his individual goals and determined a 175% payout for the individual performance component of his MIP award (which represents 30% of the total MIP opportunity for the period during which he served as COO and 15% of the total MIP opportunity for the period during which he served as CEO) was warranted and appropriate.

In determining MIP awards for the other NEOs, the Compensation Committee evaluated the NEOs against their individual goals taking into consideration the following performance highlights:

Robert J. Phelan	Mr. Phelan was instrumental in achieving the revised operating plan for the fiscal year through carefully planned cost saving measures. Mr. Phelan also put in place a new credit facility to support the acquisition of Walden and future operations, executed an accelerated share repurchase program and gained board approval for additional funds for open market share repurchase.
Douglas G. Beck	Mr. Beck was recognized for successfully resolving key legal cases and completing the integration of talent and processes in support of the new Adtalem operating model.
John W. Danaher	Dr. Danaher was recognized by the Committee for stabilizing the medical and veterinary institutions which were adversely affected by COVID-19 and achieving first-time residency attainment rates of 96% at AUC and 95% at RUSM.* The Committee also noted that he successfully built a team of thought leaders elevating expertise in medical and veterinary education.
Maurice Herrera	Mr. Herrera was hired by Adtalem in October 2021. He was recognized for reconstituting marketing as a center of excellence by assembling top talent and elevating the focus to be consumer-centric, outcomes-focused and data-driven.
Lisa W. Wardell	Ms. Wardell was not eligible for a fiscal year 2022 MIP payout.

Special Value Capture Incentive Opportunity

In November 2021, the Compensation Committee approved the Value Capture Incentive Opportunity which is a special bonus program that is designed to reward participants for identifying and executing on synergies related to the Walden University acquisition. Each of the NEOs, other than Mr. Beard and Ms. Wardell, are participants in the Value Capture Incentive Opportunity. For executive officers, payouts are tied to achieving pre-established realized levels of total Value Capture Incentive Opportunity funding equal to 3-5% of synergy cost targets, or $4 to $6 million. The Value Capture Incentive Opportunity payout for each executive officer, upon achievement of the target level of cost synergies is $200,000, with one-half of the payout to be paid upon successful achievement in fiscal year 2022 and one-half of the payout to be paid upon the successful achievement in fiscal year 2023.

*First time residency attainment rate is the percent of students attaining a 2022-23 residency position out of all graduates or expected graduates in 2021-22 who were active applicants in the 2022 National Resident Matching Program (“NRMP”) match or who attained a residency position outside the NRMP match.

54     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Long-Term Incentive Compensation

Long-term incentive compensation at Adtalem consists of stock options, RSUs and PSUs. The Compensation Committee targets the value of long-term incentive compensation for NEOs to represent a substantial percentage of their total compensation opportunity. These incentives are intended to serve three complementary objectives of our compensation program:

●	Align executives’ long-term interests with those of our shareholders;
●	Drive achievement of and reward executives for the delivery of long-term business results; and
●	Promote long-term retention of key executives who are critical to our operations.

How the Long-Term Incentive Plan Works

The Compensation Committee granted equity awards to each of the NEOs (except Mr. Beard and Mr. Herrera) in August 2021 (stock options and RSUs) and November 2021 (PSUs) based on both retrospective and prospective considerations and organizational and individual considerations. The Compensation Committee granted equity awards to Mr. Beard in September 2021 (stock options and RSUs) upon his appointment as President and Chief Executive Officer and in November 2021 (PSUs). PSU grants were delayed until November 2021 in order to give the leadership team and the Compensation Committee time to evaluate the impact of the Walden University acquisition on the business and set goals that properly aligned management and shareholder interests. The Compensation Committee took into account the same seven criteria described in the “Annual Base Salary Review” section above in determining the amount of these awards. Annual equity awards were delivered through a mix of stock-based vehicles to provide a reasonable balance to the equity portfolio. All of the NEOs (other than Mr. Beard and Mr. Herrera) received a mix consisting of stock options (20%); RSUs (30%); and PSUs (25% ROIC/25% FCF per share).

Stock Options: Stock options reward long-term value creation through increases in stock price. To promote retention, stock option grants vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date, subject to the NEO’s continuous service at Adtalem. The Compensation Committee granted incentive stock options (“ISOs”) with a value of up to the $100,000 Internal Revenue Service (“IRS”) limitation applicable to each one-year vesting period. To the extent this limitation was met for any NEO, the remaining portion of the stock option award was issued in the form of non-qualified stock options. The Compensation Committee recognizes that Adtalem may not receive a tax deduction for ISOs, but weighed this consideration against the tax benefit ISOs provide to employees and the additional enhancement to Adtalem’s ability to attract and retain executives. The Compensation Committee determined it was in Adtalem’s best interest to continue utilizing ISOs in the manner described. Beginning with fiscal year 2023, the Compensation Committee determined that it would no longer grant stock options. The elimination of stock options is intended to simplify the long-term incentive program and to shift more of the equity mix to performance-based equity awards. With the elimination of stock options, the equity mix for executive officers beginning with fiscal year 2023 will be 40% RSUs and 60% PSUs.

Focusing on Long-Term Results

The Compensation Committee believes that long-term equity compensation is an important retention tool and, therefore, chose to use a four-year ratable vesting schedule for grants of stock options and RSUs and a three-year cliff vesting schedule for PSUs, to encourage longer-term focus and retention.

Restricted Stock Units (RSUs): RSUs align the interests of management with those of shareholders and reward long-term value creation. To promote retention, RSUs vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date, subject to the NEO’s continuous service at Adtalem.

2022 Proxy Statement    55

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Performance Share Units (PSUs): PSUs are designed to reward strong performance based on two financial indicators, ROIC and FCF per share, to focus executives on profitability and effective capital allocation. In fiscal year 2022, PSUs granted to the NEOs were split equally among these two components. These PSUs vest after three years based on ROIC and FCF per share performance, respectively, as compared to the goals outlined in the following tables:

ROIC Performance Goals (FY22-24)
Performance Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
3-Year Goal for Fiscal Year 2022	9.6%	10.6%	11.6%

FCF Per Share Performance Goals (FY22-24)
Performance Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
3-Year Goal for Fiscal Year 2022	$ 5.29	$ 5.88	$ 6.47

Similar to goals for the MIP, these goals are based on the multi-year strategic plan. In some cases, stretch goals are built in to help bridge to anticipated future year targets to ensure we are appropriately working towards our long-term strategic plan.

Vesting for performance between threshold and target and between target and maximum is determined by straight-line interpolation. Vesting for the fiscal year 2022 PSU grant will be based on performance averaged over the three-year period.

Chief Executive Officer’s Fiscal Year 2022 Long-Term Incentive Award

In connection with his appointment as President and Chief Executive Officer in September 2021, and following negotiations with Mr. Beard of his compensation package, the Compensation Committee recommended, and the Board granted, two separate equity awards as detailed in the table below. In September 2021, Mr. Beard received a grant of stock options, with a grant date value of $1,103,560, and RSUs, with a grant date value of $4,416,139, each subject to ratable vesting over four years. These awards were granted to enhance Mr. Beard’s alignment with shareholders, provide an incentive for stock price growth and to foster retention. In addition to the grant of stock options and RSUs, in November 2021, Mr. Beard also received the opportunity to earn up to $2,500,000 in Adtalem Common Stock based on achievement of critical strategic milestones. 25% of Mr. Beard’s award ($625,000) is based on the successful divesture of the financial services business and will fully vest provided the transaction closes by December 31, 2022. To that end, Adtalem successfully divested the financial services business on March 10, 2022 which resulted in the vesting of the award’s first tranche described above. Adtalem’s closing stock price on March 10, 2022 was $24.01, which resulted in an award of 26,031 shares to Mr. Beard.

75% of Mr. Beard’s award ($1,875,000) will be earned upon the achievement of cost synergy goals related to the Walden University acquisition. The portion of the award based on the achievement of the cost synergy goals is split equally ($937,500 each) between (1) run rate synergies measured one year from the date of close of the Walden University acquisition, and (2) total cost synergies for the two-year period following the close of the Walden University acquisition. If earned, the award is settled in shares of Adtalem common stock, with the number of shares awarded based on Adtalem’s closing stock price on the date of vesting. With respect to both portions of the award related to the achievement of cost synergy goals, there is no upside or downside opportunity. The award will only vest if the goals are achieved.

Additional NEO Fiscal Year 2022 Long-Term Incentive Awards

In addition to the annual equity awards made to Mr. Phelan, Mr. Beck, Dr. Danaher, and Ms. Wardell, an RSU award was granted to Mr. Phelan in November 2021 in recognition of his appointment as Chief Financial Officer, effective October 18, 2021, to foster retention and alignment with shareholders. A sign-on RSU award was granted to Dr. Danaher in August 2021 in connection with his hire as President, Medical and Veterinary on August 23, 2021. A sign-on RSU award was granted to Mr. Herrera in November 2021 in connection with his hire as Chief Marketing Officer on October 18, 2021. In the case of the awards granted to Dr. Danaher and Mr. Herrera, the awards were intended to replace, in part, the value of equity awards forfeited in connection with their termination of employment with their prior employers. The LTI value for Ms. Wardell was decreased by the Board in consideration of her transition to Executive Chairman.

56     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Fiscal Year 2022 Long-Term Incentive Decisions

For fiscal year 2022, NEOs received the following stock-based awards:

	Stock Options	RSUs	PSUs	2022 Long-Term Incentive Grant
Stephen W. Beard(1)	$1,103,560	$4,416,139	$2,500,000	$8,019,699
Robert J. Phelan(2)	$38,089	$557,033	$94,752	$689,874
Douglas G. Beck	$120,070	$180,112	$299,822	$600,004
John W. Danaher(3)	$120,070	$1,480,276	$299,822	$1,900,168
Maurice Herrera(4)	$—	$999,972	$—	$999,972
Lisa W. Wardell(5)	$999,739	$1,499,964	$2,500,100	$4,999,803

(1)	Reflects the value of awards granted to Mr. Beard in connection with his appointment as President and Chief Executive Officer on September 8, 2021. The awards consist of stock options and RSUs granted in September 2021 and PSUs granted in November 2021.
(2)	Reflects the value of the annual awards granted to Mr. Phelan in August and November 2021 and the additional RSU award granted to Mr. Phelan in November 2021 in connection with his appointment as Chief Financial Officer on October 18, 2021. The November 2021 RSUs will vest ratably over a four-year period consistent with other RSUs granted to the NEOs.
(3)	Reflects the annual awards granted to Dr. Danaher in August and November 2021 and the sign-on RSU award granted to Dr. Danaher in August 2021 in connection with his hire on August 23, 2021. The sign-on RSUs will vest ratably over a four-year period consistent with the other RSUs granted to the NEOs.
(4)	Reflects the value of Mr. Herrera’s sign-on award granted in RSUs in November 2021 in connection with his hire on October 18, 2021. The sign-on award will vest ratably over a three-year period.
(5)	Reflects the value of the annual awards granted to Ms. Wardell in connection with her appointment as Executive Chairman on September 8, 2021.

Payouts from Fiscal Year 2020 PSU Awards

PSU awards granted to Mr. Beard and Ms. Wardell in August 2019 vested in August 2022. The PSU awards were split evenly between ROIC and FCF per share targets over the three-year performance period. The other NEOs did not receive PSUs for the August 2019 cycle.

For the August 2019 PSUs, the funded result for ROIC was 50.6% and for FCF per share was 90.9%. The tables below show the performance measures and targets established for the August 2019 PSUs, the performance achieved, and the resulting payout.

		Performance Goals			Payout (as a % of Target)
Goal		Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)

ROIC	FY20-22 (3-year average)				50.6%
FCF per share	FY20-22 (3-year average)				90.9%

2022 Proxy Statement     57

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

COMPENSATION SETTING PROCESS

Role of the Compensation Committee

The Compensation Committee determines the appropriate level of compensation for the CEO and other NEOs. The Compensation Committee reviews and approves all components of annual compensation (base salary, annual cash incentive and long-term incentive) to ensure they align with the principles of Adtalem’s compensation program. In addition, the Compensation Committee meets periodically to review the design of the overall compensation program, approve performance targets and review management performance, and it assists in establishing CEO goals and objectives.

Each year, the Compensation Committee recommends CEO compensation to the independent members of the Board, taking into consideration the CEO’s performance evaluation and advice from the independent executive compensation consulting firm engaged by the Compensation Committee. In determining the CEO’s long-term incentive compensation, the Compensation Committee considers Adtalem’s absolute and relative performance, incentive awards to CEOs at comparable companies, past awards and the CEO’s expected future contributions, as well as other factors it deems appropriate.

The Compensation Committee approves base salary, annual cash incentive and long-term incentive compensation for Adtalem’s NEOs, except for the CEO whose compensation package is recommended by the Compensation Committee and approved by the independent members of the Board during executive session.

Role of the Executive Officers and Management

The CEO, in consultation with the Senior Vice President, Chief Human Resources Officer, provides the Compensation Committee with compensation recommendations for the other NEOs, including recommendations for annual base salary increases, annual cash incentive awards, and long-term incentive awards. These recommendations are based on market-competitive compensation data and the CEO’s assessment of each NEO’s performance in the prior year. While these recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation.

The Compensation Committee reviews and approves, with any modifications it deems appropriate, base salary, annual cash incentive awards and long-term incentive awards for Adtalem’s NEOs.

Role of the Compensation Consultant

The Compensation Committee retains ultimate responsibility for compensation-related decisions. To add objectivity to the review process and inform the Compensation Committee of market trends and practices, the Compensation Committee engages the services of an independent executive compensation advisory firm. For fiscal year 2022, the Compensation Committee engaged Meridian as its independent executive compensation consultant.

Meridian reviewed Adtalem’s executive compensation structure and incentive plan designs and assessed whether the executive compensation program is competitive and supports the Compensation Committee’s goal to align the interests of executive officers with those of shareholders, students and other stakeholders.

For fiscal year 2022, Meridian’s primary areas of assistance were:

●	Gathering information related to current trends and practices in executive compensation, including peer group and broader market survey data;
●	Reviewing, analyzing and providing recommendations for Adtalem’s list of peer group companies;
●	Benchmarking competitive pay levels for NEOs and other executives;
●	Reviewing information developed by management for the Compensation Committee and providing input on such information to the Compensation Committee;
●	Attending and participating in all Compensation Committee meetings and most non-employee director executive sessions, as well as briefings with the Compensation Committee chair and management prior to meetings;
●	Reviewing with management and the Compensation Committee the materials to be used in Adtalem’s Proxy Statement; and
●	Benchmarking the non-employee director compensation program.

58     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of engagement. Thus, the Compensation Committee annually reviews its relationship with, and assesses the independence of, its independent consultant to ensure executive compensation consulting independence. The process includes a review of the services the independent consultant provides, the quality of those services, and fees associated with the services during the fiscal year. The Compensation Committee has assessed the independence of its independent consultants pursuant to applicable SEC rules and NYSE listing standards and has concluded that the independent consultants’ work for the Compensation Committee does not raise any conflict of interest.

Executive Compensation Peer Group

To ensure Adtalem continues to provide total executive compensation that is fair and competitively positioned in the marketplace, the Compensation Committee reviews the pay level, mix and practices of peer group companies. The Compensation Committee does not target any specific percentile levels in establishing compensation levels and opportunities.

While including all large publicly-held, private sector higher education organizations, Adtalem’s peer group also includes a broader group of organizations in order to provide more comprehensive compensation data. Adtalem’s expanded peer group includes publicly-held organizations that provide services over an extended period of time. In consideration of Adtalem’s significant focus on healthcare education, which requires attracting and retaining seasoned healthcare professionals and executives, the peer group also includes healthcare services companies. Revenue of most of the peer group organizations is generally between one-half and two times Adtalem’s revenue.

The following peer group was used for fiscal year 2022:

2U Inc.	Chemed	K12
Amedisys	Cross Country Healthcare	Laureate Education
American Public Education	Ensign Group	MEDNAX, Inc.
AMN Healthcare	Graham Holdings Company	Perdoceo Education
Bright Horizons Family Solutions LLC	Grand Canyon Education, Inc.	Strategic Education
Brookdale Senior Living Inc.	Houghton Mifflin Harcourt	WW International
Chegg	John Wiley & Sons

ADDITIONAL EXECUTIVE COMPENSATION PRACTICES

Deferred Compensation

Adtalem maintains the Nonqualified Deferred Compensation Plan that allows certain employees, including the NEOs, to defer up to 50% of salary and 100% of the MIP compensation until termination of service or certain other specified dates. Adtalem credits matching contributions to participants’ accounts to the extent they have elected to defer the maximum contributions under Adtalem’s Retirement Plan, which is a 401(k) plan, and their matching contributions are limited by the Internal Revenue Code of 1986, as amended (the “Code”) provisions.

The Nonqualified Deferred Compensation Plan enables the NEOs and other eligible employees with a certain level of annual compensation to save a portion of their income for retirement on a scale consistent with other employees not subject to IRS limits.

Adtalem has elected to fund its Nonqualified Deferred Compensation Plan obligations through a rabbi trust. The rabbi trust is subject to creditor claims in the event of an insolvency, but the assets held in the rabbi trust are not available for general corporate purpose. Participants have an unsecured contractual commitment by Adtalem to pay the amounts due under the Nonqualified Deferred Compensation Plan.

The value of deferred compensation amounts is quantified each year and this program is periodically reviewed for its competitiveness.

2022 Proxy Statement     59

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Other Benefits

NEOs are eligible to participate in a number of broad-based benefit programs, which are the same ones offered to most employees at Adtalem, including health, disability and life insurance programs.

We do not offer a defined benefit pension plan, and, therefore, our Retirement Plan and the Nonqualified Deferred Compensation Plan are the only retirement savings vehicles for executives.

In general, we do not provide benefits or perquisites to our NEOs that are not available to other employees, with the exception of personal financial planning services.

Benefits and perquisites make up the smallest portion of each NEO’s total compensation package. The nature and quantity of perquisites provided by Adtalem did not change materially in fiscal year 2022 versus 2021, consistent with our philosophy that benefits and perquisites should not represent a meaningful component of our compensation program. The Compensation Committee periodically reviews the benefit and perquisite program to determine if adjustments are appropriate.

The “All Other Compensation” column of the 2022 Summary Compensation Table shows the amounts of benefit and perquisite compensation we provided for fiscal years 2020, 2021 and 2022 to each of the NEOs.

Employment Agreements

Adtalem has entered into employment agreements with each NEO that provide for:

●	Initial annual base salary, subject to annual increases (no decreases except in the case of an across-the-board reduction affecting all executives equally);
●	Annual cash incentive opportunity under the MIP, targeted at a percentage of base salary;
●	Eligibility to receive annual equity awards under Adtalem’s equity award plan(s)
●	Reimbursement of expenses consistent with Adtalem’s policy in effect at the time; and
●	Severance benefits that will be provided upon certain terminations of employment, as further described on page 71 under the caption “2022 Potential Payments Upon Termination or Change-in-Control.”

Employment Agreements

Employment agreements provide NEOs with a guaranteed level of financial protection upon loss of employment. Adtalem believes that providing for such income continuity facilitates the hiring of qualified executives and results in greater management stability and lower unwanted management turnover.

The Compensation Committee believes that the employment agreements provide:

●      Security and incentives that help retain and attract top executives;

●      Greater ability for Adtalem to retain key executives following an extraordinary corporate transaction; and

●      Benefits to Adtalem including non-competition and non-solicitation covenants by NEOs.

60     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Separation Agreements

Change-in-Control

Adtalem provides benefits to its NEOs upon termination of employment from Adtalem in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (e.g., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, as of November 8, 2017, when our shareholders approved the Fourth Amended and Restated Incentive Plan of 2013 (the “2013 Incentive Plan”), Adtalem’s equity compensation plans, and the award agreements used to implement them, provide for accelerated vesting of outstanding equity awards in the event of a change-in-control of Adtalem, only in the event (a) Adtalem (or its successor) ceases to be publicly traded, (b) the successor to Adtalem fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

See “2022 Potential Payments Upon Termination or Change-in-Control” beginning on page 71 for a detailed description of potential payments and benefits to the NEOs under Adtalem’s compensation plans and arrangements upon termination of employment or a change of control of Adtalem.

OTHER EXECUTIVE COMPENSATION CONSIDERATIONS AND POLICIES

Stock Ownership Guidelines

Stock ownership guidelines have been in place for our directors and executive officers since 2010 and are intended to align their interests with our shareholders by requiring them to maintain a significant ownership interest in the company. Each of our non-employee Board members are expected to maintain ownership of Adtalem Common Stock valued at or equal to five times their annual retainer.

For fiscal year 2022, required ownership levels for executive officers remained consistent with those put in place in fiscal year 2020 as described in the table below:

Linking Compensation to Stock Performance

Stock ownership guidelines tie the compensation of the NEOs to our stock performance, since the increase or decrease in our stock price impacts their personal holdings. Currently, all NEOs and directors who are no longer subject to a phase-in period have met the minimum ownership requirements.

Position	NEOs	Number of Shares Equivalent to:
Chief Executive Officer	Stephen W. Beard	5 times base salary
Executive Chairman	Lisa W. Wardell	5 times base salary
Chief Financial Officer	Robert J. Phelan	3 times base salary
All other executive officers	Douglas G. Beck, John W. Danaher and Maurice Herrera	1 ½ times base salary

Our directors and executive officers have five years following their election, date of appointment or promotion to an executive officer position, as the case may be to achieve their stock ownership level. Additionally, our executive officers and directors have until the later of five years from their appointment or adoption of the increased guidelines to achieve the new stock ownership levels.

Shares that count toward satisfaction of the guidelines include Adtalem’s Common Stock directly and/or beneficially owned, Adtalem’s Common Stock held in Adtalem’s Retirement Plan, Adtalem’s Common Stock held in Adtalem’s Nonqualified Deferred Compensation Plan, and the after-tax value of unvested RSUs and PSUs and/or vested in-the-money options, provided that these make up no more than 50% of the ownership expectation.

Our stock ownership guidelines are deemed to continue to be met by an individual who has achieved the required ownership level but then falls below solely due to a decline in Adtalem’s Common Stock price. Absent extenuating circumstances, executives who have not yet met the guidelines at the end of their five-year phase-in period are required to retain, until the guidelines are satisfied, 100% of the after-tax shares received from option exercises or the vesting of RSUs or PSUs.

2022 Proxy Statement     61

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Incentive Compensation Recoupment Policy

Adtalem has adopted an incentive compensation recoupment policy that applies to all executive officers. The policy provides that, in addition to any other remedies available to Adtalem (but subject to applicable law), if the Board or any committee of the Board determines that it is appropriate, Adtalem may recover (in whole or in part) any incentive payment, commission, equity award or other incentive compensation received by an executive officer of Adtalem to the extent that such incentive payment, commission, equity award or other incentive compensation is or was paid on the basis of any financial results that are subsequently restated due to that executive officer’s conduct that is determined by the independent directors to have been knowingly or intentionally, fraudulent or illegal.

Deductibility of Compensation

Adtalem analyzes the overall expense arising from aggregate executive compensation, as well as the accounting and tax treatment of such programs. Section 162(m) of the Code generally disallows a tax deduction to publicly traded companies for certain compensation in excess of $1 million per year paid to “covered employees.” “Covered employees” include the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated officers. Once an executive officer qualifies as a covered employee, he or she will continue to be treated as a covered employee indefinitely, even after ceasing to serve as an executive officer or separating from Adtalem. Historically, the company’s compensation plans were structured so that compensation would be performance-based and deductible under Section 162(m) of the Code. However, The Tax Cuts and Jobs Act enacted on December 22, 2017 eliminated the performance-based compensation exemption from the Section 162(m) $1 million per year dollar deduction limit, with an exception for certain “grandfathered agreements” in effect on November 2, 2017. The company intends to administer outstanding “grandfathered agreements” and plans to the extent compatible with business needs to preserve potential deductions.

The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy. The Compensation Committee reviews each material element of compensation on a continuing basis and believes that shareholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has approved and may in the future approve compensation arrangements for executive officers that are not fully deductible.

Compensation Risk Analysis

The Compensation Committee, with the assistance of Meridian as its consultant, conducted an annual assessment of our compensation program to ensure it does not encourage unnecessary or excessive risk taking that could have an adverse effect on Adtalem.

The risk assessment covered all compensation programs, including those in which our top executives and NEOs participate.

Through this process, Meridian and the Compensation Committee have concluded that Adtalem’s compensation programs do not encourage behaviors that could create material risk to the organization. More specifically, the Compensation Committee concluded that:

●	Adtalem’s compensation programs are well-designed to encourage behaviors aligned with the long-term interests of shareholders.
●	There is appropriate balance in the executive compensation program structure to mitigate compensation-related risk with fixed and variable pay, cash and equity, corporate and business unit goals, financial and non-financial goals, and formulas and discretion.
●	The Compensation Committee has approved policies to mitigate compensation risk, including stock ownership guidelines, insider-trading prohibitions, hedging and pledging prohibitions, and clawbacks.
●	Additionally, the Compensation Committee exercises an appropriate level of independent oversight into compensation decisions and related risk.

62     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Prohibition on Hedging and Pledging

Our insider trading policy prohibits employees and directors from engaging in any transaction that is designed to hedge or offset any decrease in the market value of equity securities issued by Adtalem. In addition, except as expressly approved by our general counsel, employees and directors may not hold Adtalem securities in a margin account or pledge Adtalem securities as collateral for a loan. None of our executive officers or directors have requested approval to hold Adtalem securities in a margin account or to pledge Adtalem securities.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board hereby furnishes the following report to the shareholders of Adtalem in accordance with rules adopted by the SEC. The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis of this Proxy Statement with Adtalem’s management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Compensation Committee:

Michael W. Malafronte, Chair
William W. Burke
Lyle Logan
Kenneth J. Phelan

2022 Proxy Statement     63

Executive Compensation Tables

2022 SUMMARY COMPENSATION TABLE

This table shows the compensation of each of our NEOs for fiscal years ended June 30, 2022, June 30, 2021 and June 30, 2020, respectively.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Stephen W. Beard(7) President and Chief Executive Officer	2022	828,466	—	6,916,139	1,103,560	258,388	97,779	9,204,332
	2021	600,020	—	1,033,340	461,377	619,200	87,943	2,801,880
	2020	597,558	—	600,084	365,919	562,723	40,534	2,166,818
Robert J. Phelan(8) Senior Vice President, Chief Financial Officer	2022	436,615	—	651,785	38,089	106,635	67,295	1,300,419
	2021	350,000	60,000	306,842	47,697	242,104	37,493	1,044,136

Douglas G. Beck Senior Vice President, General Counsel and Corporate Secretary	2022	512,115	170,000	479,934	120,070	129,780	30,084	1,441,983
	2021	—	—	1,199,824	—	17,490	—	1,217,314

John W. Danaher(9) President, Medical and Veterinary	2022	472,500	275,000	1,780,098	120,070	115,513	17,766	2,780,947

Maurice Herrera(10) Senior Vice President, Chief Marketing Officer	2022	284,423	475,000	999,972	—	60,409	62,087	1,881,891

Lisa W. Wardell(11) Former Executive Chairman and Chief Executive Officer	2022	1,100,000	—	4,000,064	999,739	—	176,266	6,276,069
	2021	1,100,000	—	3,999,793	1,785,580	1,489,813	153,247	8,528,433
	2020	1,100,000	—	2,819,481	1,720,074	1,198,082	133,442	6,971,079

(1)	This column shows the salaries paid by Adtalem to its NEOs in fiscal years 2022, 2021, and 2020. The following NEOs have elected to defer a portion of their salaries under the Nonqualified Deferred Compensation Plan: Mr. Beard ($144,767 for 2022, $144,477 for 2021, and $9,975 for 2020); Mr. Beck ($14,262 for 2022); Dr. Danaher ($136,750 for 2022); and Ms. Wardell ($214,981 for 2022, $309,132 for 2021, and $261,230 for 2020). Amounts shown are inclusive of these deferrals.
(2)	This column includes (i) the $60,000 sign-on bonus paid to Mr. Phelan in fiscal year 2021; (ii) the $170,000 sign-on bonus paid to Mr. Beck in fiscal year 2022; (iii) the $275,000 sign-on bonus paid to Dr. Danaher in fiscal year 2022; and (iv) the $475,000 sign-on bonus paid to Mr. Herrera in fiscal year 2022.
(3)	This column includes a sign-on grant value of $500,155 to Mr. Phelan, $1,300,164 to Dr. Danaher, and $999,972 to Mr. Herrera delivered in RSUs in fiscal year 2022 and a sign-on grant value of $1,199,824 to Mr. Beck delivered in RSUs in fiscal year 2021. The amounts reported in the Stock Awards column represents the grant date fair value of awards of both RSUs and PSUs, which is an estimated value computed in accordance with FASB ASC Topic 718. The assumptions used for fiscal years 2022, 2021, and 2020 calculations can be found at Note 17: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the years ended June 30, 2022, 2021, and 2020, respectively. The grant date fair values of the PSUs are based on the probable outcome of the performance conditions to which the PSUs are subject, and the shares the recipient would receive under such outcome. The 2022 Grants of Plan-Based Awards shows the values of PSU awards, assuming that the highest levels of the performance conditions are achieved. The grant date fair value of the PSUs is $33.84. The grant date fair value of the PSU awards assuming achievement of maximum performance would be: Mr. Beard – $2,500,000; Mr. Phelan – $189,504; Mr. Beck – $599,644; Dr. Danaher – $599,644; and Ms. Wardell – $5,000,200.
(4)	The amounts reported in the Options Awards column represent the grant date fair value, which is an estimated value computed in accordance with FASB ASC Topic 718. The assumptions used for fiscal years 2022, 2021, and 2020 calculations can be found at Note 17: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the years ended June 30, 2022, 2021, and 2020, respectively.

64     Adtalem Global Education Inc.

Executive Compensation Tables

(5)	The MIP compensation reported in this column was earned in fiscal years 2022, 2021, and 2020 and paid in fiscal years 2023, 2022, and 2021, respectively, based upon the MIP guidelines. Certain NEOs have elected to defer a portion of their MIP compensation under the Nonqualified Deferred Compensation Plan, specifically: Mr. Beard ($25,839 for 2022, $61,920 for 2021, and $56,272 for 2020); Mr. Beck ($12,978 for 2022); Dr. Danaher ($23,103 for 2022); and Ms. Wardell ($148,981 for 2021 and $119,808 for 2020). Amounts shown are inclusive of these deferrals.
(6)	The amounts indicated in the “all other compensation” column for 2022 include the following:
●	Matching contributions credited under the Retirement Plan for Mr. Beard ($19,084); Mr. Phelan ($19,800); Mr. Beck ($22,762); Dr. Danaher ($11,445); Mr. Herrera ($20,642); and Ms. Wardell ($19,631).
●	Company contributions credited under the Nonqualified Deferred Compensation Plan for Mr. Beard ($61,153) and Ms. Wardell ($137,989).
●	Group life insurance premiums paid by Adtalem for Mr. Beard ($1,242); Mr. Phelan ($1,995); Mr. Beck ($2,322); Dr. Danaher ($2,879); Mr. Herrera ($695); and Ms. Wardell ($2,346).
●	Personal financial planning services for Mr. Beard ($16,300); Mr. Beck ($5,000); and Ms. Wardell ($16,300).
●	Monthly stipend of $10,000 per month paid to Mr. Phelan in his role as Interim Chief Financial Officer ($45,500).
●	Housing allowances for Mr. Herrera ($40,750).
●	Medical and vision imputed income for Dr. Danaher ($3,442).
(7)	Mr. Beard was appointed President and Chief Executive Officer on September 8, 2021.
(8)	Mr. Phelan was appointed Senior Vice President and Chief Financial Officer on October 18, 2021.
(9)	Dr. Danaher joined Adtalem as President, Medical and Veterinary on August 23, 2021.
(10)	Mr. Herrera joined Adtalem as Senior Vice President and Chief Marketing Officer on October 18, 2021.
(11)	Ms. Wardell was appointed Executive Chairman Board on September 8, 2021 after serving as Adtalem’s President and Chief Executive Officer.

Employment Agreements with Chief Executive Officer and Other Named Executive Officers

Adtalem has entered into employment agreements with each of its NEOs, which are described on pages 72-73 under the caption “Employment Agreements.”

2022 Proxy Statement     65

Executive Compensation Tables

2022 GRANTS OF PLAN-BASED AWARDS

This table sets forth information regarding non-equity incentive plan awards, equity incentive plan awards, RSUs and stock options granted to the NEOs in fiscal year 2022.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/sh)(7)	Grant Date Fair Value of Stock and Option Awards(8)
Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)		Maximum (#)
Stephen W. Beard
	446,796	893,592	1,787,184
11/10/2021					$2,500,000	(12)						$2,500,000
9/8/2021										73,375	37.79	$1,103,560
9/8/2021								116,860				$4,416,139
Robert J. Phelan(9)
	177,726	355,451	710,902
11/10/2021				1,400	2,800		5,600					$94,752
8/25/2021										2,625	36.46	$38,089
8/25/2021								1,560				$56,878
11/10/2021								14,780	(9)			$500,155
Douglas G. Beck
	180,250	360,500	721,000
11/10/2021				4,430	8,860		17,720					$299,822
8/25/2021										8,275	36.46	$120,070
8/25/2021								4,940				$180,112
John W. Danaher(10)
	175,019	350,038	700,076
11/10/2021				4,430	8,860		17,720					$299,822
8/25/2021										8,275	36.46	$120,070
8/25/2021								4,940				$180,112
8/25/2021								35,660	(10)			$1,300,164
Maurice Herrera(11)
	91,529	183,058	366,116
11/10/2021								29,550	(11)			$999,972
Lisa W. Wardell
	—	—	—
11/10/2021				36,940	73,880		147,760					$2,500,100
8/25/2021										68,900	36.46	$999,739
8/25/2021								41,140				$1,499,964
(1)	Payouts under the MIP were based on performance in fiscal year 2022. Therefore, the information in the “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were set on November 10, 2021. The amounts actually paid under the MIP for fiscal year 2022 appear in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table.
(2)	Pursuant to the MIP, performance below a performance goal threshold will result in no payment with respect to that performance goal. If a performance goal threshold is met, then the amount shown in this column represents the minimum incentive payment, 50% of the target.
(3)	The amount shown in this column represents the target incentive payment under the MIP, which is calculated as a set percentage of base salary.
(4)	Pursuant to the MIP, the amount shown in this column represents the maximum incentive payment, 200% of the target.

66     Adtalem Global Education Inc.

Executive Compensation Tables

(5)	PSUs were granted under the 2013 Incentive Plan. The awards consist of 50% with a target based on ROIC over a period of three fiscal years and 50% with a target based on FCF per share over a period of three fiscal years. PSUs will pay out 0% for below threshold performance, and between 50% of target payout for threshold performance and 200% of target for achieving maximum performance or above. Straight-line interpolation will be used to determine achievement between threshold and target.
(6)	Stock option awards on August 25, 2021 and September 8, 2021 were issued as part of the annual incentive award under the 2013 Incentive Plan, which become exercisable at 25% per year for four years beginning on the first anniversary of the date of grant and have a maximum term of ten years.
(7)	All options granted on August 25, 2021 and September 8, 2021 have an exercise price equal to the closing sales price of the Common Stock on the date of grant.
(8)	This column shows the grant date fair value of stock options and RSUs granted on August 25, 2021 and PSUs (assuming payout at target value) granted on November 10, 2021 in fiscal year 2022, computed in accordance with FASB ASC Topic 718, which was $14.51 for stock options, $36.46 for RSUs, and $33.84 for PSUs. The grant date fair value of Mr. Beard’s stock options and RSUs granted on September 8, 2021 was $15.04 for stock options and $37.79 for RSUs. Also see Note 17: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2022 for an explanation of the assumptions made by Adtalem in the valuation of stock option awards.
(9)	These RSUs were granted in connection with Mr. Phelan’s appointment as Chief Financial Officer.
(10)	These RSUs were granted in connection with Dr. Danaher’s onboarding package when joining Adtalem to replace awards he forfeited when he resigned from his former employer.
(11)	These RSUs were granted in connection with Mr. Herrera’s onboarding package when joining Adtalem to replace awards he forfeited when he resigned from his former employer.
(12)	These PSUs were granted in connection with Mr. Beard’s appointment as President and Chief Executive Officer. They were issued at a set grant value of $2,500,000 to be settled in shares based on the stock price on the future vesting date. See “Chief Executive Officer’s Fiscal 2022 Long-Term Incentive Award” on Page 56 for additional information on this award.

2022 Proxy Statement     67

Executive Compensation Tables

2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table sets forth information for each NEO with respect to stock options, RSUs, and PSUs held by the NEOs as of June 30, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Stephen W. Beard	11,606	3,869	49.05	8/22/2028
	10,775	10,775	43.39	8/28/2029
	9,431	28,294	32.03	8/26/2030
	—	73,375	37.79	9/8/2031
					132,411	4,762,824	27,280	(7)	2,856,261
Robert J. Phelan	975	2,925	32.03	8/26/2030
	—	2,625	36.46	8/25/2031
					25,957	933,673	4,660		167,620
Douglas G. Beck	—	8,275	36.46	8/25/2031
					28,295	1,017,771	8,860		318,694
John W. Danaher	—	8,275	36.46	8/25/2031
					40,600	1,460,382	8,860		318,694
Maurice Herrera					29,550	1,062,914	—		—
Lisa W. Wardell	335,975	—	33.90	8/23/2027
	50,650	50,650	43.39	8/28/2029
	36,499	109,501	32.03	8/26/2030
	—	68,900	36.46	8/25/2031
					98,800	3,553,836	187,100		6,729,987
(1)	The table below details the vesting schedule for stock option grants based on the expiration date of the relevant grant. In general, option grants vest 25% on each of the first four anniversaries of the date of grant, except for Ms. Wardell’s August 23, 2027 expiration dated grant related to a double grant awarded that vests 50% on each of the third and fourth anniversaries of the date of grant.

Option Expiration Dates	Grant Dates		Options Vesting Dates
8/22/2028	8/22/2018	8/22/2019	8/22/2020	8/22/2021	8/22/2022
8/28/2029	8/28/2019	8/28/2020	8/28/2021	8/28/2022	8/28/2023
8/26/2030	8/26/2020	8/26/2021	8/26/2022	8/26/2023	8/26/2024
8/25/2031	8/25/2021	8/25/2022	8/25/2023	8/25/2024	8/25/2025
9/8/2031	9/8/2021	9/8/2022	9/8/2023	9/8/2024	9/8/2025

68     Adtalem Global Education Inc.

Executive Compensation Tables

(2)	The table below details the vesting schedule for RSUs, which vest 25% on each of the first four anniversaries of the date of grant, except for Mr. Phelan’s February 12, 2020 and May 12, 2021 and Mr. Herrera’s November 10, 2021 dated grants. In addition to the annual grant, Mr. Phelan received a RSU grant on February 12, 2020 as part of an initial sign-on award granted upon his appointment as Chief Accounting Officer, which vests 33% on each of the first, second, and third anniversaries of the date of grant and a RSU grant on May 12, 2021 as part of compensation upon his appointment as Interim Chief Financial Officer, which vests 100% on the third anniversary of the date of grant. Mr. Herrera received a RSU grant on November 10, 2021 as part of an initial sign-on award granted upon his appointment as Chief Marketing Officer, which vests 33% on each of the first, second, and third anniversaries of the date of grant.

		Number of RSUs Vesting
Name	Grant Date	Year 1	Year 2	Year 3	Year 4	Total
Stephen W. Beard	8/22/2018	—	—	—	1,148	1,148
Stephen W. Beard	8/28/2019	—	—	1,152	1,153	2,305
Stephen W. Beard	8/26/2020	—	4,033	4,032	4,033	12,098
Stephen W. Beard	9/8/2021	29,215	29,215	29,215	29,215	116,860
Robert J. Phelan	2/12/2020	—	—	2,924	—	2,924
Robert J. Phelan	8/26/2020	—	418	417	418	1,253
Robert J. Phelan	5/12/2021	—	—	5,440	—	5,440
Robert J. Phelan	8/25/2021	390	390	390	390	1,560
Robert J. Phelan	11/10/2021	3,695	3,695	3,695	3,695	14,780
Douglas G. Beck	6/14/2021	—	7,785	7,785	7,785	23,355
Douglas G. Beck	8/25/2021	1,235	1,235	1,235	1,235	4,940
John W. Danaher	8/25/2021	10,150	10,150	10,150	10,150	40,600
Maurice Herrera	11/10/2021	9,850	9,850	9,850	—	29,550
Lisa W. Wardell	8/28/2019	—	—	5,415	5,415	10,830
Lisa W. Wardell	8/26/2020	—	15,610	15,610	15,610	46,830
Lisa W. Wardell	8/25/2021	10,285	10,285	10,285	10,285	41,140
(3)	Represents the value derived by multiplying the number of shares of Common Stock covered by RSUs granted by $35.97 (the closing market price of Adtalem’s Common Stock on June 30, 2022).
(4)	The table below details the vesting schedule for PSUs. In general, PSUs vest following the third anniversary of their grant date, except for Mr. Beard’s November 10, 2021 dated grants. As part of Mr. Beard’s initial sign-on award granted upon his appointment as President and Chief Executive Officer, Mr. Beard’s November 10, 2021 dated grants included an award with regards to achievement of cost synergy goals related to the Walden University acquisition, which vests 50% on each of the first and second anniversary of the date of the Walden University acquisition.

Name	Grant Date	Vesting Date	Number of PSUs Vesting
Stephen W. Beard	8/28/2019	8/28/2022	9,220
Stephen W. Beard	11/17/2020	8/26/2023	18,060
Stephen W. Beard(1)	11/10/2021	8/12/2022	$937,500
Stephen W. Beard(1)	11/10/2021	8/12/2023	$937,500
Robert J. Phelan	11/17/2020	8/26/2023	1,860
Robert J. Phelan	11/10/2021	8/31/2024	2,800
Douglas G. Beck	11/10/2021	8/31/2024	8,860
John W. Danaher	11/10/2021	8/31/2024	8,860
Lisa W. Wardell	8/28/2019	8/28/2022	43,320
Lisa W. Wardell	11/17/2020	8/26/2023	69,900
Lisa W. Wardell	11/10/2021	8/31/2024	73,880
(1)	These awards were issued at a set dollar value to be settled in shares based on the stock price on the future vesting date.
(5)	Represents the value derived by multiplying the number of shares of Common Stock covered by the PSUs by $35.97 (the closing market price of Adtalem’s Common Stock on June 30, 2022). The value provided assumes a PSU payout at target value.

2022 Proxy Statement     69

Executive Compensation Tables

2022 OPTIONS EXERCISES AND STOCK VESTED

This table provides information for the NEOs concerning stock options that were exercised and RSUs and PSUs that vested during fiscal year 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen W. Beard	—	—	37,333	1,020,219
Robert J. Phelan	—	—	3,340	84,804
Douglas G. Beck	—	—	7,785	246,707
John W. Danaher	—	—	—	—
Maurice Herrera	—	—	—	—
Lisa W. Wardell	359,907	13,945,611	21,025	778,256
(1)	Value Realized on Exercise. If the exercise was executed as part of a cashless transaction where the shares acquired were immediately sold, this represents the difference between the sales price of the shares acquired and the option exercise price multiplied by the number of shares of Common Stock covered by the options exercised. If the exercise was executed as part of a buy and hold transaction, this represents the difference between the closing market price of the Common Stock for the date of exercise of the option and the option exercise price multiplied by the number of shares of Common Stock covered by the options held.
(2)	Value Realized on Vesting. For Mr. Beard, this amount represents RSUs originally granted in February 2018 that vested in February 2022 and RSUs originally granted in August 2018, August 2019, and August 2020 that vested in August 2021. For Mr. Beard, this amount represents PSUs originally granted in August 2018 that vested in August 2021 and PSUs originally granted in November 2021 that vested in March 2022. For Mr. Phelan, this amount represents RSUs originally granted in February 2020 that vested in February 2022 and RSUs originally granted in August 2020 that vested in August 2021. For Mr. Beck, this amount represents RSUs originally granted in June 2021 that vested in June 2022. For Ms. Wardell, this amount represents RSUs originally granted in August 2019 and August 2020 that vested in August 2021.

2022 NONQUALIFIED DEFERRED COMPENSATION

This table sets forth information about activity for NEOs in our Nonqualified Deferred Compensation Plan during fiscal year 2022.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
Stephen W. Beard	144,767	61,153	(35,837)	325,802
Robert J. Phelan	—	—	—	—
Douglas G. Beck	14,262	—	(1,152)	13,110
John W. Danaher	136,750	—	(18,604)	118,146
Maurice Herrera	—	—	—	—
Lisa W. Wardell	214,981	137,989	(258,198)	1,889,255
(1)	Executive Contributions in Last Fiscal Year. The amount of executive contributions made by each NEO and reported in this column is included in each NEO’s compensation reported on the 2022 Summary Compensation Table, either in the “Salary” or “Non-Equity Incentive Plan Compensation” column. See footnotes 1 and 5 of the 2022 Summary Compensation Table for specific deferrals made by each NEO.
(2)	Registrant Contributions in Last Fiscal Year. The amount of Adtalem contributions made and reported in this column is included in each NEO’s compensation reported on the 2022 Summary Compensation Table in the “All Other Compensation” column.
(3)	Aggregate Earnings in Last Fiscal Year. These amounts represent the earnings in the Nonqualified Deferred Compensation Plan for fiscal year 2022. These amounts are not reported in the 2022 Summary Compensation Table.

70     Adtalem Global Education Inc.

Executive Compensation Tables

(4)	Aggregate Balance at Last Fiscal Year End. The aggregate balance as of June 30, 2022 reported in this column for each NEO reflects amounts that either are currently reported or were previously reported as compensation in the 2022 Summary Compensation Table for current or prior years, except for the aggregate earnings on deferred compensation.

NONQUALIFIED DEFERRED COMPENSATION PLAN

The Nonqualified Deferred Compensation Plan covers directors and selected key employees approved for participation by the Compensation Committee. All of the NEOs are eligible to participate in the Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan as it applies to employees, participants may make an advance election to defer up to 50% of salary and up to 100% of MIP compensation until termination of service with Adtalem or certain other specified dates. Adtalem credits matching contributions to participants’ accounts under the Nonqualified Deferred Compensation Plan to the extent they have elected to defer the maximum amount under Adtalem’s Retirement Plan, and their matching contributions to the Retirement Plan are limited by applicable Code provisions. Adtalem may also credit participants’ accounts with discretionary contributions. Participants are fully vested in their own deferral and matching contributions, plus earnings, and will vest in discretionary contributions, if any, as determined by the Compensation Committee. Participants may elect to have their Nonqualified Deferred Compensation Plan accounts credited with earnings based on various investment choices made available by the Compensation Committee for this purpose. Participants may elect to have account balances paid in a lump sum or in installments. Distributions are generally made or commence in January of the year following termination of employment (but not earlier than six months after termination) or January of the year in which the specified payment date occurs. In the event of death before benefits commence, participants’ accounts will be paid to their beneficiaries in a lump sum.

2022 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Adtalem provides benefits to the NEOs upon termination of employment from Adtalem in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, Adtalem’s equity compensation plans and the stock award agreements used to implement them provide for accelerated vesting of outstanding stock awards in the event of a change-in-control of Adtalem, only in the event (a) Adtalem (or its successor) ceases to be publicly traded, (b) the successor to Adtalem fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

2022 Proxy Statement     71

Executive Compensation Tables

Employment Agreements

MR. BEARD

Adtalem entered into an employment agreement with Mr. Beard effective as of his September 8, 2021 appointment as President and Chief Executive Officer. The employment agreement provides, among other things, that if his employment is terminated by Adtalem without “cause” or by Mr. Beard with “good reason,” and if he executes a release of claims, he will be entitled to a lump sum payment equal to 12 months of base salary and a prorated MIP award based on actual performance for the fiscal year and paid in a lump sum at the same time MIP awards are paid to other employees.

If such termination of employment occurs within 12 months of a “change-in-control,” and he executes a release of claims, he will be entitled to (i) a lump sum payment equal to two times base salary and the average of the MIP award paid to him for the prior two fiscal years; and (ii) accelerated vesting of all outstanding stock options.

OTHER NEOs

During 2022, Adtalem was party to similar employment arrangements with each of the other NEOs: Mr. Phelan, Mr. Beck, Dr. Danaher, Mr. Herrera, and Ms. Wardell. Ms. Wardell’s employment agreement expired pursuant to its terms on September 7, 2022. These employment agreements provide, among other things, that if the NEO’s employment with Adtalem is terminated by Adtalem without “cause” or by the NEO with “good reason”, and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

●	One times the sum of their base salary plus target MIP award, payable in 12 equal monthly payments for Mr. Phelan and Dr. Danaher; one and one-half times the sum of their base salary plus target MIP award, payable in 18 equal monthly payments for Mr. Beck and Mr. Herrera; and the sum of her base salary for the remainder of the employment period payable in one lump sum for Ms. Wardell;
●	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other employees;
●	12 months of continued health benefit plan coverage for Mr. Phelan, Dr. Danaher, and Mr. Herrera; 18 months for Mr. Beck; and through the remainder of the employment period for Ms. Wardell, at active employee rates following the termination date; and
●	Access to a senior executive level outplacement program for 6 months for Mr. Phelan, Dr. Danaher, and Mr. Herrera and 9 months for Mr. Beck.

In addition, the employment arrangements provide that if such termination occurs within 12 months of a “change-in-control”, and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

●	One and one-half times the sum of their base salary plus target MIP award, payable in 18 equal monthly payments for Mr. Phelan, Dr. Danaher, and Mr. Herrera; two times the sum of his base salary plus target MIP award, payable in 24 equal monthly payments for Mr. Beck; and two times the sum of her base salary for the remainder of the employment period payable in one lump sum for Ms. Wardell;
●	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other employees; and for Ms. Wardell the average of her MIP awards for the previous two fiscal years;
●	18 months of continued health benefit plan coverage for Mr. Phelan, Dr. Danaher, and Mr. Herrera and 24 months for Mr. Beck at active employee rates following the termination date; and
●	Access to a senior executive level outplacement program for 9 months for Mr. Phelan, Dr. Danaher, and Mr. Herrera and 12 months for Mr. Beck.

For purposes of all employment agreements:

●	“cause” means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use or breach of fiduciary duty, (ii) willful failure to perform duties as reasonably directed by the CEO, (iii) the NEO’s gross negligence or willful misconduct with respect to the performance of the NEO’s duties under the employment agreement, (iv) obtaining any personal profit not fully disclosed to and approved by Adtalem’s Board in connection with

72     Adtalem Global Education Inc.

Executive Compensation Tables

any transaction entered into by, or on behalf of, Adtalem, or (v) any other material breach of the employment agreement or any other agreement between the NEO and Adtalem;
●	“change-in-control” shall have the meaning set forth in the 2013 Incentive Plan; and
●	“good reason” means, without the NEO’s consent, (i) material diminution in title, duties, responsibilities or authority, (ii) reduction of base salary, MIP target or employee benefits except for across-the-board changes for executives at the NEO’s level, (iii) exclusion from executive benefit/compensation plans, (iv) material breach of the employment agreement that Adtalem has not cured within 30 days after the NEO has provided Adtalem notice of the material breach which shall be given within 60 days of the NEO’s knowledge of the occurrence of the material breach, or (v) resignation in compliance with securities, corporate governance or other applicable law (such as the US Sarbanes-Oxley Act) as specifically applicable to the NEO. For Mr. Beard, the definition of “good reason” also includes, without the NEO’s consent, requiring the NEO to relocate to an employment location more than 50 miles from the NEO’s current employment location.

EQUITY AWARD PLANS

The equity award agreements under which options, RSUs and PSUs are held by employees, including the NEOs, provide for the immediate vesting of unvested options and RSUs and of PSUs at the target levels in the event of a change-in-control of Adtalem, only in the event (a) Adtalem (or its successor) ceases to be publicly traded, (b) the successor to Adtalem fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

The provisions of the equity award agreements under which options, RSUs, and PSUs were granted to employees, including the NEOs, provide the following:

●	If the participant’s employment is terminated due to death or disability (as defined in the agreement), options will become fully vested and exercisable for the remaining term of the option, RSUs will fully vest, and PSUs will continue to vest in accordance with their terms.
●	If the participant’s employment terminates due to mutual agreement, the participant will be credited with one additional year of service for the purpose of determining vesting of options, RSUs, and PSUs. The participant’s options will remain exercisable until the earlier of one year from termination or the expiration of the term of the option. PSUs that vest following a termination will be paid out when paid out to other PSU recipients.
●	If the participant’s employment terminates due to retirement, options will continue to vest and be exercisable, and RSUs and PSUs will continue to vest in accordance with their respective terms. Retirement means the participant’s termination without cause after age 55 when the sum of his or her age and full years of service equals or exceeds 65.

In August 2017, the Board adopted double-trigger vesting of equity awards as part of the 2013 Incentive Plan. In November 2017, Adtalem’s shareholders approved the Fourth Amended 2013 Incentive Plan. As a result, vesting of equity awards granted since November 2017 (the “Awards”) will accelerate upon a change-in-control only in the event Adtalem (or its successor) ceases to be publicly traded, or the successor to Adtalem fails to assume outstanding Awards or to issue new awards in replacement of outstanding Awards. Under the new double-trigger vesting rules, newly issued Awards will vest if a participant is terminated without cause or resigns for good reason within two years following a change-in-control. All Awards issued prior to shareholder approval in November 2017 will continue to have a single-trigger vesting rules as described above.

2022 Proxy Statement     73

Executive Compensation Tables

2022 Potential Severance Payments

The tables set forth below quantify the additional benefits as described above that would be paid to each NEO under the following termination of employment or change-in-control events, had such an event occurred on June 30, 2022.

TERMINATION OF EMPLOYMENT — NO CHANGE-IN-CONTROL

Name:	Stephen W. Beard	Robert J. Phelan	Douglas G. Beck	John W. Danaher	Maurice Herrera	Lisa W. Wardell
Salary:	$900,000	$480,000	$772,500	$585,000	$652,500	$207,945
MIP Target Amount:	$—	$355,451	$540,750	$350,038	$274,587	$—
Pro-Rated MIP:	$258,388	$106,635	$129,780	$115,513	$60,409	$—
Continued Health Coverage:	$19,764	$19,764	$28,836	$19,764	$19,764	$3,736
Outplacement Services:	$—	$10,000	$15,000	$10,000	$10,000	$—
TOTAL	$1,178,152	$971,850	$1,486,866	$1,080,315	$1,017,260	$211,681

TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE-IN-CONTROL

Name:	Stephen W. Beard	Robert J. Phelan	Douglas G. Beck	John W. Danaher	Maurice Herrera	Lisa W. Wardell
Salary:	$1,800,000	$720,000	$1,030,000	$877,500	$652,500	$415,890
MIP Target Amount:	$438,794	$533,177	$721,000	$525,057	$274,587	$—
Pro-Rated MIP:	$—	$106,635	$129,780	$115,513	$60,409	$—
Continued Health Coverage:	$—	$29,646	$38,448	$29,646	$29,646	$—
Outplacement Services:	$—	$15,000	$20,000	$15,000	$15,000	$—
Value of Vesting of Unvested Stock Options, RSUs, and PSUs(1)	7,398,920	1,112,818	1,336,465	1,779,076	1,062,914	10,715,257
TOTAL	$9,637,714	$2,517,276	$3,275,693	$3,341,792	$2,095,056	$11,131,147
(1)	The value of the unvested stock options is based on the difference between the exercise price and $35.97 (the closing market price of the Common Stock on June 30, 2022). The value of the RSUs and PSUs is based on the closing market price of the Common Stock on June 30, 2022. PSUs vest at the target level.

CHANGE-IN-CONTROL — NO TERMINATION OF EMPLOYMENT

Name:	Stephen W. Beard	Robert J. Phelan	Douglas G. Beck	John W. Danaher	Maurice Herrera	Lisa W. Wardell
Value of Vesting of Unvested Stock Options, RSUs, and PSUs(1)	$7,398,920	$1,112,818	$1,336,465	$1,779,076	$1,062,914	$10,715,257
(1)	The value of the unvested stock options is based on the difference between the exercise price and $35.97 (the closing market price of the Common Stock on June 30, 2022). The value of RSUs and PSUs is based on the closing market price of the Common Stock on June 30, 2022. PSUs vest at target level.

74     Adtalem Global Education Inc.

Executive Compensation Tables

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of all our employees (except our CEO) and the ratio of the annual total compensation of our President and CEO as disclosed in the 2022 Summary Compensation Table, to the annual total compensation of our median employee.

Both Ms. Wardell and Mr. Beard served as our CEO during the fiscal year ended June 30, 2022. In accordance with Instruction 10 to Item 402(u) of Regulation S-K, we have elected to annualize Mr. Beard’s total compensation for 2022 for purposes of this pay ratio disclosure as Mr. Beard was serving as our CEO on June 26, 2022, the date we used to identify our median employee. For the CEO pay ratio calculation, we calculated Mr. Beard’s total compensation according to the same methodology used to calculate total compensation for our CEO in the Summary Compensation Table and annualized certain elements of his compensation, as appropriate.

For fiscal year 2022, we identified the median employee by comparing the annual salary rate of pay for all individuals, excluding our CEO, who were employed by Adtalem on June 26, 2022 using information from our company payroll system. We included all full-time and part-time employees, including adjunct faculty and federal work-study student workers, but did not include independent contractors, leased workers, and employees acquired through the acquisition of Walden University which closed in fiscal year 2022. Compensation was annualized for all employees who were hired by us in fiscal year 2022 but did not work for us for the entire year. No annualization was applied to any adjunct faculty as permitted under the rules. Fiscal year 2022 annual total compensation for the median employee was calculated in the same manner as reflected in the 2022 Summary Compensation Table for our CEO.

Based on the methodology described above, we have determined that fiscal year 2022 annual total compensation of our median employee was $42,016. The annual total compensation of our CEO for fiscal year 2022 was $7,402,353. The ratio of our CEO’s fiscal year 2022 annual total compensation to the fiscal year 2022 annual total compensation of our median employee is 176:1.

This CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The CEO pay ratio reported by other companies may not be comparable to our CEO pay ratio reported above, because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices.

We believe our executive compensation program achieves our compensation principles, properly aligns the interests of our NEOS and our shareholders and is deserving of shareholder support. For these reasons, the Board recommends that the shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Adtalem Global Education Inc. named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any other related disclosures is hereby APPROVED.”

The vote is advisory and not binding on the Company, the Board, or the Compensation Committee of the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote as it considers our executive compensation program.

The Board of Directors recommends a vote FOR the compensation of our named executive officers.

2022 Proxy Statement     75

Voting Securities and Principal Holders

EQUITY COMPENSATION PLAN INFORMATION

Adtalem currently maintains two equity compensation plans: the Amended and Restated Incentive Plan of 2005 (the “2005 Incentive Plan”) and the Fourth Amended 2013 Incentive Plan. Adtalem’s shareholders have approved each of these plans.

The following table summarizes information, as of June 30, 2022, relating to these equity compensation plans under which Adtalem’s Common Stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, awards, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, awards, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders	2,316,064	$35.36	3,123,978
Equity compensation plans not approved by security holders	—	—	—
Total	2,316,064	$35.36	3,123,978

(1)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options and other equity awards granted under the shareholder-approved Amended and Restated Incentive Plan of 2005 (22,107 shares) and the Fourth Amended 2013 Incentive Plan (2,293,957 shares).
(2)	The number shown in column (c) is the number of shares that may be issued upon exercise of options or stock appreciation rights and other equity awards granted in the future under the Fourth Amended 2013 Incentive Plan. All of the shares remaining available for the grant of future awards of options, warrants, and rights are available under the Fourth Amended 2013 Incentive Plan. No new awards may be granted under the Amended and Restated Incentive Plan of 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by Adtalem to own beneficially more than 5% of our Common Stock, in each case as of September 23, 2022, except as otherwise noted.

Name	Amount and Nature of Beneficial Ownership	Percentage Ownership(1)
BlackRock, Inc.	7,898,398(2)	17.4%
FMR LLC	7,464,709(3)	16.4%
The Vanguard Group	5,187,988(4)	11.4%
Ariel Investments, LLC	5,029,760(5)	11.1%
Dimensional Fund Advisors LP	3,698,005(6)	8.1%

(1)	The percentage of beneficial ownership is based on 45,395,512 shares of Common Stock outstanding as of September 23, 2022.
(2)	The information shown was provided by BlackRock, Inc. in a Schedule 13G/A it filed with the SEC on January 27, 2022, indicating its beneficial ownership as of December 31, 2021 of 7,898,398 shares. BlackRock reported that it has sole voting power over 7,744,880 of these shares and sole dispositive power over all of these shares. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

76     Adtalem Global Education Inc.

Voting Securities and Principal Holders

(3)	The information shown was provided by FMR LLC in a Schedule 13G/A it filed with the SEC on February 9, 2022, indicating its beneficial ownership as of December 31, 2021 of 7,464,709 shares. FMR LLC reported that it has sole voting power of 1,539,284 of these shares and sole dispositive power over all of these shares. The address of the principal business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(4)	The information shown was provided by The Vanguard Group in a Schedule 13G/A it filed with the SEC on February 9, 2022, indicating its beneficial ownership as of December 31, 2021 of 5,187,988 shares. The Vanguard Group reported that it did not have sole voting power over any of these shares, shared voting power over 52,897 of these shares, sole dispositive power over 5,100,668 of these shares and shared dispositive power over 87,320 of these shares. The address of the principal business office of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(5)	The information shown was provided by Ariel Investments, LLC in a Schedule 13G it filed with the SEC on January 10, 2022, indicating its beneficial ownership as of December 31, 2021 of 5,029,760 shares. Ariel Investments, LLC reported that it has sole voting power over 4,847,427 of these shares and sole dispositive power over all of these shares. The address of the principal business office of Ariel Investments, LLC is 200 E. Randolph Street, Suite 2900, Chicago, IL 60601.
(6)	The information shown was provided by Dimensional Fund Advisors LP in a Schedule 13G/A it filed with the SEC on February 8, 2022, indicating its beneficial ownership as of December 31, 2021 of 3,698,005 shares. Dimensional Fund Advisers reported that it has sole voting power over 3,620,824 of these shares and sole dispositive power over all of these shares. The address of the principal business office of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each director of Adtalem, (2) each NEO listed on page 42, and (3) all directors and executive officers of Adtalem as a group, in each case as of September 23, 2022. Adtalem believes that each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such person, except as otherwise noted. Unless otherwise indicated, the address of each beneficial owner in the table below is care of Adtalem Global Education Inc. 500 West Monroe Street, Suite 1300, Chicago, Illinois 60661.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Options, RSUs, and PSUs(1)	Stock Options Exercisable as of September 23, 2022 and RSUs and PSUs Scheduled to Vest within 60 days of September 23, 2022(1)	Total Common Stock Beneficially Owned	Percentage Ownership(2)
Non-Employee Directors
William W. Burke	10,343	3,690	14,033	*
Charles DeShazer	500	3,690	4,190	*
Mayur Gupta	—	3,690	3,690	*
Donna J. Hrinak	8,833	3,690	12,523	*
Georgette Kiser	8,282	3,690	11,972	*
Liam Krehbiel(3)	10,000	—	10,000	*
Lyle Logan	25,633	3,690	29,323	*
Michael W. Malafronte	96,300	3,690	99,990	*
Sharon L. O’Keefe	4,442	3,690	8,132	*
Kenneth J. Phelan	9,861	3,690	13,551	*
Named Executive Officers
Stephen W. Beard	80,244	68,842	284,546	*
Robert J. Phelan	4,722	6,301	39,530	*
Douglas G. Beck	6,443	2,068	38,683	*
John W. Danaher	7,216	2,068	42,086	*
Maurice Herrera	—	9,850	33,930	*
Lisa W. Wardell	279,028	502,175	781,203	1.7%
All directors and executive officers as a group (23 Persons)	562,462	647,700	1,504,886	3.3%

*	Represents less than 1% of the outstanding Common Stock.

2022 Proxy Statement     77

Voting Securities and Principal Holders

(1)	“Common Stock Beneficially Owned Excluding Options, RSUs, and PSUs” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable as of September 23, 2022 and RSUs and PSUs that are scheduled to vest within 60 days after September 23, 2022 are shown separately in the “Stock Options Exercisable as of September 23, 2022 and RSUs and PSUs Scheduled to Vest within 60 days of September 23, 2022” column.
(2)	In accordance with SEC rules, the securities reflected in the “Stock Options Exercisable as of September 23, 2022 and RSUs and PSUs Scheduled to Vest within 60 days of September 23, 2022” column are deemed to be outstanding for purposes of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The percentages of beneficial ownership set forth below are calculated as of September 23, 2022 based on outstanding shares of 45,395,512.
(3)	Mr. Krehbiel was appointed to the Board effective June 6, 2022.

78     Adtalem Global Education Inc.

Additional Information

VOTING INSTRUCTIONS

You may vote shares of Common Stock that you owned as of September 23, 2022, which is the record date for the Annual Meeting. You may vote the following ways:

BY TELEPHONE In the United States or Canada, you can vote your shares by calling 1-800-690-6903	BY INTERNET You can vote your shares online at www.proxyvote.com	BY MAIL You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope	VIRTUALLY Attend the Annual Meeting online at www.virtualshareholdermeeting. com/ATGE2022.

For telephone and internet voting, you will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

Telephone and internet voting are available through 11:59 p.m. Eastern Time on Tuesday, November 8, 2022.

Attending the Annual Meeting

To join the Annual Meeting, login at www.virtualshareholdermeeting.com/ATGE2022. You will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials. The Annual Meeting will begin at 8:00 a.m. Eastern Standard Time on November 9, 2022. Online check-in will be available beginning at 7:45 a.m. Eastern Standard Time to allow for shareholders to log in and test the computer audio system. Please allow ample time for the online check-in process. A replay of the Annual Meeting will also be posted on our website at www.adtalem.com for at least thirty (30) days after the meeting concludes.

Voting at the Annual Meeting

The way you vote your shares prior to the Annual Meeting will not limit your right to change your vote at the Annual Meeting if you attend virtually and vote by ballot. If you hold shares in street name and you want to vote at the Annual Meeting, you must obtain a valid legal proxy from the record holder of your shares at the close of business on the record date indicating that you were a beneficial owner of shares, as well as the number of shares of which you were the beneficial owner, on the record date, and appointing you as the record holder’s proxy to vote these shares. You should contact your bank, broker or other intermediary for specific instructions on how to obtain a legal proxy.

Record Date

You may vote all shares of Common Stock that you owned as of the close of business on September 23, 2022, which is the record date for the Annual Meeting. On the record date, we had 45,395,512 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Submitting A Question at the Annual Meeting

You may submit a question before the meeting or during the meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/ATGE2022. If your question is properly submitted, we intend to respond to your question during the Annual Meeting. Questions on similar topics will be combined and answered together.

2022 Proxy Statement     79

Additional Information

Technical Difficulties During the Annual Meeting

If we experience technical difficulties during the Annual Meeting (e.g. a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later date (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/ ATGE2022.

If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual shareholder meeting website: www.virtualshareholdermeeting.com/ATGE2022.

Ownership of Shares

You may own shares of Common Stock in one or more of the following ways:

●	Directly in your name as the shareholder of record, including shares purchased through our Colleague Stock Purchase Plan or RSU awards issued to employees under our long-term incentive plans.
●	Indirectly through a broker, bank or other intermediary in “street name.”
●	Indirectly through the Adtalem Stock Fund of our Retirement Plan.

Your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent. If you hold your shares in street name, your broker, bank, or other intermediary is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted at the Annual Meeting if you:

●	Submit a written revocation to our General Counsel and Corporate Secretary,
●	Submit a later-dated proxy or voting instruction form,
●	Provide subsequent telephone or Internet voting instructions, or
●	Vote virtually at the Annual Meeting.

If you sign and return your proxy card or voting instruction form without any voting instructions with respect to a matter, your shares will be voted by the proxy committee appointed by the Board (and each of them, with full powers of substitution) in accordance with the Board’s recommendation. With respect to any other matters properly presented at the Annual Meeting, the proxy committee appointed by the Board (and each of them, with full powers of substitution) will vote in accordance with the Board’s recommendation, or if no recommendation is given, in their own discretion.

VOTING INFORMATION

Effect of Not Casting Your Vote

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions are not received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” matter on this year’s Annual Meeting agenda is Proposal No. 2 (Ratify selection of PwC as independent registered public accounting firm).

If you hold your shares in street name, and you wish to have your shares voted on all matters in this Proxy Statement, please complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any matters with the exception that your broker may vote in its discretion on Proposal No. 2. If you are a shareholder of record and you do not cast your vote, your shares will not be voted on any of the proposals at the Annual Meeting, which will have no effect on the outcome.

80     Adtalem Global Education Inc.

Additional Information

If you are the holder of record of your shares, if you return your proxy to us by any of these means outlined above under the heading “Voting Instructions” without choices for each proposal, the proxy committee appointed by the Board will vote your shares on the unmarked proposals in the same proportion as shares for which instructions have been received. Abstentions, directions to withhold authority and broker non-votes (where a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the Annual Meeting for purposes of a quorum.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the Annual Meeting, either virtually or by proxy. For the 2022 Annual Meeting, to elect directors and adopt the other proposals, the following votes are required under our governing documents and Delaware corporate law:

	PROPOSAL	VOTE REQUIRED	EFFECT OF ABSTENTION	EFFECT OF BROKER NON-VOTE*
1	Election of directors	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
2	Ratify selection of PwC as independent registered public accounting firm*	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
3	Advisory vote to approve the compensation of our named executive officers**	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome

*	A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under “Effect of Not Casting Your Vote” above, your broker may vote in its discretion only on Proposal No. 2, ratify selection of PwC as independent registered public accounting firm. Because brokers are entitled to vote on Proposal No. 2 without voting instructions from the beneficial owner, there will be no broker non-votes on this proposal.
**	Advisory/Non-binding. In accordance with Adtalem’s Restated Certificate of Incorporation, a majority of the shares represented at the Annual Meeting must be voted “FOR.” Notwithstanding the foregoing, Adtalem will take into account the weight of investor support for the compensation for its NEOs based on the percentage of shares that are present at the meeting or represented by proxy at the meeting and entitled to vote on the proposal that have voted “FOR” the proposal. In evaluating the weight of investor support for the compensation of Adtalem’s NEOs, abstentions will be counted as shares present at the meeting and will have the effect of a vote against the proposal. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the vote’s outcome.

PROXY SOLICITATION

Officers and other employees of Adtalem may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the Internet without additional compensation. None of these individuals will receive special compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Adtalem also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on your behalf. Adtalem will reimburse these intermediaries for reasonable out-of-pocket expenses. We have hired Innisfree M&A Incorporated to help us distribute and solicit proxies. Adtalem will pay Innisfree $20,000 plus expenses for these services. Adtalem will pay the cost of all proxy solicitation.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2023 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Exchange Act must be received by Adtalem no later than June 16, 2023, to be eligible for inclusion in the proxy statement and form of proxy for the meeting. Any such proposal also must meet the other requirements of the rules of the SEC relating to shareholder proposals. Also, under Adtalem’s By-Laws, other proposals and director nominations by shareholders that are not included in the proxy statement will be considered

2022 Proxy Statement     81

Additional Information

timely and may be eligible for presentation at that meeting only if they are received by Adtalem in the form of a written notice, directed to the attention of Adtalem’s General Counsel and Corporate Secretary, not later than August 11, 2023. The notice must contain the information required by the By-Laws.

AVAILABILITY OF FORM 10-K

A copy of Adtalem’s 2022 Annual Report on Form 10-K (including the financial statements and financial statement schedules), as filed with the SEC, may be obtained without charge upon written request to the attention of Adtalem’s General Counsel and Corporate Secretary at Adtalem Global Education Inc., 500 West Monroe Street, Suite 1300, Chicago, IL 60661. A copy of Adtalem’s Form 10-K and other periodic filings also may be obtained on Adtalem’s investor relations website at investors.adtalem.com/financials/sec-filing and from the SEC’s EDGAR database at www.sec.gov.

HOUSEHOLDING

Adtalem delivers only one Notice of Annual Meeting and Proxy Statement and the 2022 Annual Report to multiple shareholders sharing the same address unless it has received different instructions from one or more of them. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Adtalem will, upon written or oral request, promptly deliver a separate copy of the Notice of Annual Meeting and Proxy Statement and 2022 Annual Report to a shareholder at a shared address. If you would like to change your householding election, request that a single copy of this or future proxy materials be sent to your address, or request a separate copy of this or future proxy materials, you should submit this request by writing Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling 1-866-540-7095.

DELINQUENT SECTION 16(a) REPORTS

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year 2022 were complied with by each person who at any time during the 2022 fiscal year was a director or an executive officer or held more than 10% of our common stock except for the following: Due to the late receipt of a report, Mr. Logan inadvertently filed a Form 4 five days late on July 12, 2021 to report the withdrawal of the cash value of phantom shares held under the Company’s deferred compensation plan.

OTHER BUSINESS

The Board is aware of no other matter that will be presented for action at this Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the proxy committee will vote and act according to their best judgment.

By Order of the Board of Directors

Douglas G. Beck

Senior Vice President, General Counsel and Corporate Secretary

82     Adtalem Global Education Inc.

Appendix A – Summary of Special Items Excluded for Performance Assessment

The Compensation Committee has the discretion to adjust the financial inputs used in calculating the target award percentages for the MIP and long-term incentive plans. The Compensation Committee evaluates potential adjustments using the following framework:

1.	Align treatment with shareholders’ view of results;
2.	Encourage management to make the best long-term decisions for Adtalem’s stakeholders; and
3.	Remain generally consistent with past practice.

ROIC, which is used as a performance threshold for PSUs granted in fiscal years 2020, 2021 and 2022 and is expressed as a percentage, is calculated as Adjusted Net Income divided by the average of the beginning and ending balances of the summation of Long-term Debt and Shareholders’ Equity.

RECONCILIATION OF FISCAL YEAR 2022 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME AND EARNINGS PER SHARE

For fiscal year 2022, Adtalem’s calculation of Adjusted Net Income, which is a performance metric factoring in ROIC and Adjusted Earnings per Share, which is a performance metric factoring in the determination of MIP payouts, were adjusted from reported Net Income and Earnings per Share for the following special items:

●	Exclusion of deferred revenue adjustment related to a revenue purchase accounting adjustment to record Walden University’s deferred revenue at fair value;
●	Exclusion of CEO transition costs related to acceleration of stock-based compensation expense;
●	Exclusion of restructuring expense primarily related to plans to achieve synergies with the Walden University acquisition and real estate consolidations at Medical and Veterinary and Adtalem’s home office;
●	Exclusion of business acquisition and integration expense, which includes expenses related to the Walden University acquisition;
●	Exclusion of Walden University intangible amortization expense on acquired intangible assets;
●	Exclusion of pre-acquisition interest expense, write-off of debt discount and issuance costs, and gain on extinguishment of debt, which relates to financing arrangements in connection with the Walden University acquisition and prepayment of debt;
●	Exclusion of interest savings from debt prepayments; and
●	Exclusion of discontinued operations including the operations of Financial Services and costs related to DeVry University.

The following table reconciles these adjustments to the most directly comparable GAAP information:

	in thousands	per share
Net income, as reported	$317,705	$6.57
Exclusions:
Deferred revenue adjustment (pretax)	$8,561	$0.18
CEO transition costs (pretax)	$6,195	$0.13
Restructuring charges (pretax)	$25,628	$0.53
Business acquisition and integration expense (pretax)	$53,198	$1.09
Walden University intangible amortization expense (pretax)	$97,274	$1.99
Pre-acquisition interest expense, write-off of debt discount and issuance costs, and gain on extinguishment of debt (pretax)	$48,804	$1.00
Debt prepayment interest savings (pretax)	$(12,420)	$(0.25)
Income tax impact of above exclusions	$(48,489)	$(0.99)
Discontinued operations (after tax)	$(347,532)	$(7.18)

2022 Proxy Statement     A-1

Appendix A – Summary of Special Items Excluded for Performance Assessment

	in thousands	per share
Net income, as adjusted for determination of MIP payout	$148,924	$3.05
Inclusion of Financial Services	$33,070
Net income, as adjusted for determination of ROIC	$181,994
Long-term debt and shareholders’ equity:
Fiscal year 2022, as reported	$2,364,282
Fiscal year 2021, as reported	$2,392,070
Average for determination of ROIC	$2,378,176
ROIC	7.7%

RECONCILIATION OF FISCAL YEAR 2022 ADJUSTED REVENUE FOR PERFORMANCE ASSESSMENTS TO REPORTED REVENUE

For fiscal year 2022, Adtalem’s calculation of Adjusted Revenue, which is a performance metric factoring in the determination of MIP payouts, was adjusted from reported Revenue for the following special item:

●	Inclusion of deferred revenue adjustment related to a revenue purchase accounting adjustment to record Walden University’s deferred revenue at fair value

Revenue, as reported	$1,387,122
Include: Deferred revenue adjustment	8,561
Revenue, as adjusted	$1,395,683

FISCAL YEAR 2022 FCF PER SHARE FOR PERFORMANCE ASSESSMENTS

For fiscal year 2022, Adtalem’s calculation of Adjusted FCF was adjusted for the cash impact from special items (as discussed above).

(in thousands, except per share amounts)
Net cash provided by operating activities-continuing operations	$163,825
Capital expenditures	$(31,054)
FCF	$132,771
Cash impact from special items	$94,473
Cash impact from debt prepayment interest savings	$(3,607)
Inclusion of Financial Services	$29,792
FCF, as adjusted for determination of FCF	$253,429
Diluted shares	48,804
FCF per share	$5.19

RECONCILIATION OF FISCAL YEAR 2021 ADJUSTED NET INCOME AND EARNINGS PER SHARE FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME AND EARNINGS PER SHARE

For fiscal year 2021, Adtalem’s calculation of Adjusted Net Income, which is a performance metric factoring in ROIC and Adjusted Earnings per Share, which is a performance metric factoring in the determination of MIP payouts, were adjusted from reported Net Income and Earnings per Share for the following special items:

●	Exclusion of restructuring charges primarily related to Adtalem’s home office and ACAMS real estate consolidations, and a write-down of EduPristine’s assets;
●	Exclusion of business acquisition and integration expense, which includes expenses related to the Walden University acquisition;
●	Exclusion of pre-acquisition interest expense, which relates to financing arrangements in connection with the Walden University acquisition; and
●	Exclusion of discontinued operations including the operations of Adtalem Brazil, Carrington College, and DeVry University.
●	In addition, the amount of pre-acquisition debt was adjusted from the long-term debt and shareholders’ equity calculation.

A-2     Adtalem Global Education Inc.

Appendix A – Summary of Special Items Excluded for Performance Assessment

The following table reconciles these adjustments to the most directly comparable GAAP information:

	in thousands	per share
Net income, as reported	$76,909	$1.49
Exclusions:
Restructuring charges (pretax)	$9,804	$0.19
Business acquisition and integration expense (pretax)	$31,593	$0.61
Pre-acquisition interest expense (pretax)	$26,746	$0.52
Income tax impact of above exclusions	$(16,501)	$(0.32)
Discontinued operations (after tax)	$25,127	$0.49
Adjusted net income	$153,678	$2.98
Long-term debt and shareholders’ equity:
Fiscal year 2021, as reported	$2,392,070
Exclusion of pre-acquisition debt	$(800,000)
Fiscal year 2021, as adjusted	$1,592,070
Fiscal year 2020, as reported	$1,604,421
Average for determination of ROIC	$1,598,246
ROIC	9.6%

For the fiscal year 2021 ROIC award only, Adtalem’s calculation of long-term debt and shareholders’ equity was further adjusted for the following items:

●	Exclusion of the net income impact from special items (as discussed above); and
●	Exclusion of share repurchases.

The following table reconciles these adjustments to the most directly comparable GAAP information:

	in thousands	per share
Net income, as reported	$76,909	$1.49
Exclusions:
Restructuring charges (pretax)	$9,804	$0.19
Business acquisition and integration expense (pretax)	$31,593	$0.61
Pre-acquisition interest expense (pretax)	$26,746	$0.52
Income tax impact of above exclusions	$(16,501)	$(0.32)
Discontinued operations (after tax)	$25,127	$0.49
Adjusted net income	$153,678	$2.98
Long-term debt and shareholders’ equity:
Fiscal year 2021, as reported	$2,392,070
Exclusion of pre-acquisition debt	$(800,000)
Exclusion of special items	$76,769
Exclusion of share repurchases	$100,000
Fiscal year 2021, as adjusted	$1,768,839
Fiscal year 2020, as reported	$1,604,421
Average for determination of ROIC	$1,686,630
ROIC	9.1%

2022 Proxy Statement     A-3

Appendix A – Summary of Special Items Excluded for Performance Assessment

FISCAL YEAR 2021 FCF PER SHARE FOR PERFORMANCE ASSESSMENTS

For fiscal year 2021, Adtalem’s calculation of Adjusted FCF was adjusted for the cash impact from special items (as discussed above).

(in thousands, except per share amounts)
Net cash provided by operating activities-continuing operations	$223,158
Capital expenditures	$(48,664)
FCF	$174,494
Cash impact from special items	$17,803
FCF, as adjusted for determination of FCF	$192,297
Diluted shares	51,645
FCF per share	$3.72

RECONCILIATION OF FISCAL YEAR 2020 ADJUSTED NET INCOME AND EARNINGS PER SHARE FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME AND EARNINGS PER SHARE

For fiscal year 2020, Adtalem’s calculation of Adjusted Net Income, which is a performance metric factoring in ROIC and Adjusted Earnings per Share, which is a performance metric factoring in the determination of MIP payouts, were adjusted from reported Net Loss and Loss per Share for the following special items:

●	Exclusion of restructuring charges primarily related to the sale of Becker Professional Education’s courses for healthcare students, Adtalem’s home office and ACAMS real estate consolidations and workforce reductions across the organization, which were not primarily related to COVID-19;
●	Exclusion of a gain related to the sale of Adtalem’s Columbus, Ohio campus facility;
●	Exclusion of a gain on the deal-contingent foreign currency hedge arrangement entered into in connection with the sale of Adtalem Brazil to economically hedge the Brazilian Real denominated purchase price through mitigation of the currency exchange rate risk;
●	Exclusion of adjustments to the income tax charges related to implementation of the Tax Cuts and Jobs Act of 2017;
●	Exclusion of a net tax benefit for a former subsidiary investment loss;
●	Exclusion of discontinued operations including the operations of Adtalem Brazil, Carrington College, and DeVry University; and
●	Inclusion of the first three quarter of income for actual performance of Adtalem Brazil prior to its sale in April 2020 and three months of forecasted income of Adtalem Brazil to annualize Adtalem Brazil’s results (for ROIC payout only).

A-4     Adtalem Global Education Inc.

Appendix A – Summary of Special Items Excluded for Performance Assessment

The following table reconciles these adjustments to the most directly comparable GAAP information:

	in thousands	per share
Net loss, as reported	$(85,334)	$(1.58)
Exclusions:
Restructuring charges (pretax)	$28,628	$0.53
Gain from real estate sale (pretax)	$(4,779)	$(0.09)
Gain on derivative (pretax)	$(110,723)	$(2.05)
Tax Cuts and Jobs Act of 2017	$(2,230)	$(0.04)
Net tax benefit for a former subsidiary investment loss	$(25,668)	$(0.47)
Income tax impact of above exclusions	$(5,648)	$(0.10)
Discontinued operations (after tax)	$329,315	$6.09
Net income, as adjusted for determination of MIP payout	$123,541	$2.28
Inclusion of Adtalem Brazil	$26,341
Net income, as adjusted for determination of ROIC	$149,882
Long-term debt and shareholders’ equity:
Fiscal year 2022, as reported	$1,604,421
Fiscal year 2021, as reported	$1,798,530
Average for determination of ROIC	$1,701,476
ROIC	8.8%

FISCAL YEAR 2020 FCF PER SHARE FOR PERFORMANCE ASSESSMENTS

(in thousands, except per share amounts)
Net cash provided by operating activities-continuing operations	$149,565
Capital expenditures	$(44,137)
FCF	$105,428
Inclusion of Adtalem Brazil	$34,714
FCF, as adjusted for determination of FCF	$140,142
Diluted shares	$54,094
FCF per share	$2.59

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in this Proxy Statement: Adjusted Revenue, Adjusted Earnings Per Share, Free Cash Flow Per Share, and Adjusted Net Income.

2022 Proxy Statement     A-5

CORPORATE INFORMATION

Home Office

Adtalem Global Education Inc.

500 West Monroe Street, Suite 1300

Chicago, IL 60661

312-651-1400

www.adtalem.com

Transfer Agent and Registrar

Computershare Investor Services, L.L.C.

462 South 4th Street Suite 1600

Louisville, KY 40202

312-588-4189

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP

One North Wacker Drive

Chicago, Illinois 60606

Financial Information and Reports

Adtalem routinely issues press releases and quarterly and annual financial reports. To receive this information please write to us at: Adtalem Global Education Inc., Investor Relations, 500 West Monroe Street, Suite 1300, Chicago, IL 60661, call 312-588-4189 or visit the “Investor Relations” section of our website at www.adtalem. com. A copy of Adtalem Global Education Inc. 2022 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission will be furnished to stockholders without charge (except charges for providing exhibits) upon request to the Company. Analysts and investors seeking additional information about the Company can contact Investor Relations at 312-588-4189.

Investor Relations

Chandrika Nigam

Senior Director, Investor Relations

312-681-3209

Annual Meeting

The annual meeting of shareholders of Adtalem Global Education Inc. will be held entirely online on Wednesday, November 9, 2022 at 8:00 a.m. Eastern Standard Time at: www.virtualshareholdermeeting.com/ATGE2022.

Annual Mailing

Holders of common stock of record at the close of business on September 23, 2022 are entitled to vote at the meeting. A notice of meeting, proxy statement and proxy card and/or voting instructions were provided to shareholders with this Annual Report.

Common Stock

Adtalem’s stock is traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol ATGE.

Corporate Governance

To review the Company’s corporate governance guidelines, Board committee charters and code of conduct and ethics, please visit the “Organizational Governance” section on the “About Us” page of our website at www.adtalem.com.

ADTALEM GLOBAL EDUCATION INC.
500 WEST MONROE STREET, SUITE 1300
CHICAGO, IL 60661

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 8, 2022 for shares held directly and by 11:59 P.M. Eastern Time on November 4, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ATGE2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 8, 2022 for shares held directly and by 11:59 P.M. Eastern Time on November 4, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D90905-P80275	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ADTALEM GLOBAL EDUCATION INC.

The Board of Directors recommends that you vote FOR all of the nominees listed in Item 1.

1.	Election of Directors

Nominees:		For	Against	Abstain

1a.	Stephen W. Beard	☐	☐	☐

1b.	William W. Burke	☐	☐	☐

1c.	Charles DeShazer	☐	☐	☐

1d.	Mayur Gupta	☐	☐	☐

1e.	Donna J. Hrinak	☐	☐	☐

1f.	Georgette Kiser	☐	☐	☐

1g.	Liam Krehbiel	☐	☐	☐

1h.	Michael W. Malafronte	☐	☐	☐

1i.	Sharon L. O’Keefe	☐	☐	☐

		For	Against	Abstain

1j.	Kenneth J. Phelan	☐	☐	☐

1k.	Lisa W. Wardell	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:
2.	Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐
3.	Say-on-pay: Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please date and sign below exactly as your name(s) appear(s) hereon. Joint owners should all sign. When signing in a representative capacity (such as for an estate, trust, corporation or partnership), please indicate title or capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D90906-P80275
PROXY	PROXY

ADTALEM GLOBAL EDUCATION INC.
Annual Meeting of Shareholders
November 9, 2022, 8:00 AM Eastern Standard Time

Via live webcast at www.virtualshareholdermeeting.com/ATGE2022.
This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Douglas G. Beck and Robert J. Phelan as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of Adtalem Global Education Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, November 9, 2022, or any adjournment of the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/ATGE2022.

The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted as recommended by the Board of Directors.

The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE.

(Continued and to be signed on reverse side.)